[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 2.1

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is signed as of August 8, 2021 (the “Execution Date”), by and between REMEGEN CO., LTD., a joint stock company that is incorporated in the People’s Republic of China with limited liability and that is located at 58 Beijing Middle Road, Yantai Shandong, China (“RemeGen”) and SEAGEN INC., a Delaware corporation located at 21823 30th Drive SE, Bothell, WA 98021, USA (“Seagen”). RemeGen and Seagen are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A.    RemeGen is a commercial-ready biopharmaceutical company committed to the discovery, development and commercialization of innovative and differentiated biologics for the treatment of autoimmune, oncology and ophthalmic diseases with unmet medical needs in China and globally;

B.    Seagen is a global biotechnology company with expertise in researching, developing and commercializing targeted therapies to treat cancer, and owns or controls proprietary technology relating to antibody drug conjugates;

C.    Seagen wishes to obtain from RemeGen an exclusive license to research, develop and commercialize HER2 targeted ADC therapies in the Field in the Seagen Territory (each as defined below), and RemeGen is willing to grant such a license to Seagen, in accordance with the terms and conditions set forth herein; and

D.    RemeGen wishes to obtain from Seagen a license under certain of Seagen’s proprietary antibody drug conjugate technology to clinically develop and commercialize one or more targeted therapies in the Field in the RemeGen Territory (as defined below), and Seagen is willing to grant such a license to RemeGen, in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein below, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by both Parties, the Parties agree as follows:

ARTICLE 1

DEFINITIONS & INTERPRETATION

Whenever used in this Agreement with an initial capital letter, the terms defined in this Article 1 and elsewhere in this Agreement, whether used in the singular or plural, shall have the meanings specified.

1.1    “Acquiring Entity” means, collectively, the Third Party referenced in the definition of Acquisition and such Third Party’s Affiliates, other than the applicable Party in the definition of Acquisition and such Party’s Affiliates, determined immediately prior to the closing of such Acquisition.

1.2    “Acquisition” shall mean: (a) a merger, consolidation or similar transaction involving a Party, in which the shareholders of such Party immediately prior to such merger cease to control (as defined in Section 1.7) such Party after such merger; (b) through one or a series of transactions, a sale of all or substantially all of the business or assets of a Party to an acquiring entity; or (c) through one or a series of transactions, a sale of a controlling (as defined in Section 1.7) interest of a Party to an acquiring entity.

1.3    “Accelerated Approval” means United States Regulatory Approval obtained pursuant to the FDA’s Accelerated Approval Program as set forth in 21 C.F.R. § 601 Subpart E or 21 C.F.R. § 601 Subpart H (as applicable) or any successor program.

1.4    “Accounting Standards” means: (a) for Seagen, United States generally accepted accounting principles (“GAAP”), consistently applied in maintaining internal books and records; and (b) for RemeGen, international financial reporting standards (“IFRS”) consistently applied in maintaining internal books and records.

1.5    “Act” means the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq. and the United States Public Health Service (PHS) Act, 42 U.S.C. §§ 201 et seq., and any successor legislation thereto.

1.6    “Active Ingredient” means [ * ].

1.7    “Affiliate” means, with respect to a Person, any other Person controlling, controlled by or under common control with such Person, for so long as such control exists. For purposes of Section 1.2 and this Section 1.7 only, “control” means: (a) direct or indirect ownership of more than fifty percent (50%) (or the maximum ownership interest permitted by Applicable Law giving control) of the stock or shares having the right to vote for the election of directors of such corporate entity; or (b) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

1.8    “Alternative Antibody” means [ * ]. For clarity, in the case of [ * ] only [ * ].

1.9    “Antibody Drug Conjugate” or “ADC” means an antibody drug conjugate comprising an antibody (or fragment thereof) that is Directed To a Target and is conjugated to [ * ].

1.10    “Antitrust Clearance Date” means the earliest date on which the Parties have actual knowledge that all relevant clearances or non-actions under any Antitrust Laws have been granted or all applicable waiting periods under any Antitrust Laws with respect to the consummation of the transactions contemplated hereunder, including the HSR Act, have expired or have been terminated.

1.11    “Antitrust Filings” has the meaning set forth in Section 14.1(a).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.12    “Antitrust Laws” means any antitrust, competition or other similar Applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act and similar Applicable Laws of any jurisdiction.

1.13    “Applicable Laws” means collectively all laws, regulations, ordinances, decrees, judicial and administrative orders (and any license, franchise, permit or similar right granted under any of the foregoing) and any other requirements of any applicable Governmental Authority that govern or otherwise apply to a Party’s activities in connection with this Agreement.

1.14    “[ * ]” means [ * ].

1.15    “Biosimilar Product” means, with respect to a particular Royalty Product and country, any biopharmaceutical product that: (a) has received all necessary approvals by the applicable Regulatory Authority in such country to market and sell such product as a biopharmaceutical product; (b) is marketed or sold by a Third Party (other than under a license or authorization by a Party, its Affiliate or sublicensee); and (c) is approved as: (i) a “biosimilar” (in the USA) of such Royalty Product; (ii) a “similar biological medicinal product” (in the EU) with respect to which such Royalty Product is the “reference medicinal product”; or (iii) if not in the USA or EU, the foreign equivalent of a “biosimilar” or “similar biological medicinal product” of such Royalty Product; in each case, for use in such country pursuant to a regulatory approval process governing approval of generic biologics based on the then-current standards for regulatory approval in such country (e.g., the Biologics Price Competition and Innovation Act of 2009 or an equivalent under non-USA law).

1.16    “BLA” means: (a) a Biologics License Application as defined in the Act and the regulations promulgated thereunder; (b) an MAA in the EU; (c) any equivalent or comparable application, registration or certification in any other country or region; or (d) all amendments and supplements to the applications, registrations or certifications stated in (a) - (c).

1.17    “Business Day” means a day other than any Saturday, Sunday or other day on which banking institutions in Seattle, Washington, USA or Yantai, PRC are authorized or required by Applicable Laws to remain closed.

1.18    “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the last day of the first complete three- (3) month period thereafter, and the last Calendar Quarter shall end on the last day of the Term.

1.19    “Calendar Year” means a period of twelve (12) consecutive calendar months ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and the last Calendar Year of the Term shall end on the last day of the Term.

1.20    “Clinical Trial” means any human clinical trial of a Royalty Product in the Field.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.21    “Collaborative Global Trial” means a Global Trial on which the Parties have elected to collaborate with respect to the RC48 Licensed Product or, subject to RemeGen exercising its Opt-In Right, New Licensed Product.

1.22    “Combination Product” means: (a) a product that contains a Royalty Product and one (1) or more Active Ingredients for which no royalty would be due hereunder if such ingredients were sold separately (each, an “Additional Active”); or (b) a Royalty Product that is co-packaged or combined with one (1) or more Additional Actives and sold for a single price.

1.23    “Commercialization” or “Commercialize” means all activities directed to marketing, promoting, advertising, exhibiting, distributing, detailing, selling (and offering for sale or contracting to sell) or otherwise commercially exploiting (including pricing and reimbursement activities) a pharmaceutical product (including importing and exporting activities in connection therewith). For the purpose of this Agreement, Commercialization includes all activities of medical affairs personnel, including medical science liaisons. For clarity, Commercialization excludes any Development or manufacturing activities.

1.24    “Commercially Reasonable Efforts” means, with respect to a Party’s obligations or activities under this Agreement, the carrying out of such obligations or activities with a level of effort and resources consistent with those normally devoted by a similarly situated biopharmaceutical company for a biopharmaceutical product owned by it or to which it has rights and that is of similar market potential and at a similar stage of its development or product life, taking into account all relevant factors, including but not limited to, present and future market and commercial potential, including the competitiveness of the marketplace, the proprietary position, regulatory status, safety and efficacy of such product, and other relevant factors, but not taking into account: [ * ]. With respect to [ * ], Commercially Reasonable Efforts shall [ * ]. [ * ] such efforts [ * ].

1.25    “Commercialization Milestone Event” means any commercialization milestone event described in any of the tables in Section 8.3.

1.26    “Commercialization Milestone Payment” means any commercialization milestone payment described in any of the tables in Section 8.3.

1.27    “Competing Product” means, with respect to RemeGen, a RemeGen Competing Product, and with respect to Seagen, a Seagen Competing Product.

1.28    “Confidential Information” of a Party (a “Disclosing Party”) means, subject to Section 9.2, all Know-How or other proprietary or confidential scientific, marketing, financial or commercial information and materials, including information or materials of Third Parties, that is disclosed by a Disclosing Party or any of its Affiliates or sublicensees to the other Party (a “Receiving Party”) or its Affiliates pursuant to this Agreement, whether made available orally, in writing, or in electronic form, including: (a) such Know-How comprising or relating to concepts, discoveries, Inventions, data, designs or formulae arising from this Agreement; and (b) any unpublished patent applications disclosed hereunder. Notwithstanding the foregoing: (x) all Inventions shall be deemed the Confidential Information of the owning Party as set forth in Section 13.1(a) and the owning Party shall be deemed the Disclosing Party with respect thereto; and (y) the existence and terms of this Agreement shall be deemed Confidential Information of both of the Parties and each Party shall be deemed the Disclosing Party with respect thereto.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.29    “Control” or “Controlled” means, subject to Section 2.10(b), with respect to any material, Know-How or intellectual property right (including Patent Rights), that a Party or its Affiliates has the legal right or authority (whether by ownership, license or otherwise other than pursuant to this Agreement) to grant to the other Party access, a license or a sublicense (as applicable) to the same on the terms and conditions set forth in this Agreement without violating any obligations of the granting Party or its Affiliate to a Third Party. Notwithstanding the foregoing, a Party will not be deemed to “Control” any material, Know-How or intellectual property right (including Patent Rights) that, immediately prior to the consummation of an Acquisition making a Third Party an Acquiring Entity, is owned or in-licensed by such Third Party that becomes an Affiliate of such acquired Party after the Effective Date as a result of such Acquisition or that any Acquiring Entity subsequently develops without accessing or practicing any Inventions or intellectual property rights that are licensed under this Agreement, except to the extent such materials, Know-How or intellectual property rights (including Patent Rights): (a) are actually used by such acquired Party or Third Party’s performance of activities under this Agreement; or (b) were otherwise licensed or sublicensed (as applicable) by such Third Party to such acquired Party, or any Persons that were Affiliates of such Party, prior to such Acquisition (such excluded Know How, Patent Rights or other intellectual property rights, “Acquiring Entity Intellectual Property”).

1.30    “Core Data Sheet” means, for a given pharmaceutical product, an internal document that is owned by the marketing authorization holder of such product and that presents such marketing authorization holder’s position on the safety profile of such product.

1.31    “Cover” means, with respect to any Patent Rights in a particular country, that the manufacture, use, offer for sale, sale or importation of a product, or practice of a method, would infringe (or, in the case of a claim in a pending patent application, would infringe if such claim issues) a claim of such Patent Right in the country in which such activity occurs (absent a license or ownership thereof). Cognates of the word “Cover” shall have correlative meanings.

1.32    “[ * ]” means [ * ].

1.33    “Derivative” means [ * ].

1.34    “Develop” or “Development” or “Developing” means, with respect to a pharmaceutical product, all development activities that are directed to obtaining Regulatory Approval(s) of such product, including: (a) all research, non-clinical, preclinical and clinical activities, testing and studies of such product; toxicology, pharmacokinetic, pharmacodynamic, drug-drug interaction, safety, tolerability and pharmacological studies of such product; (b) distribution of such product for use in Clinical Trials (including placebos and comparators); (c) statistical analyses; (d) the preparation, filing and prosecution of any application for Regulatory Approval for such product; (e) all development activities directed to label expansion (including prescribing information) or obtaining Regulatory Approval for one or more additional indications following initial Regulatory Approval; (f) all development activities conducted after receipt of Regulatory Approval that are required or requested in writing by a Regulatory Authority as a

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

condition of, or in connection with, obtaining or maintaining Regulatory Approval; (g) any pharmacoeconomic studies relating to the indication for which the applicable product is being developed; (h) any investigator- or institution-sponsored studies; and (i) all regulatory activities related to any of the foregoing; except that Development excludes any Commercialization or manufacturing activities. For clarity, the phrase “clinically Develop” is intended to exclude all research, non-clinical and preclinical activities contemplated by the forgoing unless expressly permitted by [ * ] or otherwise agreed in writing by the Parties.

1.35    “Development Milestone Event” means any development milestone event described in any of the tables in Exhibit 8.2(a), Exhibit 8.2(b), Exhibit 8.2(c) or Exhibit 8.2(d).

1.36    “Development Milestone Payment” means any development milestone payment described in any of the tables in Exhibit 8.2(a), Exhibit 8.2(b), Exhibit 8.2(c) or Exhibit 8.2(d).

1.37    “Directed To” means, with respect to an antibody, [ * ].

1.38    “Disitamab” means the monoclonal antibody Directed To HER2 that is Controlled by RemeGen as of the Effective Date with the sequence identified on Exhibit 1.38.

1.39    “Distributor” means any Third Party that purchases Royalty Product (in the case of Seagen) or RC48 Licensed Product or Opt-In Product (in the case of RemeGen) from the applicable Party, its Affiliates or sublicensees for resale in such Party’s Territory and such Third Party takes title to such product; provided, however, that such Third Party does not pay royalties or commissions to such Party or any of its Affiliates or sublicensees with respect to its resale of such product. For clarity, a “Distributor” shall not be considered a sublicensee for purposes of this Agreement even if licenses are granted to such Distributor for purposes of conducting its activities.

1.40    “Divestiture” means: (a) the divestiture of a Competing Product through: (i) an outright sale or assignment of all material rights in such Competing Product in all uses and indications to a Third Party; or (ii) an exclusive out-license of all research, development, manufacturing and commercialization rights with respect to such Competing Product in all uses and indications, with no further material role, influence or authority by the licensing Party or its Affiliates, directly or indirectly, with respect to such Competing Product in any use or indication; or (b) the complete cessation of all research, development, manufacturing and commercialization activities with respect to such Competing Product in all uses and indications. For clarity, the right of a Party to receive royalties, milestones or other payments in connection with an acquirer, assignee or licensee’s research, development, manufacturing or commercialization of a Competing Product pursuant to sub-section (a) above, shall be permitted for any such Divestiture. When used as a verb, “Divest” and “Divested” means to cause a Divestiture.

1.41    “Effective Date” means the Antitrust Clearance Date.

1.42    “EU5” means France, Germany, Italy, Spain, and the United Kingdom (whether or not such countries are EU member states).

1.43    “European Union” or “EU” means the European Union as it exists as of the Effective Date, and any countries or territories that subsequently join the European Union. For

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

clarity, any countries or territories that exit the European Union after the Effective Date shall remain part of the European Union for purposes of this Agreement. As of the Effective Date, the European Union includes the following countries: Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain and Sweden.

1.44    “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.45    “Field” means all uses for the diagnosis, treatment, palliation or prevention of all indications, diseases and disorders in animals and humans.

1.46    “First Commercial Sale” means, with respect to any Royalty Product (in the case of Seagen) or the RC48 Licensed Product or any Opt-In Product (in the case of RemeGen) in any country or jurisdiction in the Commercializing Party’s Territory, the first sale of such product by or on behalf of such Commercializing Party, its Affiliates, or sublicensees to a Third Party for distribution, use or consumption in such country or jurisdiction after all Regulatory Approvals (including Pricing Approval if required to sell such product in such country or jurisdiction), have been obtained for such product in such country or jurisdiction, excluding any sale or transfer for use in a Clinical Trial.

1.47    “Fragment” means [ * ].

1.48    “FTE” means the equivalent of the work of one (1) individual employee full-time for one (1) full calendar year consisting of a total of [ * ] hours per full calendar year. Any individual who devotes less than [ * ] hours per full calendar year shall be treated as an FTE on a pro-rata basis upon the actual number of hours worked divided by [ * ].

1.49    “FTE Cost” means the cost of an FTE based on the FTE Rate applicable to such FTE.

1.50    “FTE Rate” means an annual rate per FTE of [ * ] USD per year, which may be prorated on a daily or hourly basis as necessary and as may be adjusted from time to time by mutual agreement of the Parties. The annual FTE Rate is [ * ].

1.51    “GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable: (a) as set forth in the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) (the “ICH Guidelines”) and any other guidelines for good clinical practice for trials on medicinal products; (b) USA Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time; and (c) any equivalent Applicable Laws in any other country, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.52    “Global Trial” means a Clinical Trial for a Royalty Product that [ * ].

1.53    “GLP” means all applicable Good Laboratory Practice standards, including, as applicable, as set forth in the then-current good laboratory practice standards promulgated or endorsed by the FDA, as defined in 21 C.F.R. Part 58, and any equivalent Applicable Laws in any other country, each as may be amended and applicable from time to time.

1.54    “GMP” means all applicable Good Manufacturing Practices, including, as applicable: (a) the principles detailed in the U.S. Current Good Manufacturing Practices, including pursuant to 21 C.F.R. Parts 4, 210, and 211; (b) European Directive 2003/94/EC and Eudralex 4; (c) the principles detailed in the International Conference on Harmonization’s quality guidelines; and (d) the Applicable Laws in any other country or jurisdiction corresponding to (a) through (c) above, each as may be amended and applicable from time to time.

1.55    “Governmental Authority” means any federal, state, national, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.56    “HER2” means the Target that is the protein known as human epidermal growth factor receptor 2.

1.57    “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

1.58    “Immunogenic Drug Conjugate” or “IDC” means any ADC that [ * ].

1.59    “IND” means an investigational new drug application, clinical trial authorization or similar application or submission (including any supplements of any of the foregoing) for approval to conduct human clinical investigations filed with a Regulatory Authority in any country or jurisdiction prior to beginning Clinical Trials in that country or jurisdiction.

1.60    “Indication” means each disease, disorder, medical condition or patient population that [ * ] or that is [ * ]. For clarity, [ * ].

1.61    “Initiation” means, with respect to a Clinical Trial, the first dosing of the first patient or subject in such Clinical Trial.

1.62    “Insolvency Event” means if either Party: (a) is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within [ * ] of its filing; (b) institutes or has instituted against it a petition for bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such Party or its assets, or is adjudicated bankrupt; or (c) executes an assignment of substantially all of its assets for the benefit of creditors.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.63    “Invention” means any Know-How or other invention, whether patentable or not, that: (a) is generated, developed, conceived or first reduced to practice (whether constructively or actually made) (“Made”) by or on behalf of either Party or jointly by or on behalf of the Parties under the Agreement; and (b) [ * ].

1.64    “Joint Invention” means any Invention that is Made by both (a) employees, agents or independent contractors of Seagen, its Affiliates or sublicensees (or a Third Party acting on their behalf) under this Agreement, and (b) employees, agents or independent contractors of RemeGen, its Affiliates or sublicensees (or a Third Party acting on their behalf) in the course of performing activities under this Agreement. Joint Invention [ * ].

1.65    “Know-How” means all proprietary or confidential technical information, data, inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, methods, protocols, expertise and other technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them, and all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data relevant to any of the foregoing. For clarity, Know-How excludes Patent Rights and physical substances.

1.66    “Licensed Product Patents” means the RemeGen RC48-Specific Patents, RemeGen New Product-Specific Patents, Joint Patent Rights, Seagen Enabling Patents and Seagen New Product-Specific Patents, but excluding any Seagen Linker Patents.

1.67    “Limited Use” means, for data that is generated from a Clinical Trial that is sponsored by a Party for a Royalty Product (in the case of Seagen) or the RC48 Licensed Product or Opt-In Product (in the case of RemeGen), that the non-sponsoring Party has the limited right to use such clinical data in [ * ].

1.68    “MAA” means an application for the authorization or approval to market biologic product(s) in any country or group of countries outside the United States, as defined by Applicable Law and filed with the Regulatory Authority of a given country or group of countries.

1.69    “Major Markets” means: (a) for the RC48 Licensed Product in the Seagen Territory: [ * ]; (b) for the RC48 Licensed Product and Opt-In Products in the RemeGen Territory: [ * ]; and (c) for New Licensed Products (for which RemeGen has not exercised an Opt-In Right) in the Seagen Territory: [ * ].

1.70    “Material Safety Issue” means a material risk for harm or adverse events in humans with respect to the use of the RC48 Licensed Product or an Opt-In Product, as applicable, that the applicable Party reasonably believes in good faith warrants either (i) the cessation or suspension of a Clinical Trial of such product, or (ii) the cessation or suspension of the continued Development or Commercialization of such product, in each case based upon (a) [ * ] or (b) the observation of adverse events in humans after such product has been administered to or taken by humans; provided that such Party has provided reasonable evidence to the other Party documenting such material safety concern.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.71    “[ * ]” means [ * ].

1.72    “[ * ]” means [ * ].

1.73    “Multi-Specific” means[ * ].

1.74    “Net Sales” means, with respect to Royalty Products (in the case of Seagen) or the RC48 Licensed Product or Opt-In Products (in the case of RemeGen) sold to Third Parties (including to Distributors), the gross amount invoiced or received by a Party, its Affiliates or sublicensees (“Selling Party”) for sales of such Royalty Product to Third Parties in the applicable Territory, less the following deductions, in each case to the extent actually allowed, taken or allocated with respect to such Royalty Product:

(a)    trade, cash and quantity discounts;

(b)    charge-back payments and rebates granted to [ * ] or reimbursers, adjustments arising from consumer discount programs or [ * ];

(c)    credit or refunds for retroactive price reductions, or credits or allowances granted upon rejections or returns of Royalty Products, including for recalls or damaged goods;

(d)    freight, postage, shipping and insurance charges and [ * ];

(e)    sales taxes, value-added taxes, excise taxes, use taxes, import/export duties or other [ * ];

(f)    amounts paid [ * ];

(g)    amounts [ * ]; provided, however, that such [ * ]; and

(h)    any [ * ] deductions from gross sales [ * ], to the extent [ * ].

Each of the foregoing deductions shall be determined as incurred in the ordinary course of business in type and amount consistent with good industry practice and in accordance with the Selling Party’s applicable Accounting Standards on a basis consistent with such Selling Party’s audited, consolidated financial statements and consistently applied. Even if there is overlap between any of the deductions in subsections (a)-(g) above, each individual item shall only be deducted once in the overall Net Sales calculation. It is understood that any accruals of amounts reflected in Net Sales shall be periodically (but at least once a Calendar Quarter) trued-up by the Selling Party consistent with their customary practices and in accordance with the applicable Selling Party’s Accounting Standards (to the extent reasonably practicable when determining amounts at a product level), and Net Sales shall be adjusted to reflect such trued-up amounts. If a Selling Party sells a Royalty Product to a Third Party at a discount in “bundles” with other products or services (i.e., sold together in a single sales transaction with other products or services for which separate prices are charged in such transaction), or, if the amount invoiced for the applicable

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Royalty Product represents a discount greater than the average discount for all products and services in the applicable “bundle,” then Net Sales for such “bundled” Royalty Product shall be determined [ * ]. In the case of any other sale or other disposal for consideration, such as barter or counter-trade, of any Royalty Product other than in an arms-length transaction exclusively for money, Net Sales shall be calculated [ * ]. Transfers of Royalty Product between or among a Party and its Affiliates or sublicensees for subsequent resale shall not be included in Net Sales, but the subsequent end sale shall be included in Net Sales. Net Sales shall not include transfers or dispositions for which the Selling Party does not receive payment, including charitable, promotional, pre-clinical, clinical, regulatory or governmental purposes. In addition, Net Sales shall not include transfer (free of charge) of Royalty Product in connection with research or Clinical Trials.

If a Royalty Product is sold as a Combination Product, Net Sales of the Royalty Product will be calculated by multiplying the total Net Sales of the Combination Product by the fraction A/(A+B), where A is the average per unit price in the applicable country of the Royalty Product without the Additional Actives sold separately [ * ], and B is the sum of the average per unit price in the applicable country of all Additional Actives [ * ] in the Combination Product, as applicable, in each case sold separately during the applicable Calendar Quarter. If, in a particular country: (A) the Royalty Product without the Additional Actives is not sold separately [ * ] during the applicable Calendar Quarter, or (B) the Additional Actives [ * ] as in the Combination Product are not sold separately during the applicable Calendar Quarter, the adjustment to Net Sales shall be determined [ * ]. For clarity, Net Sales of Royalty Products sold as Combination Products and calculated as set forth above will be aggregated with Net Sales from other Royalty Products in determining Commercialization Milestone Events and royalty payment tiers under Article 8.

1.75    “New Licensed Product” means any (a) (i) ADC (including any IDC) wherein [ * ], or (ii) ADC (including any IDC) wherein [ * ]; and (b) in each case (i)-(ii) above, [ * ], all of which shall be considered the same New Licensed Product for purposes of this Agreement. For clarity, each New Licensed Product [ * ].

1.76    “[ * ]” means [ * ].

1.77    “[ * ]” means [ * ].

1.78    “Ongoing RT Trials” means the RemeGen Territory-specific Trials that are active as of the Effective Date. The Ongoing RT Trials are identified on Exhibit 1.78.

1.79    “Opt-In Costs” means, for a given Opt-In Product for which RemeGen has exercised its Opt-In Right, the [ * ].

1.80    “Opt-In Product” means each New Licensed Product for which (i) Seagen has provided a Data Package to RemeGen pursuant to Section 2.11(b), and (ii) RemeGen has exercised its corresponding Opt-In Right in accordance with Section 2.11(b)2.11(a).

1.81    “Out-of-Pocket Costs” means all external costs and expenses [ * ], including all [ * ]. With respect to any Clinical Trial, Out-of-Pocket Costs includes [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.82    “Other Arm” means[ * ].

1.83    “Patent Prosecution” means activities directed to: (a) preparing, filing and prosecuting applications (of all types) for any Patent Rights; (b) managing any interference, opposition, re-issue, reexamination, supplemental examination, invalidation proceedings (including inter partes or post-grant review proceedings), revocation, nullification or cancellation proceeding relating to the foregoing; (c) deciding whether to abandon or maintain Patent Rights; and (d) settling any interference, opposition, reexamination, invalidation, revocation, nullification or cancellation proceeding, but excluding the defense of challenges to such Patent Right as a counterclaim in an infringement proceeding with respect to the particular Patent Right.

1.84    “Patent Rights” means the rights and interests in and to issued patents and pending patent applications (which, for purposes of this Agreement, include certificates of invention, supplementary protection certificates and applications therefor, applications for certificates of invention and priority rights) in any country or jurisdiction, including all international applications, provisional applications, substitutions, continuations, continuations-in-part, continued prosecution applications, including requests for continued examination, divisional applications and renewals, and all letters, patents or certificates of invention granted thereon, and all reissues, reexaminations, term extensions, term adjustments, term restorations, renewals, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any of the foregoing, in each case, in any country or jurisdiction.

1.85    “Person” means any individual, corporation, company, partnership, association, joint-stock company, trust, unincorporated organization or governmental or political subdivision thereof.

1.86    “Phase I Clinical Trial” means, with respect to any Royalty Product, a Clinical Trial of such Royalty Product, as further defined in 21 C.F.R. 312.21(a) or the corresponding regulation in jurisdictions other than the United States.

1.87    “Phase I/II Clinical Trial” means, with respect to any Royalty Product, a Clinical Trial that provides for the first introduction of such Royalty Product into patients in a target patient population with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of such Royalty Product, in a manner that is consistent with U.S. 21 C.F.R. 312.21(a) or corresponding foreign regulations, and that is also prospectively designed to generate sufficient data (if successful) to support the commencement of a Phase III Clinical Trial for, or to file for accelerated approval of, such Royalty Product.

1.88    “Phase II Clinical Trial” means, with respect to any Royalty Product, a Clinical Trial that is intended to explore the feasibility, safety, dose ranging or efficacy of such Royalty Product that is prospectively designed to generate sufficient data (if successful) to commence a Phase III Clinical Trial (or foreign equivalent) of such Royalty Product, as further defined in 21 C.F.R. 312.21(b) or the corresponding regulation in jurisdictions other than the United States.

1.89    “Phase III Clinical Trial” means, with respect to any Royalty Product, a Clinical Trial performed to gain evidence with statistical significance of the efficacy of such product in a target population and to obtain expanded evidence of safety for such Royalty Product that is needed

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

to evaluate the overall benefit-risk relationship of such product, to form the basis for approval of a BLA by a Regulatory Authority and to provide an adequate basis for physician labeling, as described in 21 C.F.R. 312.21(c), as amended from time to time, or the corresponding regulation in jurisdictions other than the United States.

1.90    “Pivotal Study” means a Clinical Trial that is intended to: (a) obtain sufficient efficacy and safety data in patients with the disease being studied to support Regulatory Approval of the applicable product, and define contraindications, warnings, precautions and adverse reactions that are associated with the product in the dosage range to be prescribed, or (b) otherwise support Regulatory Approval for such product without being required by a Regulatory Authority to conduct additional Clinical Trials. For clarity, a Pivotal Study may be a Phase II Clinical Trial, a Phase I/II Clinical Trial, or a Phase III Clinical Trial. In the case of an adaptive design, a Clinical Trial will become a Pivotal Study upon the initiation of the contemplated expansion cohort intended to support Regulatory Approval.

1.91    “PRC” means the People’s Republic of China, which includes mainland China, the Hong Kong Special Administrative Region (SAR) (“Hong Kong”), the Macau Special Administrative Region (SAR) (“Macau”) and Taiwan.

1.92    “Pricing Approval” means, with respect to any country or jurisdiction in which one or more Governmental Authorities determine or approve the pricing at which a Royalty Product will be charged to, or reimbursed by, public or private payors, the approval, agreement, determination or decision by such applicable Governmental Authority(ies) establishing the pricing and reimbursement status for such Royalty Product for any such payor or group of payors.

1.93    “RC48 Fixed Dose Combination Product” means: (a) [ * ]; and (b) [ * ].

1.94    “RC48 Licensed Product” means: (a) [ * ]; and (b) [ * ]. RC48 Licensed Product shall also include [ * ]. For clarity, RC48 Licensed Product [ * ].

1.95    “Regulatory Approval” means, for a particular country or jurisdiction, all approvals from the relevant Regulatory Authority necessary to initiate marketing and selling a pharmaceutical product in such country or jurisdiction. For clarity, Regulatory Approval includes Pricing Approval: [ * ].

1.96    “Regulatory Authority” means any applicable Governmental Authority with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing or sale of a pharmaceutical product (including any Product), which may include the authority to grant the required reimbursement and pricing approvals for such sale.

1.97    “Regulatory Submissions” means any filing, application or submission with any Regulatory Authority, including applications for Regulatory Approvals (such as BLAs and any supplement or amendment thereto) and any Pricing Approvals, as applicable, and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority, in each case, with respect to any Royalty Product.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.98    “RemeGen Competing Product” means [ * ]. For clarity, RemeGen Competing Product [ * ].

1.99    “RemeGen Invention” means any Invention that is: (a) [ * ] and (b) Made solely by employees, agents, or independent contractors RemeGen, its Affiliates or sublicensees (or a Third Party acting on their behalf) in the course of performing activities under this Agreement.

1.100    “RemeGen Invention Patent Rights” means any Patent Rights that claim or cover a RemeGen Invention.

1.101    “RemeGen New Product-Specific Know-How” means all Know-How Controlled by RemeGen, or any of its Affiliates, as of the Effective Date or during the Term, and necessary or reasonably useful to manufacture and have manufactured, use, import, export, offer for sale, sell or otherwise Develop or Commercialize Disitamab or any Derivative or Fragment. The RemeGen New Product-Specific Know-How: [ * ].

1.102    “RemeGen New Product-Specific Patents” means all Patent Rights Controlled by RemeGen, or any of its Affiliates, as of the Effective Date or during the Term, that Cover the composition of matter, method of use, method of manufacture, formulation, dosage or dosage form of Disitamab or any Derivative or Fragment. The RemeGen New Product-Specific Patents: [ * ].

1.103    “RemeGen New Product Technology” means, collectively, the RemeGen New Product-Specific Patents and RemeGen New Product-Specific Know How.

1.104    “RemeGen RC48-Specific Know-How” means all Know-How Controlled by RemeGen, or any of its Affiliates, as of the Effective Date or during the Term and necessary or reasonably useful to manufacture and have manufactured, use, import, export, offer for sale, sell or otherwise Develop or Commercialize the RC48 Licensed Product [ * ]. The RemeGen RC48-Specific Know-How [ * ].

1.105    “RemeGen RC48-Specific Patents” means all Patent Rights Controlled by RemeGen or any of its Affiliates, as of the Effective Date or during the Term, that Cover the composition of matter, method of use, method of manufacture, formulation, dosage or dosage form of the RC48 Licensed Product The RemeGen RC48-Specific Patents existing as of the Effective Date are identified on Exhibit 1.105 which is attached to this Agreement and incorporated by reference herein. The RemeGen RC48-Specific Patents [ * ].

1.106    “RemeGen RC48 Technology” means, collectively, the RemeGen RC48-Specific Patents and RemeGen RC48-Specific Know-How.

1.107    “RemeGen Territory” means the countries listed on Exhibit 1.107.

1.108    “RemeGen Territory-Specific Trial” means a Clinical Trial with respect to the RC48 Licensed Product or, subject to RemeGen exercising its Opt-In Right, Opt-In Product, conducted [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.109    “Royalty Product” means the RC48 Licensed Product or any New Licensed Product, as applicable.

1.110    “Seagen Competing Product” means [ * ].

1.111    “Seagen Enabling Know-How” means all Know-How Controlled by Seagen, or its Affiliates, as of the Effective Date or during the Term, and necessary or reasonably useful to manufacture and have manufactured, use, import, export, offer for sale, sell or otherwise clinically Develop or Commercialize the RC48 Licensed Product, including any such Know-How that is Seagen Linker Technology, [ * ]. The Seagen Enabling Know-How [ * ].

1.112    “Seagen Enabling Patents” means all Patent Rights Controlled by Seagen, or its Affiliates, as of the Effective Date or during the Term, and that Cover the composition of matter, method of use, method of manufacture, formulation, dosage or dosage form of the RC48 Licensed Product, including any such Patent Rights Covering any Seagen Linker Technology, [ * ]. The Seagen Enabling Patents existing as of the Effective Date are identified on Exhibit 1.112, which is attached to this Agreement and incorporated by reference herein. The Seagen Enabling Patents: [ * ].

1.113    “Seagen Enabling Technology” means, collectively, the Seagen Enabling Know-How and Seagen Enabling Patent Rights.

1.114    “Seagen Invention” means: (a) any Invention Made solely by employees, agents, or independent contractors of Seagen, its Affiliates or sublicensees (or a Third Party acting on their behalf) in the course of performing activities under this Agreement, or (b) [ * ], but solely to the extent [ * ] (with respect to (b), each “Seagen Linker Invention”). For clarity, [ * ]. The Parties acknowledge and agree that [ * ].

1.115    “Seagen Invention Patent Rights” means any Patent Rights that claim or cover a Seagen Invention.

1.116     “Seagen Linker Technology” means[ * ].

1.117    “Seagen Linker Patents” means any and all Seagen Enabling Patents or Seagen New Product-Specific Patents that cover or claim any Seagen Linker Technology.

1.118    “Seagen New Product-Specific Know-How” means, with respect to any Opt-In Product, all Know-How Controlled by Seagen, or its Affiliates, as of the effective date of RemeGen’s exercise of its Opt-In Right for such Opt-In Product or thereafter during the Term, and necessary or reasonably useful to manufacture and have manufactured, use, import, export, offer for sale, sell or otherwise clinically Develop or Commercialize any New Licensed Product. The Seagen New Product-Specific Know-How: [ * ].

1.119    “Seagen New Product-Specific Patents” means, with respect to any Opt-In Product, all Patent Rights that are Controlled by Seagen, or its Affiliates, as of the effective date of RemeGen’s exercise of its Opt-In Right for such Opt-In Product or thereafter during the Term, that Cover the composition of matter, method of use, method of manufacture, formulation, dosage or dosage form of such Opt-In Product. The Seagen New Product-Specific Patents: [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.120    “Seagen New Product Technology” means, collectively, the Seagen New Product-Specific Know-How and the Seagen New Product-Specific Patents.

1.121    “Seagen Territory” means: (a) for the RC48 Licensed Product, all countries of the world except the RemeGen Territory; (b) for each New Licensed Product for which RemeGen exercises an Opt-In Right, all countries of the world except the RemeGen Territory; and (c) for each New Licensed Product for which RemeGen does not exercise an Opt-In Right, all countries of the world.

1.122    “Seagen Territory-Specific Trial” means a Clinical Trial with respect to any Royalty Product [ * ].

1.123    “Segregate” means, with respect to a Competing Product, to use reasonable efforts to segregate the research, development, manufacturing and commercialization activities relating to such Competing Product, from research, development and commercialization activities with respect to products under this Agreement, including [ * ].

1.124    “Target” means the biological target of a pharmacologically active drug compound.

1.125    “Territory” means, when used with respect to a Party, that Party’s respective territory, i.e., with respect to Seagen, the applicable Seagen Territory, and with respect to RemeGen, the RemeGen Territory.

1.126    “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.127    “United States” or “USA” means the United States of America and its territories and possessions.

1.128    “USD” or “Dollars” means United States dollars.

1.129    “Valid Claim” means any claim of an issued and unexpired Patent Right (including claims Covering the composition of matter, method of use, method of manufacture, formulation, dosage or dosage form of the applicable product) which claim: (i) has not been revoked or held invalid or unenforceable by a patent office, court or other Governmental Authority of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period); and (ii) has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

1.130    “[ * ]” means [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.131    Additional Definitions. The following table identifies the location of definitions set forth in various Sections of this Agreement:

Defined Term	Section
Accounting Firm	8.9(b)(i)
Agreement	Preamble
Agreement Payments	8.10
Alliance Manager	3.7
Alternative Antibody Review Period	2.7(c)
Anti-Corruption Laws	11.7(a)(i)
Antitrust Filings	14.1
Bankrupt Party	14.3(d)(ii)(1)
Biosimilar Applications	13.10(a)
Biosimilar Reduction Trigger	8.5(c)(iii)
Claim	12.1
CMO	6.1(a)
Competitive Licensed Product	8.5(c)(iv)
Controlling Party	13.10(a)(i)
Data Package	2.11(b)
Data Protection Laws	11.4(c)
Development Matter	3.2(b)
Development Plan	4.2
Dispute	15.5(a)
Enforcement Action	13.3(b)
Enforcing Party	13.3(b)
Excluded Claim	15.5(e)
Execution Date	Preamble
[ * ]	[ * ]
Global Development Plan	4.2
Global Safety Database	5.4(b)
HKIAC	15.5(a)
Indemnified Party	12.3
Indemnifying Party	12.3
Independent Activity Costs	5.3(c)
Joint Patent Rights	13.1(c)
JCMC	3.3(a)
JDC	3.2(a)
JSC	3.1
Losses	12.1
Manufacturing Dispute	3.3(c)
Manufacturing Matter	3.3(c)
New Clinical Trial	4.1(c)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

New Licensed Product Royalty Term	8.5(b)(iii)
Non-Controlling Party	13.10(a)(i)
Notice of Dispute	15.5(a)
Objecting Party	3.5(c)
Opt-In Date	2.11(b)
Opt-In Notice	2.11(b)
Opt-In Period	2.11(b)
Opt-In Product Clinical Supply Agreement	6.2(a)
Opt-In Product Commercial Supply Agreement	6.2(d)
Opt-In Product Manufacturing Technology Transfer	6.2(b)
Opt-In Product Technology Transfer Plan	6.2(b)
Opt-In Product Royalty Term	8.5(b)(ii)
Opt-In Right	2.11(a)
Opt-In Product Third Party Payments	2.11(b)
Opt-In Termination Territory	14.4(c)(i)
Opt-In Terminated Product	14.4(c)(i)
Party(ies)	Preamble
Patent Term Extension	13.5
Payee Party	8.4(b)
Paying Party	8.4(b)
Personal Data	11.4(c)
Pharmacovigilance Agreement	5.4(a)
Press Release	10.3(a)
Prior CDAs	9.4
Product Infringement	13.3(a)
Product Marks	13.8
Public Official	11.7(d)
Publication	10.1(a)
Purple Book	13.6
RC48 Clinical Supply Agreement	6.1(a)
RC48 Commercial Supply Agreement	6.1(b)(i)
RC48 Licensed Product Royalty Term	8.5(b)(i)
RC48 Manufacturing Technology Transfer	6.1(b)(ii)
RC48 Manufacturing Technology Transfer Plan	6.1(b)(ii)
RC48 Terminated Product	14.4(b)(i)
Remedial Action	5.6
RemeGen	Preamble
RemeGen Existing CMO Agreements	11.2(o)
RemeGen Existing In-Licenses	11.2(v)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

RemeGen Indemnitee(s)	12.1
RemeGen Continuing Technology Transfer	2.12(a)
RemeGen Initial Technology Transfer	2.12(a)
RemeGen Technology Transfer	2.12(a)
Review Period	10.1(a)
ROFN Notice	2.5
Royalty Floor	8.5(c)(v)
Rules	15.5(a)
Safety Auditing Party	5.5
Seagen	Preamble
Seagen [ * ] Technology Transfer	2.12(b)(ii)
Seagen Existing CMO Agreements	11.3(f)
Seagen Existing In-Licenses	11.3(e)
Seagen Initial Technology Transfer	2.12(b)(ii)
Seagen Linker Invention	1.114
Seagen RC48 [ * ] Technology Transfer	2.12(b)(i)
Seagen Technology Transfer	2.12(b)(ii)
Seagen Indemnitee(s)	12.2
Securities Regulators	10.3(c)
Taxes	8.10
Technology Transfer Plan	2.12(a)
Term	14.2
Third Party License(s)	8.5(c)(ii)
Transfer Taxes	8.10
U.S. Bankruptcy Code	14.3(d)(ii)(1)

1.132    Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits to this Agreement and references to this Agreement include all Exhibits hereto. If any conflict between the main body of this Agreement and any Exhibit hereto, the main body of this Agreement shall prevail. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (e) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (f) the word “or” shall have the inclusive meaning commonly associated with “and/or”; (g) provisions that require that a Party,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (h) words of any gender include the other gender; (i) words using the singular or plural number also include the plural or singular number, respectively; (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; (k) neither Party or its Affiliates shall be deemed to be acting “under authority of” the other Party.

ARTICLE 2

LICENSE

2.1    License Grants to Seagen.

(a)    RC48 Licensed Product. Subject to the terms and conditions of this Agreement, RemeGen, on behalf of itself and its Affiliates, hereby grants to Seagen an exclusive (even as to RemeGen and its Affiliates), royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.2, under the RemeGen RC48 Technology to manufacture and have manufactured (subject to Article 6), use, import, export, offer for sale, sell and otherwise Develop and Commercialize the RC48 Licensed Product in the Field in the Seagen Territory. For clarity, the foregoing license grant expressly excludes the right for Seagen to practice or use any RemeGen RC48 Technology with respect to any other product.

(b)    New Licensed Products. Subject to the terms and conditions of this Agreement (including RemeGen’s Opt-In Rights), RemeGen, on behalf of itself and its Affiliates, hereby grants to Seagen an exclusive (even as to RemeGen and its Affiliates), royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.2, under the RemeGen New Product Technology to manufacture and have manufactured (subject to Article 6), use, import, export, offer for sale, sell and otherwise Develop and Commercialize in the Field in the Seagen Territory any New Licensed Product. For clarity, the foregoing license grant expressly excludes the right for Seagen to practice or use any RemeGen New Product Technology with respect to any other product; provided, however, that [ * ].

2.2    Seagen Right to Sublicense. Subject to the terms and conditions of this Agreement, Seagen shall have the right to grant sublicenses (through multiple tiers) under its rights under Section 2.1 through multiple tiers, without RemeGen’s prior consent, to (i) its Affiliates, provided that such sublicense shall automatically terminate if such sublicensee ceases to be an Affiliate of Seagen, and (ii) Third Parties. In the event Seagen transfers Disitamab or any Derivative or Fragment thereof pursuant to a material transfer agreement for preclinical research, Seagen will ensure that the applicable recipient will not be granted any clinical Development or Commercialization rights with respect to Disitamab or the applicable Fragment or Derivative. Each sublicensee shall be subject to a written agreement that is consistent with the terms and conditions of this Agreement, and Seagen shall ensure that its sublicensees comply with the terms and conditions of this Agreement. Notwithstanding the foregoing, Seagen will remain directly responsible for all of its obligations under this Agreement, regardless of whether any such obligation is delegated, subcontracted or sublicensed to any of its Affiliates or any Third Party. If

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

any material breach by any Third Party sublicensee of any agreement entered into by Seagen pursuant to this Section 2.2 occurs and would be a material breach of this Agreement by Seagen, Seagen shall promptly enforce such sublicense agreement or terminate such agreement in accordance with the terms thereof. Seagen shall provide RemeGen with a true and complete copy of each sublicense agreement within [ * ] after it becomes effective, subject to Seagen’s right to redact any confidential or proprietary information contained therein that is not necessary for RemeGen to determine compliance with this Agreement, and if such agreement is not in English, a certified translation into English thereof within [ * ] after the execution of such sublicense agreement.

2.3    RemeGen Retained Rights. Notwithstanding the exclusive nature of the licenses granted in Section 2.1, RemeGen expressly retains the rights to practice the RemeGen RC48 Technology and the RemeGen New Product Technology in the Field in the Seagen Territory solely to exercise its rights and perform its obligations under the Global Development Plan, under Article 6 with respect to the manufacture of any RC48 Licensed Product or Opt-In Product, or with respect to the Commercialization of the RC48 Licensed Product or any Opt-In Product in the RemeGen Territory, directly or through its Affiliates, licensees or contractors. For clarity, RemeGen retains the exclusive right to practice, license and otherwise exploit the RemeGen RC48 Technology and the RemeGen New Product Technology outside the scope of the licenses granted under this Agreement.

2.4    License Grants to RemeGen.

(a)    RC48 Licensed Product. Subject to the terms and conditions of this Agreement, Seagen, on behalf of itself and its Affiliates, hereby grants to RemeGen a non-exclusive, royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.5, under the Seagen Enabling Technology to manufacture and have manufactured (subject to Article 6), use, import, export, offer for sale, sell and otherwise clinically Develop and Commercialize the RC48 Licensed Product in the Field in the RemeGen Territory. For clarity, the foregoing license grant expressly excludes the right for RemeGen to (a) practice or use any Seagen Enabling Technology to conduct preclinical or non-clinical research with respect to the RC48 Licensed Product or otherwise, or (ii) practice or use any Seagen Enabling Technology that is Seagen Linker Technology with respect to any other product.

(b)    Opt-In Products. Subject to the terms and conditions of this Agreement, with respect to any Opt-In Product, Seagen, on behalf of itself and its Affiliates, hereby grants to RemeGen, conditional upon RemeGen’s exercise of its Opt-In Right for such Opt-In Product, an exclusive (even as to Seagen and its Affiliates), royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.5, under the Seagen New Product Technology to manufacture and have manufactured (subject to Article 6), use, import, export, offer for sale, sell and otherwise clinically Develop and Commercialize such Opt-In Product in the Field in the RemeGen Territory. For clarity, the foregoing license grant expressly excludes the right for RemeGen to (a) practice or use any Seagen New Product Technology to conduct preclinical or non-clinical research with respect to any Opt-In Product or otherwise, (b) practice or use any Seagen New Product Technology that is Seagen Linker Technology with respect to any other product.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

2.5    RemeGen Right to Sublicense. Subject to the terms and conditions of this Agreement, RemeGen shall have the right to grant sublicenses (through multiple tiers) under its rights under Section 2.4 through multiple tiers, without Seagen’s prior consent, to RemeGen’s Affiliates, provided that such sublicense shall automatically terminate if such sublicensee ceases to be an Affiliate of RemeGen, and to Third Parties. Each sublicensee shall be subject to a written agreement that is consistent with the terms and conditions of this Agreement, and RemeGen shall ensure that its sublicensees comply with the terms and conditions of this Agreement. Notwithstanding the foregoing, RemeGen will remain directly responsible for all of its obligations under this Agreement, regardless of whether any such obligation is delegated, subcontracted or sublicensed to any of its Affiliates or any Third Party. If any material breach by any Third Party sublicensee of any agreement entered into by RemeGen pursuant to this Section 2.5 occurs and would be a material breach of this Agreement by RemeGen, RemeGen shall promptly enforce such sublicense agreement or terminate such agreement in accordance with the terms thereof. RemeGen shall provide Seagen with a true and complete copy of each sublicense agreement within [ * ] after it becomes effective, subject to RemeGen’s right to redact any confidential or proprietary information contained therein that is not necessary for Seagen to determine compliance with this Agreement, and if such agreement is not in English, a certified translation into English thereof within [ * ] after the execution of such sublicense agreement. Notwithstanding the foregoing, prior to sublicensing any of its rights under Section 2.4 with respect to the clinical Development or Commercialization of the RC48 Licensed Product or any Opt-In Product in [ * ] to any Third Party, RemeGen shall: (a) prior to offering any such rights to any Third Party; or (b) within [ * ] following receipt of a bona fide Third Party offer with respect thereto, provide written notice to Seagen including, in the case of (b), the material terms of such offer (each such written notice, a “ROFN Notice”). Within [ * ] of Seagen’s receipt of a ROFN Notice, Seagen shall notify RemeGen in writing whether or not it desires to obtain the right to clinically Develop and/or Commercialize the RC48 Licensed Product or Opt-In Product(s) in [ * ], in each case identified in the ROFN Notice. In the event that Seagen notifies RemeGen of its desire to obtain the rights identified in the ROFN Notice, then for a period of [ * ] following the date of Seagen’s written notice the Parties agree to negotiate in good faith the commercial terms on which Seagen would have the right to Develop or Commercialize the RC48 Licensed Product or Opt-In Product(s) in [ * ]. With respect to each ROFN Notice, in the event that Seagen notifies RemeGen that it does not desire to obtain the rights identified in the ROFN Notice, or the Parties negotiate for a period of [ * ], but fail to reach agreement on commercial terms with respect to the rights in such ROFN Notice, then RemeGen shall be free to sublicense such rights (for clarity, solely with respect to the RC48 Licensed Product or Opt-In Product(s) in [ * ] identified in the ROFN Notice) to a Third Party subject to the terms and conditions of this Agreement.

2.6    Seagen Retained Rights. Notwithstanding the exclusive nature of the license granted in Section 2.4(b), Seagen and its Affiliates expressly retain the rights to practice the Seagen New Product Technology in the Field in the RemeGen Territory solely to exercise its rights and perform its obligations under the Seagen Development Plan or Global Development Plan, under Article 6 with respect to the manufacture of any Royalty Product, or with respect to the Commercialization of any Royalty Product in the Seagen Territory, directly or through its Affiliates, licensees or contractors. For clarity, Seagen and its Affiliates retain the exclusive right to practice, license and otherwise exploit the Seagen New Product Technology and Seagen Enabling Technology outside the scope of the license granted under this Agreement.

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2.7    Exclusivity and Seagen Right to Alternative Antibody ADC and RC48 Fixed Dose Combination Product.

(a)    RemeGen Exclusivity. During the Term, RemeGen shall not, and shall ensure that its Affiliates and sublicensees (i.e., Third Parties that have been granted a sublicense under Seagen Enabling Technology or Seagen New Product Technology) do not: [ * ].

(b)    Seagen Exclusivity. Beginning on the Effective Date and for [ * ] thereafter during the Term, Seagen shall not, and shall ensure that its Affiliates do not, [ * ]. For clarity, Seagen may [ * ].

(c)    Seagen Right to Alternative Antibody ADC. During the Term, before RemeGen or its Affiliate commences any negotiations with a Third Party to grant such Third Party any rights, whether by way of license, assignment, sale or otherwise, and including any option to the foregoing, in one or more countries in the world to research, Develop or Commercialize a non-ADC product that contains an Alternative Antibody and that is Controlled by RemeGen, then, before commencing such negotiations with such Third Party, RemeGen shall promptly notify Seagen in writing of such Alternative Antibody, including providing [ * ]. Within [ * ] of Seagen’s receipt of such notice and data (“Alternative Antibody Review Period”), Seagen will notify RemeGen in writing if it is interested in negotiating a license or other right to research, Develop or Commercialize such Alternative Antibody in ADC form in one or more countries in the world; provided that [ * ]. Following Seagen’s written notice thereof, Seagen and RemeGen shall exclusively negotiate in good faith over [ * ] period commercially reasonable terms for granting Seagen a license or other right to research, Develop or Commercialize such Alternative Antibody in ADC form in one or more countries worldwide. If Seagen and RemeGen do not reach agreement on such commercially reasonable terms by the end of the foregoing [ * ] period, then RemeGen shall have no further obligation to Seagen for such Alternative Antibody, subject to RemeGen’s continuing obligations under Section 2.7(a) and Article 9. For clarity, neither Party is under an obligation to enter into any such agreement for a license or other right for an Alternative Antibody in ADC form, and a Party’s decision to enter into such agreement shall be in its sole discretion.

(d)    [ * ] for RC48 Fixed Dose Combination Product. Seagen may perform pre-clinical research on a RC48 Fixed Dose Combination Product [ * ] for the RC48 Fixed Dose Combination Product, [ * ]. When Seagen is ready to [ * ] with respect to an RC48 Fixed Dose Combination Product, Seagen shall [ * ] so notify RemeGen in writing and provide a package containing [ * ]. RemeGen shall have [ * ] to review such package. At the end of the [ * ] period, the Parties shall [ * ] in good faith over a [ * ] period commercially reasonable [ * ] terms [ * ] for such RC48 Fixed Dose Combination Product, which [ * ] terms shall be [ * ]; provided that if RemeGen notifies Seagen within such [ * ] period that it does not wish to clinically Develop and Commercialize the RC48 Fixed Dose Combination Product in the RemeGen Territory, then [ * ]. If the Parties do not agree within such [ * ] period (as may be extended by agreement of the Parties) on the [ * ] terms for such RC48 Fixed Dose Combination Product, then the matter [ * ]. For clarity, (i) Seagen’s right to Develop and Commercialize any RC48 Fixed Dose Combination Product is expressly conditioned on the [ * ] terms for such RC48 Fixed Dose Combination Product having been determined in accordance with this Section 2.7(d), (ii) without limiting the foregoing clause (i), Seagen agrees to [ * ], and (iii) [ * ].

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2.8    Acquisition of Competing Programs. Notwithstanding Section 2.7(a)-(b), if:

(a)    Seagen or any of its Affiliates acquires [ * ] rights to a Seagen Competing Product [ * ] through the acquisition of [ * ], then such acquisition, and the [ * ], shall not constitute a breach of Section 2.7(b) if Seagen or such Affiliate, as applicable, [ * ] of such Competing Product at all times;

(b)    RemeGen or any of its Affiliates acquires [ * ] rights to a RemeGen Competing Product [ * ] through the acquisition [ * ], then such acquisition, and the [ * ], shall not constitute a breach of Section 2.7(a) if RemeGen or such Affiliate, as applicable, (i) [ * ] such Competing Product [ * ] after the closing of such acquisition, and (ii) [ * ] such Competing Product;

(c)    Seagen is Acquired by a Third Party that is (at the time of such Acquisition or thereafter) [ * ] a Seagen Competing Product [ * ], then such Acquisition, and [ * ], shall not constitute a breach of Section 2.7(b); provided that such Acquiring Entity [ * ] such Seagen Competing Product; or

(d)    RemeGen is Acquired by a Third Party that is (at the time of such Acquisition or thereafter) [ * ] a RemeGen Competing Product [ * ], then such Acquisition, and [ * ], shall not constitute a breach of Section 2.7(a); provided that such Acquiring Entity [ * ] such RemeGen Competing Product.

2.9    No Implied Licenses. Except as expressly set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under any trademark or similar rights, Know-How or Patent Rights of the other Party. Seagen shall not, and shall not permit any of its Affiliates or sublicensees to, practice any RemeGen RC48 Technology or RemeGen New Product Technology outside the scope of the licenses granted to it under Section 2.1. RemeGen shall not, and shall not permit any of its Affiliates or sublicensees to, practice any Seagen Enabling Technology or Seagen New Product Technology outside the scope of the licenses granted to it under Section 2.4.

2.10    Third Party Licenses.

(a)    Required Licenses. If either Party determines that it is necessary to license, after the Effective Date for the RC48 Licensed Product or after the Opt-In Date for any Opt-In Product, any additional Patent Rights or Know-How from one or more Third Parties in order to Develop, manufacture or Commercialize the RC48 Licensed Product or Opt-In Product anywhere in the world, it shall promptly notify the other Party pursuant to [ * ], and, if the other Party agrees that a license to such Third Party rights is necessary, [ * ] shall designate one Party as the lead Party to negotiate such Third Party license as follows, unless otherwise agreed in writing by the Parties: (i) if the Third Party license is expected to apply: (A) only within the [ * ], then [ * ] shall be the lead negotiating Party; or (B) only within the [ * ], then [ * ] shall be the lead negotiating Party; (ii) the Party who is the lead negotiating Party shall, as between the Parties, be the Party who executes the Third Party license; and (iii) the Party who is the lead negotiating Party shall include the other Party in the negotiations for such Third Party license if requested by the other Party . [ * ]. If such Third Party license applies [ * ] to the [ * ], then [ * ]. If such Third Party license applies to both the [ * ], then [ * ]. If such Third Party license applies to both the [ * ], then [ * ]. If both Parties do not agree that a license to such Third Party rights is necessary, then Section 2.10(b) shall apply to a license to such Third Party rights.

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(b)    Discretionary Licenses. If either Party determines that it is reasonably useful to license, after the Effective Date for any RC48 Licensed Product or after the Opt-In Date for any Opt-In Product, any additional Patent Rights or Know-How from one or more Third Parties in order to Develop, manufacture or Commercialize the RC48 Licensed Product or Opt-In Product anywhere in the world, it shall promptly notify the other Party pursuant to [ * ], and such other Party shall respond to the notifying Party in writing if such other Party desires to obtain a sublicense to such Third Party Patent Rights or Know-How in its respective Territory. If such other Party responded that it desires to obtain such a sublicense in its Territory (for clarity, such that the sublicense would apply to both Parties’ Territories), then: (i) [ * ] shall designate [ * ] as the lead negotiating party; (ii) [ * ] shall, as between the Parties, be the Party who executes the Third Party license; and (iii) [ * ] shall include [ * ] in the negotiations for such Third Party license if requested by [ * ]. Any such Third Party license negotiated by [ * ]. If such Third Party license applies [ * ], then [ * ]. If such Third Party license applies to [ * ], then [ * ]. If such Third Party license applies to both the [ * ], then [ * ]. If such other Party responded that it does not desire to obtain such a sublicense in its Territory, then the licensing Party may obtain a license to such additional Patent Rights or Know-How from one or more Third Parties, and such additional Patent Rights or Know-How shall not be deemed to be “Controlled” by such licensing Party for purposes of licenses granted under Section 2.1 (if RemeGen is the licensing Party) or Section 2.4 (if Seagen is the licensing Party).

2.11    RemeGen Opt-In Right for New Licensed Products.

(a)    On a New Licensed Product-by-New Licensed Product basis, Seagen grants RemeGen the first and exclusive right to obtain the exclusive, royalty-bearing license, with the right to grant sublicenses as set forth in Section 2.5, under the Seagen New Product Technology to manufacture and have manufactured (subject to Article 6), use, import, export, offer for sale, sell and otherwise clinically Develop and Commercialize such New Licensed Product in the Field in the RemeGen Territory pursuant to the terms and conditions of this Agreement (each such right, an “Opt-In Right”). Seagen shall not grant any Third Party any right, option or license to any New Licensed Product that is a potential Opt-In Product in the Field [ * ]. Seagen shall notify RemeGen in writing of each New Licensed Product that is subject to RemeGen’s Opt-In Right within [ * ] of the end of the waiting period of the first IND that Seagen has submitted for such New Licensed Product.

(b)    With respect to each New Licensed Product for which Seagen has provided written notice to RemeGen pursuant to Section 2.11(a), within [ * ] following planned efficacy and safety assessment sufficient to inform Seagen’s decision to plan and initiate a Pivotal Study for such New Licensed Product [ * ], Seagen shall provide RemeGen with a package containing [ * ] (each a “Data Package”), including written notice of [ * ] (“Opt-In Product Third Party Payments”). For clarity, the Data Package will be in addition to any prior interim data for such New Licensed Product disclosed to RemeGen at [ * ] meetings. Within [ * ] after receipt of each Data Package, RemeGen shall have the right to request additional information that is in the possession of Seagen [ * ] and that is reasonably necessary for RemeGen to assess whether to

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exercise its Opt-In Right for such New Licensed Product, and Seagen shall promptly share a copy of any such additional information reasonably requested by RemeGen. RemeGen will have [ * ] following the later of: (i) [ * ], and (ii) [ * ] (“Opt-In Period”) to exercise RemeGen’s Opt-In Right for such New Licensed Product by: (x) so notifying Seagen in writing; and (y) expressly agreeing in writing to [ * ] (“Opt-In Notice”). If RemeGen exercises the Opt-In Right for a given New Licensed Product by the end of the Opt-In Period for such New Licensed Product, then the date of such exercise shall be the “Opt-In Date” for such New Licensed Product, and such New Licensed Product shall be an Opt-In Product as of the Opt-In Date. If RemeGen does not exercise the Opt-In Right with respect to the first Data Package for a given New Licensed Product by the end of the Opt-In Period for such New Licensed Product, or if RemeGen does not agree to [ * ], then such New Licensed Product will not be an Opt-In Product and the Seagen Territory for such New Licensed Product will be the world, and RemeGen shall have no further rights to opt-in to the Development or Commercialization of such New Licensed Product (including with respect to any formulations, fixed dose combinations (i.e., co-formulations), dosages and dosage forms thereof in any indication) in the RemeGen Territory.

2.12    Technology Transfer.

(a)    RemeGen Tech Transfer to Seagen. Within [ * ], the Parties will agree to a plan, including timelines (a “Technology Transfer Plan”), for RemeGen to transfer to Seagen (or a subcontractor) the RemeGen RC48-Specific Know-How and RemeGen New Product-Specific Know-How [ * ] (the “RemeGen [ * ] Technology Transfer”) to the extent [ * ], which RemeGen [ * ] Technology Transfer shall be completed as set forth therein. The [ * ] transfer of the [ * ] will be conducted pursuant to [ * ]. Thereafter, [ * ], RemeGen shall: (i) at least [ * ], provide Seagen with [ * ]; (ii) transfer any such [ * ] to Seagen [ * ]; and (iii) provide Seagen with [ * ], [ * ], to [ * ] (the “RemeGen [ * ] Technology Transfer,” and together with the RemeGen [ * ] Technology Transfer, the “RemeGen Technology Transfer”). For the avoidance of doubt, RemeGen’s [ * ]. Unless expressly provided otherwise, all RemeGen Technology Transfer will be conducted at [ * ] sole cost and expense.

(b)    Seagen Tech Transfer to RemeGen.

(i)    During the Term, Seagen shall: (A) [ * ], provide RemeGen with [ * ], if any, developed [ * ] that is [ * ] to exercise the rights granted under this Agreement; (B) transfer any such Seagen Enabling Know-How to RemeGen [ * ]; and (C) provide RemeGen with [ * ], at [ * ], to [ * ] (the “Seagen RC48 [ * ] Technology Transfer”). For the avoidance of doubt, Seagen’s [ * ]. Unless expressly provided otherwise, all Seagen RC48 [ * ] Technology Transfer will be conducted at [ * ] cost. The Seagen RC48 [ * ] Technology Transfer will not include [ * ].

(ii)    To the extent [ * ], within [ * ] of RemeGen’s exercise of its Opt-In Rights for a given Opt-In Product, Seagen will begin to provide and transfer to RemeGen the Seagen New Product-Specific Know-How [ * ] such Opt-In Product [ * ] (the “Seagen [ * ] Technology Transfer”), which shall be [ * ] pursuant to a Technology Transfer Plan reviewed and overseen by the JSC. The [ * ] will be conducted pursuant to [ * ]. [ * ] Seagen shall: (A) at least [ * ], provide RemeGen with a [ * ]; (B) transfer any such [ * ] to RemeGen [ * ], and (C) provide RemeGen with [ * ] (the “Seagen [ * ] Technology Transfer,” and together with the

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Seagen [ * ] Technology Transfer, the “Seagen Technology Transfer”). For the avoidance of doubt, Seagen’s [ * ]. Unless expressly provided otherwise, all of the Seagen Technology Transfer will be conducted at [ * ] sole cost and expense. The Seagen Technology Transfer will not include [ * ].

ARTICLE 3

COMMITTEES

3.1    Joint Steering Committee. Within [ * ] after the Effective Date, the Parties shall establish a Joint Steering Committee (the “JSC”) to oversee and coordinate the activities of the Parties related to Development, manufacture and Commercialization of Royalty Products under this Agreement (for clarity, RemeGen shall not have a vote at the JSC, or at any subcommittee, on a New Licensed Product for which RemeGen has not exercised the applicable Opt-In Right for such New Licensed Product). The JSC shall in particular as follows:

(a)    establish and dissolve subcommittees as needed;

(b)    review and approve the initial plan and budget for a Collaborative Global Trial (to be included in the Global Development Plan), and review and approve any amendments or updates to the Global Development Plan;

(c)    discuss any Third Party Patent Rights or Know-How identified in accordance with Section 2.10;

(d)    resolve Development Disputes and Manufacturing Disputes; and

(e)    perform such other functions as appropriate to further the purposes of this Agreement, as expressly set forth in this Agreement or as determined by the Parties in writing.

3.2    Joint Development Committee.

(a)    Responsibilities. Within [ * ] following the Effective Date, the Parties shall establish a Joint Development Committee (the “JDC”) to facilitate discussion with respect to the Development of the RC48 Licensed Product and Opt-In Products in accordance with this Agreement. The JDC will be composed of an equal number of [ * ] from each Party who have direct knowledge and expertise in the Development of products similar to the RC48 Licensed Product. The JDC shall with respect to the RC48 Licensed Product and Opt-in Products:

(i)    provide a forum for reviewing and discussing (but, for clarity, not approving) each Party’s Development Plan (and updates or amendments thereto) and receiving the other Party’s comments thereon;

(ii)    review and discuss proposals for New Clinical Trials;

(iii)    review, and make recommendations to the JSC regarding, the initial plan for a Collaborative Global Trial (to be included in the Global Development Plan), and any amendments or updates to the Global Development Plan);

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(iv)    review and discuss any interim or final data arising from the permitted Development of the RC48 Licensed Product or any Opt-In Product by each Party;

(v)    for each New Licensed Product for which Seagen has provided written notice to RemeGen pursuant to Section 2.11(a), review and discuss material data arising from the clinical Development of each such New Licensed Product prior to RemeGen’s exercise of an Opt-In Right for such New Licensed Product;

(vi)    provide a forum for discussing the Parties’ respective publication plans and strategies for the RC48 Licensed Product and Opt-In Products;

(vii)    develop any Technology Transfer Plan, and discuss any proposed amendments or revisions thereto;

(viii)    oversee each RemeGen Technology Transfer, Seagen Technology Transfer and Seagen RC48 Technology Transfer;

(ix)    oversee, together with the JCMC, any transfers of manufacturing Know-How in accordance with Article 6;

(x)    develop a procedure for the secure transmission of data to be exchanged between the Parties hereunder;

(xi)    coordinate with the JCMC regarding manufacture of the RC48 Licensed Product and Opt-In Products in connection with Development activities;

(xii)    facilitate the flow of information between the Parties with respect to the manufacture of the RC48 Licensed Product and Opt-in Products and coordinate with the JSC as appropriate; and

(xiii)    perform such other functions as expressly set forth in this Agreement or as the JSC may request from time to time.

(b)    Decision-Making Authority for Development Matters. All decisions on matters requiring the approval of the JDC (each such matter a “Development Matter”) shall be decided unanimously by the JDC, with each Party’s representatives collectively having one (1) vote on all such matters brought before the JDC; provided, however, if after reasonable discussion and good faith consideration of each Party’s view on a Development Matter before the JDC, the JDC cannot reach consensus as to such Development Matter within [ * ] after such Development Matter was first submitted to the JDC, then either Party (through the Alliance Managers) may formally submit such Development Matter to [ * ] for resolution (each such Development Matter submitted [ * ] a “Development Dispute”).

3.3    Joint Chemistry, Manufacturing and Controls (“CMC”) Committee.

(a)    Responsibilities. [ * ] following the Effective Date, the Parties shall establish a CMC committee (the “JCMC”) to facilitate discussion with respect to the manufacture

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of the RC48 Licensed Product and Opt-In Products in accordance with this Agreement. The JCMC will be composed of an equal number of [ * ] from each Party who have direct knowledge and expertise in the manufacture and supply of products similar to the RC48 Licensed Product. The JCMC shall with respect to the RC48 Licensed Product and Opt-in Products:

(i)    provide a forum for discussing the overall clinical and commercial supply of the RC48 Licensed Product and Opt-in Products;

(ii)    provide a forum for exchanging information to enable the Parties to manage the day-to-day aspects of the manufacturing and supply chain for the RC48 Licensed Product and Opt-in Products, handling pre-approval inspections and establishing production capability at manufacturing sites;

(iii)    provide a forum for discussing and reviewing the preparation of responses to regulatory requests for information (“RFIs”) related to CMC, CMC dossiers and similar submissions to Regulatory Authorities (including required local modifications, but excluding routine GMP inspections);

(iv)    review and approve any plans for the transfer of manufacturing related Know-How in accordance with Article 6, including reviewing and approving any RemeGen firewalls with respect thereto;

(v)    review and approve plans to changes to the specifications or any changes to the manufacturing process that may affect the quality or Regulatory Submissions for the RC48 Licensed Product and Opt-in Products;

(vi)    facilitate the flow of information between the Parties with respect to the manufacture of the RC48 Licensed Product and Opt-in Products and coordinate with the JSC as appropriate; and

(vii)    perform such other functions as expressly set forth in this Agreement or as the JSC may request from time to time.

(b)    Decision-Making Authority for Manufacturing Matters. All decisions on matters requiring the approval of the JCMC (each such matter a “Manufacturing Matter”) shall be decided unanimously by the JCMC, with each Party’s representatives collectively having one (1) vote on all such matters brought before the JCMC; provided, however, if after reasonable discussion and good faith consideration of each Party’s view on a Manufacturing Matter before the JCMC, the JCMC cannot reach consensus as to such Manufacturing Matter within [ * ] after such Manufacturing Matter was first submitted to the JCMC, then either Party (through the Alliance Managers) may formally submit such Manufacturing Matter to [ * ] for resolution (each such Manufacturing Matter submitted to [ * ] a “Manufacturing Dispute”).

3.4    Composition and Meetings.

(a)    Composition. The JSC shall be composed of an equal number of [ * ] of each of Seagen and RemeGen, and each Party shall notify the other Party of its initial JSC

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representatives [ * ] after the Effective Date. Each Party may change its representatives to the JSC, JDC and JCMC from time to time in its sole discretion, effective upon notice to the other Party of such change. Each Party’s JSC representatives shall be employees of such Party with appropriate experience and authority within such Party’s organization, i.e., decision-making authority at a level of at least Vice President, Executive Director or equivalent. A reasonable number of representatives of each Party who are not JSC, JDC or JCMC members may attend meetings of the JSC, JDC or JCMC; provided, however, that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party, shall obtain approval from such other Party for such Third Party to attend, and shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement. The JSC, JDC and JCMC may establish and disband subcommittees as deemed necessary by the JSC, JDC and JCMC. Each such subcommittee shall consist of the same number of representatives designated by each Party, which number shall be mutually agreed by the Parties. Each Party shall be free to change its representatives on written notice to the other Party or to send a substitute representative to any subcommittee meeting from time to time on a reasonable basis. No subcommittee shall have the authority to bind the Parties hereunder, and each subcommittee shall report to the committee that established it. In no event shall the authority of any subcommittee exceed that of the committee that established it, as specified in this Article 3.

(b)    Meetings. The JSC, JDC and JCMC each will hold a meeting [ * ]. Such meetings may be in person, via videoconference, or via teleconference. The location of in-person meetings will be determined by the Parties. At least [ * ] prior to each JSC, JDC and JCMC meeting, each Party shall provide written notice to the other Party of agenda items proposed by such Party for discussion at such meeting, together with appropriate information related thereto. Reasonably detailed written minutes will be kept of all JSC, JDC and JCMC meetings. Meeting minutes will be prepared by one JSC, JDC or JCMC (as applicable) member of RemeGen and Seagen, and consolidated by such members and sent to each member of the JSC, JDC or JCMC (as applicable) for review and approval within [ * ] after the meeting. Minutes will be deemed approved unless a member of the JSC, JDC or JCMC (as applicable) objects to the accuracy of such minutes [ * ] of receipt.

3.5    Decision-Making.

(a)    All decisions of the JSC (including with respect to Development Disputes and Manufacturing Disputes) shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote. After reasonable discussion and good faith consideration of each Party’s view on any matter within the decision-making authority of the JSC, if the representatives of the Parties on the JSC cannot reach an agreement as to such matter [ * ] after such matter was brought to the JSC for resolution or after such matter has been referred to the JSC, such disagreement shall be referred to [ * ] for resolution.

(b)    If [ * ] cannot resolve such matter [ * ] after such matter has been referred to them, then each Party may refer such dispute for arbitration pursuant to Section 15.5, except that: (i) subject to Section 3.5(c), [ * ]; (ii) subject to Section 3.5(c), [ * ]. Notwithstanding the foregoing, subject to Section 3.5(c), [ * ].

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(c)    Material Adverse Effect. If a Party (the “Objecting Party”) objects in good faith to any proposed action by the other Party or its Affiliates with respect to the Development or Commercialization of the RC48 Licensed Product or any Opt-In Product (but excluding any Regulatory Submission or other regulatory action by the other Party or its Affiliates for the RC48 Licensed Product or Opt-In Product in its Territory), on the basis that such action would (i) with respect to a proposed Development action, [ * ], or (ii) with respect to a proposed Development or Commercialization action, pose a Material Safety Issue, then the JSC will discuss such action to resolve the Objecting Party’s concerns. For so long as [ * ], such [ * ] shall not [ * ].

3.6    Limitations on Authority. The JSC, JDC and JCMC shall have only such powers as are expressly assigned to it in this Agreement, and such powers shall be subject to the terms and conditions of this Agreement. Neither the JSC, JDC, JCMC nor any subcommittee shall have the authority to: (a) modify or amend the terms and conditions of the Agreement; (b) waive or determine either Party’s compliance with the terms and conditions of the Agreement; or (c) decide any issue on which it has decision making authority in a manner that would conflict with the express terms and conditions of the Agreement.

3.7    Alliance Managers. Each Party shall appoint an individual, who is an employee of such Party, to act as its alliance manager under this Agreement within [ * ] after the Effective Date (the “Alliance Manager”), who shall oversee the interactions between the Parties for all matters related to this Agreement. The Alliance Managers shall: (i) serve as the primary points of contact between the Parties for the purpose of providing the other Party with information on the progress of a Party’s activities under this Agreement; (ii) be responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties, provided that all communications between the Parties shall be in English; (iii) facilitate the prompt resolution of any disputes; (iv) take responsibility for providing that governance meetings and the production of meeting agendas and minutes occur as set forth in this Agreement (and the Alliance Managers shall facilitate such activities on behalf of the co-chairs of the JSC or any other relevant Committee), and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed; and (v) attend (as a non-voting participant) JSC, JDC and JCMC meetings; provided that the Alliance Manager shall not count toward the number of representatives that each Party may have on each such Committee. An Alliance Manager may also bring any matter to the attention of the JSC, JDC or JCMC if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.

ARTICLE 4

DEVELOPMENT PROGRAM

4.1    Responsibilities and Diligence.

(a)    Seagen. Seagen shall be responsible for: (i) the Development of the Royalty Products in the Field in the Seagen Territory; (ii) the conduct of Global Trials for Royalty Products worldwide; (iii) the conduct of Collaborative Global Trials as set forth in the Global Development Plan with the exception of the patient contribution obligation detailed in Section 4.1(c)(i); and (iv)

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the conduct of all Seagen Territory-specific Trials pursuant to the Seagen Development Plan, in accordance with this Article 4. Seagen, directly or through one or more Affiliates or Third Parties, shall use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval for the RC48 Licensed Product in each Major Market in the Seagen Territory in [ * ]for each of [ * ]. Seagen shall use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval for at least [ * ] and at least [ * ], in each case in [ * ] in [ * ]. Seagen shall conduct such Development in a timely, professional manner and in compliance with all Applicable Laws, including GLP, GCP and GMP. Seagen shall be the sponsor (under Applicable Law) for all Seagen Territory-specific Trials, Global Trials and Collaborative Global Trials. All clinical data generated pursuant to Seagen Territory-specific Trials shall be solely owned by Seagen, and RemeGen shall have Limited Use to such data subject to Section 5.3(b).

(b)    RemeGen. Except as provided in the Global Development Plan and Seagen’s right to conduct Global Clinical Trials for Royalty Products as permitted herein, RemeGen shall be responsible for the Development of the RC48 Licensed Product, and the Opt-In Products, in the Field in the RemeGen Territory, including the conduct of all RemeGen Territory-specific Trials and for the performance of all of its responsibilities for each Collaborative Global Trial for the specific patient population detailed in Section 4.1(c)(i), in accordance with this Article 4. RemeGen, directly or through one or more Affiliates or Third Parties, shall use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval for: (i) the RC48 Licensed Product in [ * ] in the RemeGen Territory in [ * ] for each of [ * ], and (ii) each Opt-In Product in each Major Market in the RemeGen Territory in [ * ]. RemeGen shall conduct such Development in a timely, professional manner and in compliance with all Applicable Laws, including GLP, GCP and GMP. RemeGen shall be the sponsor (under Applicable Law) for all RemeGen Territory-specific Trials. All clinical data generated pursuant to RemeGen Territory-specific Trials shall be solely owned by RemeGen, and Seagen shall have Limited Use to such data generated subject to Section 5.3(b), except that all clinical data generated pursuant to any Ongoing RT Trial shall be included within Seagen’s licenses under Section 2.1 at no additional cost to Seagen (i.e., Section 5.3(b) shall not apply).

(c)    Development.

(i)    In the event that a Party desires to conduct any global Clinical Trial with respect to the RC48 Licensed Product or any Opt-In Product, including, for example, a Clinical Trial to support expansion into a new indication, new patient population or new use in potential combination with another treatment or drug (each, a “New Clinical Trial”), the Party shall present the proposed design and estimated associated costs of such New Clinical Trial to the JSC for review and discussion. Within [ * ] thereof, the Parties may mutually agree upon a plan to conduct such New Clinical Trial as a Collaborative Global Trial (i.e., a Clinical Trial for which RemeGen would bear all costs and expenses (including costs and expenses of contract research organizations hired by RemeGen or as allocated as described below)) related to the total number of patients enrolled in the Collaborative Global Trial that is conducted within the RemeGen Territory and Seagen would bear all other costs; provided that RemeGen’s portion of the Collaborative Global Trial conducted within the RemeGen Territory does not account for more than [ * ] of the total number of patients intended to be enrolled in such Collaborative Global Trial unless RemeGen otherwise agrees in writing. The costs and expenses of contract research

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organizations that are not hired by RemeGen will be allocated to RemeGen pursuant to a mutually agreed methodology approved by the JDC and attributable to the actual number of patients enrolled in the RemeGen Territory. For clarity, if RemeGen over-enrolls for such Collaborative Global Trial such that RemeGen’s portion of the Collaborative Global Trial conducted within the RemeGen Territory accounts for more than [ * ] of the total number of patients intended to be enrolled in such Collaborative Global Trial, then RemeGen shall be solely responsible for all costs associated with such over-enrollment.

(1)    If the Parties agree upon such plan, the approved plan for such Collaborative Global Trial shall be added to the Global Development Plan. Seagen shall be the sponsor (under Applicable Law) for all Collaborative Global Trials. All clinical data generated pursuant to a Collaborative Global Trial shall be owned by Seagen and included within RemeGen’s license under Section 2.4 at no additional cost to RemeGen (i.e., Section 5.3(b) shall not apply). For clarity, the [ * ] shall be deemed a Collaborative Global Trial.

(2)    If the Parties do not agree to conduct a proposed New Clinical Trial as a Collaborative Global Trial, then (x) if such New Clinical Trial was proposed by Seagen, Seagen shall have the right to conduct, at its own cost and expense, such proposed New Clinical Trial as a Global Trial in both the Seagen Territory and the RemeGen Territory or as a Territory-specific Clinical Trial in the Seagen Territory, and RemeGen shall have Limited Use to the clinical data generated by Seagen from such Global Trial or Territory-specific Clinical Trial subject to Section 5.3(b), and (y) if such New Clinical Trial was proposed by RemeGen, then RemeGen may conduct such New Clinical Trial solely as a Territory-specific Clinical Trial in the RemeGen Territory, and Seagen shall have Limited Use to the clinical data generated by RemeGen from such Territory-specific Clinical Trial subject to Section 5.3(b).

(ii)    Seagen shall be responsible for the conduct of all Collaborative Global Trials, in both the RemeGen Territory and the Seagen Territory, except that RemeGen shall be responsible for day-to-day operational matters for any Collaborative Global Trial within the RemeGen Territory, subject to oversight by Seagen and coordination through the JSC. Without limiting the foregoing:

(1)    The Parties will establish an audit plan providing for Seagen or its representatives to perform routine and for-cause audits of RemeGen and any Collaborative Global Trial sites engaged, or other facilities used, by RemeGen or its Affiliates, sublicensees or vendors to conduct RemeGen’s obligations under the Global Development Plan, to ensure that such Collaborative Global Trials are conducted in compliance with the Global Development Plan and all Applicable Laws. No later than [ * ] following the completion of any such audit, Seagen will provide RemeGen with a written summary of Seagen’s findings in English, including any deficiencies or other areas of remediation that Seagen identifies during such audit. RemeGen will use Commercially Reasonable Efforts to remediate any such deficiencies [ * ] following RemeGen’s receipt of such report, at [ * ]. If RemeGen is unable to remediate such deficiencies within a reasonable period and Seagen reasonably determines, based on such deficiencies, that a site engaged to conduct activities pursuant to the Global Development Plan is inadequate to continue performing in the applicable Collaborative Global Trial, then without limiting any other remedies under the Agreement, including under Section 14.3(b), RemeGen will work with Seagen in good faith to wind-down, or transfer to Seagen, activities at such site as promptly as practicable.

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(2)    RemeGen will provide Seagen with copies of all quality oversight or audit reports prepared in connection with any audit that RemeGen, its Affiliates or sublicensees conduct of a site that RemeGen, its Affiliates or sublicensees have engaged or are evaluating to potentially engage to fulfill RemeGen’s obligations under the Global Development Plan promptly, but in any event within [ * ] of the date of such final report. Unless the original report as provided to Seagen was in English, RemeGen shall also provide Seagen with a certified translation of each such report into English within [ * ] of the date of the final version of any such report.

(3)    RemeGen shall establish a comparable audit plan and other operating procedures to ensure that Territory-specific Clinical Trials are conducted in compliance with the RemeGen Development Plan and all Applicable Laws and are generally conducted with a quality comparable to that of the Collaborative Global Trials. The status and results of such audits will be discussed at JDC meetings.

(iii)    Notwithstanding anything herein to the contrary, for any New Licensed Product for which RemeGen has not yet exercised its Opt-In Right, or for which RemeGen does not exercise its Opt-In Right, Seagen shall have the [ * ].

(iv)    Notwithstanding anything to the contrary contained herein, [ * ]. Any such [ * ] will be [ * ].

4.2    Development Plans. All Development of Royalty Products (in the case of Seagen) and Development of the RC48 Licensed Product and Opt-In Products (in the case of RemeGen), in the Field to be conducted by such Party, its Affiliates and sublicensees as permitted herein shall be conducted pursuant to a written development plan (as amended from time to time in accordance with this Section 4.2, the “Development Plan”). Each Party’s Development Plan shall include any Territory-specific Clinical Trials planned or being conducted by such Party, including, with respect to Seagen, any Global Trial (other than a Collaborative Global Trial) being conducted by Seagen. All Collaborative Global Trials shall be conducted pursuant to a global development plan reviewed and approved by the JSC (as amended from time to time in accordance with this Section 4.2, the “Global Development Plan”). The Global Development Plan shall include each Collaborative Global Trial and shall set forth each Party’s responsibilities with respect thereto. Each Party will prepare an initial Development Plan within [ * ] following the Effective Date and submit such initial Development Plan to the other Party for review at the JSC. The reviewing Party shall have the right to comment on such Development Plan, and the Developing Party shall consider in good faith any such comments. The Developing Party shall promptly provide the reviewing Party with a copy of such final Development Plan, and thereafter, from time to time, but [ * ], the Developing Party shall submit an updated or amended Development Plan to reflect any changes in such plan over the past year to the JSC for the JSC’s review, and will consider in good faith any comments made by the other Party with respect thereto. The Global Development Plan shall be reviewed [ * ] by the JSC. The Global Development Plan may be updated or amended by the JSC at any time. Notwithstanding the foregoing, but still subject to Section 4.1(a), for any New Licensed Product

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for which RemeGen has received a Data Package, but does not exercise an Opt-In Right, Seagen shall not be required to conduct such further Development of such New Licensed Product pursuant to its Development Plan.

4.3    Development Costs. Seagen shall be solely responsible for the costs and expenses incurred by or on behalf of Seagen with respect to its Development of Royalty Products in the Field as permitted herein, including [ * ]. RemeGen shall be solely responsible for the costs and expenses incurred by RemeGen in the Development of the RC48 Licensed Product and Opt-In Products in the Field in the RemeGen Territory. Notwithstanding the foregoing, each Party shall be solely responsible for its agreed upon share of the costs and expenses incurred by the Parties in the conduct of Collaborative Global Trials as set forth in the Global Development Plan and pursuant to Section 4.1(c)(i).

4.4    Development Records. Each Party shall maintain reasonably complete, current and accurate records of all Development activities conducted by or on behalf of such Party, its Affiliates or its sublicensees pursuant to this Agreement and all data and other information resulting from such activities, in each case in accordance with all Applicable Laws. Each Party shall maintain such records during the Term and for a period of time after the Term consistent with Applicable Laws and reasonable industry practices on record retention and destruction (which shall not be less than [ * ]). Such records will be in English (or include complete, certified English translations) and shall fully and properly reflect all work done and results achieved by or on behalf of such Party in the performance of the Development activities in the respective territory hereunder, in good scientific manner appropriate for regulatory and patent purposes, including applying for Regulatory Approvals. Each Party shall, and shall cause its Affiliates and sublicensees to, document all non-clinical studies (with respect to RemeGen, subject to the restrictions of the license grants in Section 2.4) and Clinical Trials of the Royalty Products (in the case of Seagen) and the RC48 Licensed Product and Opt-In Products (in the case of RemeGen) in formal, written study reports in accordance with Applicable Laws and national and international guidelines (e.g., GCP, GLP and GMP). Subject to Section 5.3(b), upon the other Party’s written request, and subject to the other terms and conditions of this Agreement, each Developing Party shall, and shall cause its Affiliates and sublicensees to, provide such other Party with copies of any clinical data generated from a Clinical Trial conducted by it, its Affiliate or sublicensee. Notwithstanding the forgoing, neither Party will destroy data and other information relating to a Collaborative Global Trial or other co-funded Development activities without prior notification to the other Party.

4.5    Development Reports. Each Party shall, at least [ * ], provide the other Party through the JDC with written reports, summarizing (to the extent not included in its Development Plan or the Global Development Plan) [ * ] Development of [ * ]. Such reports shall contain [ * ] and shall include without limitation: [ * ]. Each Developing Party shall, [ * ].

4.6    Subcontractors. Each Party shall have the right to engage subcontractors for purposes of conducting activities for which it is responsible under this Agreement. Each Party shall cause any subcontractor engaged by it to be bound by written obligations of confidentiality and non-use at least as protective of the other Party and the other Party’s Confidential Information as the terms of this Agreement prior to such subcontractor gaining access to any of such other Party’s Confidential Information or performing any subcontracted activities. Each Party shall cause its

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subcontractors to assign to the other Party (or, in the case of academic institutions and Third Party manufacturers, use reasonable efforts to cause such subcontractor to so assign) all Inventions (and intellectual property rights Covering such Inventions) made by such subcontractor in the course of performing such subcontracted work. Each Party shall remain directly responsible for any obligations under this Agreement that have been delegated or subcontracted to any subcontractor and shall be directly responsible for the performance of its subcontractors. Notwithstanding the foregoing, RemeGen shall only have the right to engage subcontractors for purposes of conducting its responsibilities under the Global Development Plan to the extent such subcontractor is identified therein or otherwise upon written notice to Seagen, provided that Seagen has consented to such proposed subcontractor within [ * ] of receipt of such written notice, such consent not to be unreasonably withheld, delayed or conditioned.

4.7    Data Protection. Within [ * ], the Parties will enter into a written agreement with respect to the collection, storage, transfer, processing and use of Personal Data by the Parties and their Affiliates as contemplated by this Agreement (the “DPA”).

ARTICLE 5

REGULATORY

5.1    Holder of Regulatory Approvals and Regulatory Submissions. Each Party shall be: (a) responsible for creating the regulatory filing strategy, all Regulatory Submission activities (including developing the dossier and other supporting documentation and developing the pediatric strategy, if required) and making all Regulatory Submissions for, in each case, Royalty Products (in the case of Seagen) and the RC48 Licensed Product and Opt-In Products (in the case of RemeGen) in the Field in such Party’s respective Territory, (b) be responsible for conducting any interactions with Regulatory Authorities as necessary to enable registration and maintenance of Royalty Products (in the case of Seagen) and the RC48 Licensed Product and Opt-In Products (in the case of RemeGen) in the Field in such Party’s respective Territory, and (c) be the holder of, in each case, all Regulatory Approvals for, Royalty Products (in the case of Seagen) and the RC48 Licensed Product and Opt-In Products (in the case of RemeGen) in the Field in such Party’s respective Territory, in each case (a) – (c) except as set forth in the Global Development Plan or with respect to Seagen’s conduct of any Global Trial for a Royalty Product in the RemeGen Territory as permitted hereunder, in which case Seagen shall be responsible for and own all Regulatory Submissions and communications with Regulatory Authorities worldwide with respect thereto.

5.2    Regulatory Responsibilities.

(a)    Each Party shall provide to the other copies of all label-enabling Regulatory Submissions, including the initial BLA, for submission to a Regulatory Authority [ * ] with respect to the RC48 Licensed Product and Opt-In Products reasonably in advance of such submission for the other Party’s review and comment (including English translations thereof), and shall consider in good faith any reasonable comments received from the other Party with respect thereto. Each Party shall keep the other Party reasonably informed of all Regulatory Approvals and, [ * ], other material, regulatory developments related to the Royalty Products (in the case of Seagen) and the RC48 Licensed Product and Opt-In Products (in the case of RemeGen) in its respective Territory

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and shall promptly notify such other Party in writing of any decision by any Regulatory Authority in the notifying Party’s Territory regarding any Royalty Product in the Field. All regulatory activities conducted, and Regulatory Submissions prepared, by or on behalf of each Party with respect to the Royalty Products (in the case of Seagen) and the RC48 Licensed Product and Opt-In Products (in the case of RemeGen) shall be conducted and prepared in strict compliance with Applicable Laws.

(b)    Except as set forth in the Global Development Plan or with respect to Seagen’s conduct of any Global Trial for a Royalty Product in the RemeGen Territory as permitted hereunder, unless required by such Regulatory Authority, in which case such Party shall notify the other Party of such order within [ * ] of such communication, neither Party shall file any Regulatory Submissions nor communicate with any Regulatory Authority for any Royalty Product in the other Party’s Territory. With respect to (i) [ * ], or (ii) [ * ], in each case ((i) and (ii)) to the extent permitted by Applicable Law and by the applicable Regulatory Authorities, Seagen and RemeGen, respectively, shall have the right (but not the obligation) to attend (including attending in person as applicable) as an observer in all such meetings, provided that such attendance shall be (a) limited to up to [ * ] of the attending Party, and (b) at [ * ] cost unless such attendance is at the other Party’s request, in which case [ * ]. Each Party shall provide the other Party with written notice [ * ]. The notifying Party shall lead any such meeting or discussion with Regulatory Authorities. Each Party shall provide the other Party with a written summary of each such meeting or discussion, and meeting minutes from such meetings with Regulatory Authorities promptly (but in any event within [ * ], and an English translation (if applicable) within [ * ] (or within [ * ] if pertaining to a Collaborative Global Trial) following such meeting or discussion.

5.3    Right of Reference & Limited Use.

(a)    Right of Reference. Each Party hereby grants to the other Party the right of reference to all Regulatory Submissions pertaining to Royalty Products submitted by or on behalf of such Party or its Affiliates, solely to the extent set forth in this Section 5.3. Subject to Section 5.3(b), Seagen may use such right of reference to RemeGen’s Regulatory Submissions solely for the purpose of seeking, obtaining and maintaining Regulatory Approval and any Pricing Approvals, as applicable, for any Royalty Product in the Field in the Seagen Territory. Subject to Section 5.3(b), RemeGen may use such right of reference to Seagen’s Regulatory Submissions pertaining to the RC48 Licensed Product, Opt-In Products and New Licensed Products containing Disitamab solely for the purpose of seeking, obtaining and maintaining Regulatory Approval of the RC48 Licensed Product or Opt-In Products in the Field in the RemeGen Territory. Each Party shall bear its own costs and expenses associated with providing the other Party with the right of reference and sharing of data and information pursuant to this Section 5.3. Each Party will take such actions as may be reasonably requested by the other Party to give effect to the intent of this Section 5.3 and to give the other Party the benefit of the rights of reference to the granting Party’s Regulatory Submissions in the other Party’s territory as provided herein.

(b)    Clinical Data Buy-In. With respect to any clinical data (other than clinical data for a Collaborative Clinical Trial) generated by a Party during the Term, before the other Party incorporates any such clinical data in any Regulatory Submission submitted for a Royalty Product (in the case of Seagen) or the RC48 Licensed Product or an Opt-In Product (in the case of

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RemeGen) submitted to seek initial Regulatory Approval for such product, or Regulatory Approval for a label expansion for a new Indication (but subject to Section 5.3(c)) in such other Party’s Territory, the other Party shall notify the generating Party. Within [ * ] following receipt of such notice, the generating Party will prepare and deliver to the non-generating Party a report identifying in reasonable detail [ * ] by the generating Party in conducting the relevant Clinical Trial (the foregoing, collectively, as identified in such report, “Independent Activity Costs”). If the non-generating Party does incorporate such clinical data into such Regulatory Submission as described above, the non-generating Party shall (i) promptly notify the generating Party thereof, and (ii) within [ * ]. For clarity, each Party’s obligation to purchase the right to use clinical data for use under this Section 5.3(b) will not preclude each Party from seeing or reviewing any data that is from any Clinical Trial conducted by the other Party that it is permitted to receive hereunder. For further clarity, neither Party shall have the obligation to purchase the right to use any clinical data as set forth in this Section 5.3(b) generated pursuant to a Collaborative Global Trial for which the Parties are sharing costs, and such data shall be included in each Party’s licenses as set forth herein without additional payment.

(c)    Exceptions to Limited Use. Notwithstanding anything to the contrary in this Agreement, no Party will be required to purchase any safety data, adverse events reports or prescription event monitoring reports, all of which will instead be governed under Section 5.4. Additionally, with respect to [ * ]: (i) RemeGen shall have the right to use clinical data from [ * ], and (ii) RemeGen shall be solely responsible for all costs of the [ * ], and subject to (iii) below [ * ]. Promptly following [ * ], RemeGen will begin preparing to transfer responsibility and sponsorship for the [ * ] to Seagen, such transfer to commence as of [ * ].

5.4    Adverse Events Reporting.

(a)    Within [ * ] of the Effective Date, Seagen and RemeGen shall develop and enter into a written agreement setting forth worldwide safety and pharmacovigilance procedures for the Parties with respect to the RC48 Licensed Product and Opt-In Products such as safety data sharing and exchange, adverse events reporting and prescription events monitoring (the “Pharmacovigilance Agreement”). Such Pharmacovigilance Agreement shall describe the obligations of both Parties with respect to the coordination of collection, investigation, reporting and exchange of information between the Parties concerning adverse events or any other safety issue of any significance and product quality and product complaints involving adverse events, in each case sufficient to permit each Party and its Affiliates, licensees or sublicensees to comply with its legal obligations with respect thereto. The Pharmacovigilance Agreement shall be promptly updated if required by changes in Applicable Law. Each Party shall promptly notify the other Party in writing of any such changes in Applicable Law in its Territory upon becoming aware of them.

(b)    Seagen shall maintain a global adverse event database for the RC48 Licensed Product and Opt-In Products by or on behalf of the Parties, its Affiliates or sublicensees (“Global Safety Database”). RemeGen shall maintain an adverse event database for Clinical Trials conducted on the RC48 Licensed Product and Opt-In Products by or on behalf of RemeGen, its Affiliates or sublicensees, and will provide an initial transfer of safety information from its safety database to the Global Safety Database and thereafter exchange individual safety reports in

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accordance with the Pharmacovigilance Agreement. Each Party shall be responsible for: (i) reporting to the applicable Regulatory Authorities in its respective Territory all quality complaints, adverse events and safety data related to Royalty Products (in the case of Seagen) and the RC48 Licensed Product and Opt-In Products (in the case of RemeGen) for such Clinical Trials conducted by such Party, its Affiliates or sublicensees; and (ii) responding to safety issues and to all requests of Regulatory Authorities related to such safety issues with respect to such products in the Field in such Territory, in each case ((i) and (ii)), in accordance with Applicable Laws and the Pharmacovigilance Agreement. RemeGen shall not have direct access to the Global Safety Database, however RemeGen may request required safety data form the Global Safety Database. Seagen shall provide RemeGen with the required safety data, [ * ], taking into consideration the urgency of the matter and compliance with Applicable Law.

(c)    Seagen shall be responsible for complying with all Applicable Laws governing adverse events with respect to Royalty Products in the Field in the Seagen Territory. RemeGen shall be responsible for complying with all Applicable Laws governing adverse events with respect to the RC48 Licensed Product and Opt-In Products in the Field in the RemeGen Territory. Each Party shall notify the other Party on a timely basis of any such adverse events of which it becomes aware in accordance with the Pharmacovigilance Agreement. Each Party shall notify the other in a timely manner (and in any event within [ * ]) of receiving any serious adverse event reports from clinical trials of the Royalty Products (in the case of Seagen) or the RC48 Licensed Product or Opt-In Products (in the case of RemeGen) that the applicable Party is monitoring, notice from a Regulatory Authority, independent review committee, data safety monitoring board or another similar clinical trial or post-marketing monitoring body alleging significant concern regarding a patient safety issue or other material information relevant to the safety of such product. In the event of any inconsistency between the terms of this Agreement and the Pharmacovigilance Agreement, the terms of this Agreement shall prevail and govern, except to the extent such conflicting terms relating directly to the pharmacovigilance responsibilities of the Parties (including the exchange of safety data), in which case the terms of the Pharmacovigilance Agreement shall prevail and govern.

5.5    Safety Audits. Upon [ * ], each Party (the “Safety Auditing Party”) or its representatives shall be entitled to conduct an inspection or audit of the safety and regulatory systems, procedures or practices of the other Party and its Affiliates, relating to such Party or its Affiliates’ Development activities hereunder no more often than [ * ]. If a Party (or its Affiliate) engages a Third Party contractor to conduct any Development activity on its behalf, then such Party shall ensure that it has the right to perform periodic safety and regulatory compliance reviews of such Third party contractor and obtain from such Third Party (and provide to the Safety Auditing Party) reasonable data relevant to support an audit or inspection of the safety and regulatory systems, procedures and practices of such Third Party. Each Party shall promptly notify the other Party of any inspection or audit taken or proposed to be taken of such Party, its Affiliates, sublicensees or subcontractors (including specific Clinical Trial sites) by any Regulatory Authority relating to Royalty Products (in the case of Seagen) or the RC48 Licensed Product or Opt-In Products (in the case of RemeGen) and shall provide the other Party with all material information in its Control pertinent thereto (which may be redacted for information unrelated to the relevant product). Each Party will provide the other with a written summary in English of any findings related to Royalty Products (in the case of Seagen) or the RC48 Licensed Product or Opt-In

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Products (in the case of RemeGen) of a Regulatory Authority following a regulatory inspection or audit within [ * ] following any such inspection or audit, and will provide the other Party with a copy of any report (which may be redacted to the extent related to other products) issued by such Regulatory Authority, including a translation into English thereof within [ * ] following such inspection or audit; provided that notwithstanding the foregoing RemeGen will provide copies of the (i) original inspection or audit report within [ * ], (ii) inspection or audit reports (redacted and translated into English if applicable) for critical observations within [ * ], and (iii) inspection or audit reports for systemic quality system findings from any Regulatory Authority within [ * ], in each case to [ * ]. Each Party will cause its sublicensees to be subject to and comply with the foregoing in this Section 5.5.

5.6    Notice of Regulatory Action. Each Party will promptly notify the other Party if it obtains information (including notice by a Regulatory Authority) indicating that a Royalty Product (in the case of Seagen) or RC48 Licensed Product or Opt-In Product (in the case of RemeGen) may be subject to any recall, corrective or similar regulatory action by virtue of Applicable Law (each a “Remedial Action”). Each Party shall have the right to review and comment on any responses to Regulatory Authorities regarding a Remedial Action in the other Party’s Major Markets (to the extent such comments are timely provided), which comments shall be considered in good faith. Subject to the terms of the Clinical Supply Agreement and Commercial Supply Agreement, the costs and expenses of implementing any Remedial Action in a Party’s respective Territory shall be borne by such Party. Each Party shall, and shall ensure that its Affiliates and (sub)licensees will, maintain adequate records to permit the tracing of the distribution, sale and use of Royalty Products (in the case of Seagen) or the RC48 Licensed Product or Opt-In Products (in the case of RemeGen). In addition, each Party shall promptly notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by or from a Third Party that, in the case of Seagen, would reasonably be expected to materially affect the Development or Commercialization of Royalty Products in the Field in the Seagen Territory, and in the case of notice to RemeGen, would reasonably be expected to materially affect the Development or Commercialization of the RC48 Licensed Product or Opt-In Products in the Field in the RemeGen Territory. In the event of any inconsistency between the terms of this Section 5.6 and the terms of any clinical supply agreement or commercial supply agreement entered into by the Parties pursuant to Article 6, then the terms of such clinical supply agreement or commercial supply agreement, as applicable, shall govern.

5.7    Core Data Sheets. Seagen shall create and update (in each case, with input from RemeGen) and maintain a Core Data Sheet for the RC48 Licensed Product and all New Licensed Products in the Seagen Territory. RemeGen would be responsible for creating and updating the local product information for the RC48 Licensed Product and Opt-In Products in the RemeGen Territory and would submit such information through the JSC, and any deviations that are made from the Core Data Sheet for the RC48 Licensed Product or an Opt-In Product to comply with Applicable Laws in the RemeGen Territory would be subject to approval by the JSC, such approval not to be unreasonably withheld, delayed or conditioned.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ARTICLE 6

MANUFACTURING AND SUPPLY

6.1    RC48 Licensed Product Supply.

(a)    Clinical Supply. RemeGen shall be responsible, by itself or through one or more Third Party contract manufacturers (each a “CMO”), to manufacture and supply to each Party, its Affiliates and sublicensees the RC48 Licensed Product for Development in the Field in the Seagen Territory and in the RemeGen Territory. Within [ * ] after the Effective Date, the Parties shall negotiate in good faith and enter into an agreement consistent with the terms set forth on Exhibit 6.1(a) hereto, pursuant to which RemeGen would supply the RC48 Licensed Product to Seagen for use in Development in the Field in the Seagen Territory (or for use in the conduct of Global Trials or Collaborative Global Trials) at a transfer price [ * ] (the “RC48 Clinical Supply Agreement”).

(b)    Commercial Supply.

(i)    RemeGen shall be responsible, by itself or through one or more CMOs, to manufacture and supply to itself, its Affiliates and sublicensees the RC48 Licensed Product for Commercialization in the Field in the RemeGen Territory. RemeGen shall be responsible, by itself or through one or more CMOs, for the commercial supply of the RC48 Licensed Product for Commercialization in the Field in the Seagen Territory; provided that at any time Seagen may notify RemeGen in writing that Seagen desires RemeGen to transfer the commercial manufacturing process for the RC48 Licensed Product to allow Seagen or its CMO to manufacture the RC48 Licensed Product for Commercialization in the Field in the Seagen Territory. Within [ * ] after the Effective Date, the Parties shall negotiate in good faith and enter into a written supply agreement for such Commercial manufacture and supply by RemeGen of the RC48 Licensed Product to Seagen consistent with the terms set forth on Exhibit 6.1(b)(i) hereto and including that the supply price [ * ] (the “RC48 Commercial Supply Agreement”).

(ii)    If RemeGen receives Seagen’s written notice requesting that RemeGen transfer the commercial manufacturing process for the RC48 Licensed Product to allow Seagen or its CMO to manufacture the RC48 Licensed Product for Commercialization in the Field in the Seagen Territory, then in addition to the RemeGen technology transfer pursuant to Section 2.12(a), RemeGen will promptly prepare and submit to the JCMC, for its review, a plan (the “RC48 Manufacturing Technology Transfer Plan”) for the transfer to Seagen or its CMO of RemeGen RC48 Product Know-How with respect to the manufacture of the RC48 Licensed Product (such actions, “RC48 Manufacturing Technology Transfer”). The RC48 Manufacturing Technology Transfer will be complete when [ * ]. Following the review and approval by the [ * ] of the RC48 Manufacturing Technology Transfer Plan, RemeGen will perform the RC48 Manufacturing Technology Transfer in accordance with such RC48 Manufacturing Technology Transfer Plan to Seagen or its CMO, which shall be conducted at [ * ] sole cost and expense. Seagen or its CMO will notify RemeGen of any material deviations or non-conformities in the manufacture of the RC48 Licensed Product and permit the Parties to conduct joint for-cause audits of such facilities on an ongoing basis. All RC48 Licensed Product manufactured by or on behalf of Seagen shall be manufactured in compliance with all Applicable Laws and applicable

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

specifications for the RC48 Licensed Product. If Seagen is commercially manufacturing the RC48 Licensed Product, if requested by RemeGen, the Parties would negotiate in good faith to reach agreement on a commercial supply agreement pursuant to which Seagen would supply RC48 Licensed Product to RemeGen for sale in the RemeGen Territory, on terms and conditions to be agreed by the Parties, including [ * ].

6.2    New Licensed Product Supply.

(a)    Clinical Supply. Seagen shall be responsible, by itself or through one or more CMOs, to manufacture and supply to itself, its Affiliates and sublicensees each New Licensed Product for Development and Commercialization in the Field in the Seagen Territory and for use under the Global Development Plan. Seagen shall be responsible, by itself or through one or more CMOs, to manufacture and supply to RemeGen each Opt-In Product required by RemeGen for clinical Development use in the RemeGen Territory pursuant to the RemeGen Development Plan until [ * ]. For each Opt-In Product, within [ * ] of the exercise by RemeGen of its Opt-In Right for such Opt-In Product, the Parties will enter into a written agreement consistent with the terms set forth on Exhibit 6.2(a) hereto, pursuant to which Seagen would supply the Opt-In Product to RemeGen for use in clinical Development in the Field in the RemeGen Territory at a transfer price [ * ] (each an “Opt-In Product Clinical Supply Agreement”).

(b)    For each Opt-In Product, within [ * ] of the exercise by RemeGen of its Opt-In Right for such Opt-In Product, in addition to the Seagen technology transfer pursuant to 2.12(b)(ii), Seagen will promptly prepare and submit to the JCMC, for its review, a plan (each such plan an “Opt-In Product Technology Transfer Plan”) for the transfer to RemeGen or its CMO of the Seagen New Licensed Product Know-How with respect to the manufacture of such Opt-In Product (each an “Opt-In Product Manufacturing Technology Transfer”). The Opt-In Product Manufacturing Technology Transfer will be complete when [ * ]. Following the review and approval by the [ * ] of an Opt-In Product Manufacturing Technology Transfer Plan, Seagen will perform the Opt-In Product Manufacturing Technology Transfer in accordance with such Opt-In Product Manufacturing Technology Transfer Plan to RemeGen or its CMO, which shall be conducted at [ * ]. Prior to any such transfer, RemeGen shall establish a firewall approved by the JCMC to segregate Seagen’s manufacturing process for such Opt-In Product from RemeGen’s other manufacturing processes and Know-How. RemeGen or its CMO will notify Seagen of any material deviations or non-conformities in the manufacture of the Opt-In Product and permit the Parties to conduct joint for-cause audits of such facilities on an ongoing basis. All Opt-In Product manufactured by or on behalf of RemeGen shall be manufactured in compliance with all Applicable Laws and applicable specifications for the Opt-In Product. For each Opt-In Product, following [ * ], RemeGen shall be responsible, by itself or through one or more CMOs, to manufacture and supply to itself, its Affiliates and sublicensees each Opt-In Product for clinical Development in the Field in the RemeGen Territory pursuant to the RemeGen Development Plan.

(c)    Commercial Supply. Seagen shall be responsible, by itself or through one or more CMOs, to manufacture and supply to itself, its Affiliates and sublicensees each New Licensed Product for Commercialization in the Field in the Seagen Territory. Not later than [ * ] prior to the anticipated First Commercial Sale of an Opt-In Product in the RemeGen Territory, RemeGen shall notify Seagen in writing if RemeGen either desires Seagen to transfer the

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commercial manufacturing process for such Opt-In Product (which may consist of updates or changes to the clinical manufacturing process) to allow RemeGen or its CMO to manufacture such Opt-In Product for Commercialization in the Field in the RemeGen Territory, or if RemeGen desires that Seagen manufacture and supply to RemeGen, its Affiliates and sublicensees such Opt-In Product for Commercialization in the Field in the RemeGen Territory.

(d)    If Seagen receives RemeGen’s notice that Seagen will manufacture and supply to RemeGen, its Affiliates and sublicensees such Opt-In Product for Commercialization in the Field in the RemeGen Territory, then, over a period of [ * ] after Seagen’s receipt of RemeGen’s notice, the Parties shall in good faith negotiate and enter into a written supply agreement consistent with the terms set forth on Exhibit 6.2(d) for such Commercial manufacture and supply of such Opt-In Product (each an “Opt-In Product Commercial Supply Agreement”). The terms of each Opt-In Product Commercial Supply Agreement shall be commercially reasonable [ * ] and consistent with the terms and conditions of this Agreement and the terms and conditions of any agreement between Seagen and its Third Party manufacturing partner(s), to the extent applicable to commercial supply of such Opt-In Product in the Field in the RemeGen Territory.

(e)    If Seagen receives RemeGen’s notice that Seagen transfer the commercial manufacturing process for such Opt-In Product (which may consist of updates or changes to the clinical manufacturing process) to allow RemeGen or its contract manufacturer to manufacture such Opt-In Product for Commercialization in the Field in the RemeGen Territory, then Section 6.2(b) would apply mutatis mutandis to such transfer. For clarity, prior to such transfer, RemeGen shall establish a firewall approved by the [ * ] to segregate Seagen’s manufacturing process for such Opt-In Product from RemeGen’s other manufacturing processes and Know-How. If RemeGen is commercially manufacturing an Opt-In Product, if requested by Seagen, the Parties would negotiate in good faith to reach agreement on a commercial supply agreement pursuant to which RemeGen would supply such Opt-In Product to Seagen for sale in the Seagen Territory, on terms and conditions to be agreed by the Parties, [ * ]. To the extent necessary while the commercial manufacturing process for the Opt-In Product is being transferred to RemeGen, Seagen will, upon RemeGen’s request [ * ], provide commercial supplies of the Opt-In Product following the first Regulatory Approval of the Opt-In Product in the RemeGen Territory, subject to the terms and conditions set forth in the Opt-In Product Clinical Supply Agreement. If for any reason, Seagen continues to provide commercial supplies beyond the contemplated transitional basis, the Parties shall in good faith negotiate a commercial supply agreement, [ * ].

6.3    Quality Agreement. With respect to the RC48 Clinical Supply Agreement, the RC48 Commercial Supply Agreement, each Opt-In Product Clinical Supply Agreement and each Opt-In Product Commercial Supply Agreement, the Parties shall negotiate in good faith and enter into an agreement governing the quality control of each product manufactured pursuant to such RC48 Clinical Supply Agreement, RC48 Commercial Supply Agreement, Opt-In Product Clinical Supply Agreement and Opt-In Product Commercial Supply Agreement. In the case of the RC48 Licensed Product, the Parties shall negotiate such quality agreement within [ * ].

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ARTICLE 7

COMMERCIALIZATION

7.1    Commercialization Responsibility.

(a)    Seagen. Seagen shall be responsible for Commercializing the Royalty Products in the Field in the Seagen Territory in accordance with this Article 7 and shall book all sales of such Royalty Products in the Field in the Seagen Territory. Seagen, directly or through one or more Affiliates or Third Parties, shall use Commercially Reasonable Efforts to Commercialize each Royalty Product that obtains Regulatory Approval in each Major Market in the Seagen Territory. Seagen shall conduct all Commercialization of Royalty Products in the Field in the Seagen Territory in accordance with all Applicable Laws, at its sole cost and expense.

(b)    RemeGen. RemeGen shall be responsible for Commercializing the RC48 Licensed Product and Opt-In Products in the Field in the RemeGen Territory in accordance with this Article 7 and shall book all sales of the RC48 Licensed Product and Opt-In Products in the Field in the RemeGen Territory. RemeGen, directly or through one or more Affiliates or Third Parties, shall use Commercially Reasonable Efforts to Commercialize the RC48 Licensed Product, and each Opt-In Product, that obtains Regulatory Approval in each Major Market in the RemeGen Territory. RemeGen shall conduct all Commercialization of the RC48 Licensed Product and Opt-In Products in the Field in the RemeGen Territory in accordance with all Applicable Laws, at its sole cost and expense.

7.2    Commercialization Reports. Beginning [ * ], such Party shall provide to the other Party by the end of the first Calendar Quarter of the following Calendar Year a written report that summarizes the Commercialization activities for each Royalty Product (in the case of Seagen) or RC48 Licensed Product and Opt-In Product (in the case of RemeGen) that has obtained Regulatory Approval performed by or on behalf of the Commercializing Party, its Affiliates and sublicensees in the Commercializing Party’s Major Markets. Each such report shall contain sufficient detail to enable the reviewing Party to assess the Commercializing Party’s compliance with its obligations pursuant to Section 7.1.

7.3    Pricing. Each Commercializing Party shall promptly notify the other Party upon the submission of any application for, or receipt of, Pricing Approval for Royalty Products (in the case of Seagen) and the RC48 Product or Opt-In Products (in the case of RemeGen) in the Commercializing Party’s Territory, and keep the other Party timely informed of any discussion with the applicable Regulatory Authority with respect thereto. Each Commercializing Party shall [ * ].

7.4    Diversion. Given the territory-limited nature of each Party’s licenses to Commercialize the RC48 Licensed Product and Opt-In Products, each Party recognizes the importance of avoiding sales of such product outside of its respective Territory. Further, each Party covenants and agrees that it shall not, and shall require that its Affiliates and sublicensees shall not, either directly or indirectly, promote, market, distribute, import, sell or have sold the RC48 Licensed Product or any Opt-In Product, including via the Internet or mail order, to any Third Party for use in the other Party’s Territory. Neither Party shall engage, nor permit its Affiliates or sublicensees to engage, in any advertising or promotional activities relating to any RC48 Licensed Product or Opt-In Product directed primarily to customers or other buyers or users of the RC48 Licensed Product or any Opt-In Product in the other Party’s Territory, or knowingly solicit orders

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from any prospective purchaser of the RC48 Licensed Product or any Opt-In Product for use in the other Party’s territory. If a Party or its Affiliate or sublicensee receives any order for the RC48 Licensed Product or an Opt-In Product from a prospective purchaser for use in the other Party’s Territory, such Party shall immediately refer that order to such other Party and shall not accept any such orders. Neither Party shall, or shall permit its Affiliates or sublicensees to, knowingly deliver or tender (or cause or allow to be delivered or tendered) the RC48 Licensed Product or any Opt-In Product for use in the other Party’s Territory. RemeGen covenants and agrees that it shall not, and shall require that its Affiliates and sublicensees shall not, directly or indirectly engage in any activities related to the Commercialization of any New Licensed Product that is not an Opt-In Product anywhere in the world.

ARTICLE 8

PAYMENTS

8.1    Upfront and Opt-In Fees.

(a)    Upfront Fee for the RC48 Licensed Product and New Licensed Products. In partial consideration of RemeGen’s granting Seagen the licenses and rights to the RC48 Licensed Product and New Licensed Products hereunder and of RemeGen’s undertaking of the activities required under this Agreement, Seagen shall pay to RemeGen a one-time, non-refundable, non-creditable upfront fee of Two Hundred Million Dollars ($200,000,000). The foregoing upfront fee shall be paid within [ * ].

(b)    Opt-In Fee for New Licensed Products. On a New Licensed Product-by- New Licensed Product basis, in partial consideration of Seagen’s granting RemeGen the licenses and rights to Opt-In Products hereunder and of Seagen’s undertaking of the activities required under this Agreement, and upon RemeGen’s exercise of the Opt-In Right for such New Licensed Product, RemeGen shall pay to Seagen a one-time, non-refundable, non-creditable opt-in fee equal to [ * ]. The foregoing opt-in fee shall be fully earned and payable within [ * ] after the date Seagen receives RemeGen’s Opt-In Notice for such New Licensed Product.

8.2    Development Milestones.

(a)    RC48 Licensed Product. Within [ * ] after the first achievement of each Development Milestone Event set forth in the tables in Exhibit 8.2(a) by or on behalf of Seagen, its Affiliates or sublicensees by the RC48 Licensed Product, Seagen shall make the corresponding Development Milestone Payment to RemeGen in accordance with Section 8.4(a). Seagen shall provide RemeGen with notice of the occurrence of each Development Milestone Event within [ * ] of achievement. Each Development Milestone Payment shall be fully earned and payable upon the first achievement of the corresponding Development Milestone Event. For clarity, each of the Development Milestone Payments in Exhibit 8.2(a) shall be payable a maximum of one (1) time for the RC48 Licensed Product. For the avoidance of doubt, the maximum amount payable by Seagen pursuant to this Section 8.2(a) is [ * ] assuming that each of the milestone events in Exhibit 8.2(a) were achieved once.

(b)    New Licensed Products (RemeGen Opt-In; Seagen Territory). If RemeGen exercises one or more Opt-In Rights for one or more New Licensed Products, then,

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within [ * ] after the first achievement of each Development Milestone Event set forth in the tables in Exhibit 8.2(b) by or on behalf of Seagen, its Affiliates or sublicensees in the Seagen Territory by a first Opt-In Product, Seagen shall make the corresponding Development Milestone Payment to RemeGen in accordance with Section 8.4(a). Seagen shall provide RemeGen with notice of the occurrence of each Development Milestone Event within [ * ] of achievement. Each Development Milestone Payment shall be fully earned and payable once upon the first achievement of the corresponding Development Milestone Event.

(c)    Opt-In Products (RemeGen Opt-In; RemeGen Territory). If RemeGen exercises one or more Opt-In Rights for one or more New Licensed Products, then, within [ * ] after the first achievement of each Development Milestone Event set forth in the tables in Exhibit 8.2(c) by or on behalf of RemeGen, its Affiliates or sublicensees in the RemeGen Territory by a first Opt-In Product, RemeGen shall make the corresponding Development Milestone Payment to Seagen in accordance with Section 8.4(a). RemeGen shall provide Seagen with notice of the occurrence of each Development Milestone Event within [ * ] of achievement. Each Development Milestone Payment shall be fully earned and payable once upon the first achievement of the corresponding Development Milestone Event.

(d)    New Licensed Products (No RemeGen Opt-In; Seagen Territory). If RemeGen does not exercise one or more Opt-In Rights for a New Licensed Product, then, within [ * ] after the first achievement of each Development Milestone Event set forth in the tables in Exhibit 8.2(d) by or on behalf of Seagen, its Affiliates or sublicensees in the Seagen Territory by such New Licensed Product, Seagen shall make the corresponding Development Milestone Payment to RemeGen in accordance with Section 8.4(a). Seagen shall provide RemeGen with notice of the occurrence of each Development Milestone Event within [ * ] of achievement. Each Development Milestone Payment shall be fully earned and payable once upon the first achievement of the corresponding Development Milestone Event.

(e)    Each of the Development Milestone Payments in Exhibits 8.2(b), 8.2(c) and 8.2(d) shall be payable solely with respect to the Development of the first New Licensed Product, as applicable, for which IND clearance is obtained by Seagen. In addition, each of the Development Milestone Payments in Exhibits 8.2(b), 8.2(c) and 8.2(d) shall be payable a maximum of one (1) time with respect to the Development of such New Licensed Product, regardless of the number of times the applicable Development Milestone Event is achieved by such New Licensed Product, and no Development Milestone Payment shall be due under Sections 8.2(b), 8.2(c) or 8.2(d) for any subsequent or repeated achievement of such Development Milestone Event by any other New Licensed Product. For the avoidance of doubt, the maximum amount payable [ * ].

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8.3    Commercialization Milestones.

(a)    RC48 Licensed Product. Upon the first achievement of each Commercialization Milestone Event set forth in the table below for the RC48 Licensed Product by or on behalf of Seagen, its Affiliates or sublicensees, Seagen shall make the corresponding Commercialization Milestone Payment to RemeGen in accordance with Section 8.4(b):

Commercialization Milestone Event	Commercialization Milestone Payment
[ * ]	[ *	]
[ * ]	[ *	]
[ * ]	[ *	]
[ * ]	[ *	]

(b)    New Licensed Products, including Opt-In Products (Seagen Territory)

(i)    New Licensed Products (including Opt-In Products) that are not IDCs (Seagen Territory). Upon the first achievement of each Commercialization Milestone Event set forth in the table below with respect to all New Licensed Products (including Opt-In Products) that, in each case, are not IDCs, by or on behalf of Seagen, its Affiliates or sublicensees, Seagen shall make the corresponding Commercialization Milestone Payment to RemeGen in accordance with Section 8.4(b):

Commercialization Milestone Event	Commercialization Milestone Payment
[ * ]	[ *	]
[ * ]	[ *	]
[ * ]	[ *	]

(ii)    New Licensed Products (including Opt-In Products) that are IDCs Directed To HER2 (Seagen Territory). Upon the first achievement of each Commercialization Milestone Event set forth in the table below with respect to all New Licensed Products (including Opt-In Products), that, in each case, are IDCs Directed To HER2, by or on behalf of Seagen, its Affiliates or sublicensees, Seagen shall make the corresponding Commercialization Milestone Payment to RemeGen in accordance with Section 8.4(b):

Commercialization Milestone Event	Commercialization Milestone Payment
[ * ]	[ *	]
[ * ]	[ *	]
[ * ]	[ *	]

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(c)    New Licensed Products (RemeGen Opt-In; RemeGen Territory). If RemeGen exercises one or more Opt-In Rights for one or more New Licensed Products (including IDCs Directed To HER2), then, upon the first achievement of each Commercialization Milestone Event set forth in the table below with respect to all Opt-In Products (including IDCs Directed To HER2) by or on behalf of RemeGen, its Affiliates or sublicensees, RemeGen shall make the corresponding Commercialization Milestone Payment to Seagen in accordance with Section 8.4(b):

Commercialization Milestone Event	Commercialization Milestone Payment
[ * ]	[ *	]
[ * ]	[ *	]
[ * ]	[ *	]
[ * ]	[ *	]

(d)    For clarity, each of the Commercialization Milestone Payments of this Section 8.3 will be payable only once. If more than one Commercialization Milestone Event is achieved in a given Calendar Year, the paying Party shall pay the other Party the Commercialization Milestone Payment associated with each such Commercialization Milestone Event achieved during such Calendar Year. For example, [ * ].

8.4    Payment Terms.

(a)    Development Milestone Payments. Each Party shall: (i) notify the other Party in writing of the achievement of each Development Milestone Event by or on behalf of the notifying Party within [ * ] of achievement; and (ii) make the corresponding Development Milestone Payment within [ * ] after such achievement.

(b)    Commercialization Milestone Payments and Royalty Payments. Following the First Commercial Sale of any Royalty Product (in the case of Seagen) or RC48 Licensed Product or Opt-In Product (in the case of RemeGen), each Party (“Paying Party”) shall give the other Party (“Payee Party”) a written report for each Calendar Quarter showing both the Net Sales by Royalty Product sold by the Paying Party and its Affiliates and sublicensees during the reporting Calendar Quarter and the royalties payable under this Agreement pursuant to Section 8.5, in each case in sufficient detail to allow the Payee Party to verify the amount of royalties paid by the Paying Party for such Calendar Quarter for the Royalty Product. Each such report shall include, on a country-by-country and product-by-product basis: [ * ]. Reports shall be due no later than [ * ] following the end of each Calendar Quarter. The corresponding Commercialization Milestone Payment(s) shown to have accrued by each report provided under this Section 8.4(b) shall be due and payable no later than [ * ] following the date such report is due. The corresponding royalties shown to have accrued by each report provided under this Section 8.4(b) shall be due and payable on [ * ]. In addition, at least [ * ] prior to the end of a given Calendar Quarter, each paying

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Party shall report to the other Party the paying Party’s non-binding estimated Net Sales for the current Calendar Quarter (which shall be based on the estimated actual amounts for [ * ]), and for clarity, the Parties shall not be required to reconcile such estimates with the actual gross sales.

8.5    Royalty Payments.

(a)    Royalty Rates. With respect to any royalty rates in this Section 8.5(a), the royalty rates are tiered royalty rates, such that only the royalty rate for each tier applies for sales within that tier.

(i)    Seagen Net Sales of the RC48 Licensed Product. Subject to the remainder of this Section 8.5, Seagen shall make non-refundable, non-creditable royalty payments to RemeGen on the cumulative Net Sales of the RC48 Licensed Product sold in the Seagen Territory by or on behalf of Seagen, its Affiliates or sublicensees during the RC48 Licensed Product Royalty Term, calculated by multiplying the applicable royalty rate set forth below by the aggregate amount of Net Sales of the RC48 Licensed Product sold in the Seagen Territory in the applicable Calendar Year. Such payments, and associated reports, shall be made in accordance with Section 8.4(b).

Calendar Year, Net Sales of the RC48 Licensed Product in the Seagen Territory	Royalty Rate
[ * ]	[ *	]
[ * ]	[ *	]
[ * ]	[ *	]

(ii)    RemeGen Net Sales of the RC48 Licensed Product. Subject to the remainder of this Section 8.5, RemeGen shall make royalty payments to Seagen on the cumulative Net Sales of the RC48 Licensed Product sold in the RemeGen Territory by or on behalf of RemeGen, its Affiliates or sublicensees during the RC48 Licensed Product Royalty Term, calculated by multiplying the applicable royalty rate set forth below by the aggregate amount of Net Sales of the RC48 Licensed Product sold in the RemeGen Territory in the applicable Calendar Year. Such payments, and associated reports, shall be made in accordance with Section 8.4(b).

Calendar Year, Net Sales of the RC48 Licensed Product in the RemeGen Territory	Royalty Rate
[ * ]	[ *	]
[ * ]	[ *	]
[ * ]	[ *	]

(iii)    Seagen Net Sales of New Licensed Products (including Opt-In Products) that are not IDCs (Seagen Territory). Subject to the remainder of this Section 8.5,

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Seagen shall make non-refundable, non-creditable royalty payments to RemeGen on the cumulative Net Sales of all New Licensed Products (including Opt-In Products) that, in each case, are not IDCs and that are sold in the Seagen Territory by or on behalf of Seagen, its Affiliates or sublicensees (with respect to each such New Licensed Product, sold during the applicable Opt-In Product Royalty Term or New Licensed Product Royalty Term for such New Licensed Product), calculated by multiplying the applicable royalty rate set forth below by the aggregate amount of Net Sales of all New Licensed Products (including Opt-In Products) that, in each case, are not IDCs and that are sold in the Seagen Territory in the applicable Calendar Year. Such payments, and associated reports, shall be made in accordance with Section 8.4(b).

Calendar Year, Net Sales of all New Licensed Products (including Opt- In Products) that are not IDCs in the Seagen Territory	Royalty Rate
[ * ]	[ *	]
[ * ]	[ *	]
[ * ]	[ *	]

(iv)    Seagen Net Sales of New Licensed Products (including Opt-In Products) that are IDCs Directed To HER2 (Seagen Territory). Subject to the remainder of this Section 8.5, Seagen shall make non-refundable, non-creditable royalty payments to RemeGen on the cumulative Net Sales of all New Licensed Products (including Opt-In Products) that, in each case, are IDCs Directed To HER2 and that are sold in the Seagen Territory by or on behalf of Seagen, its Affiliates or sublicensees (with respect to each such IDC, sold during the applicable Opt-In Product Royalty Term or New Licensed Product Royalty Term for such product), calculated by multiplying the applicable royalty rate set forth below by the aggregate amount of Net Sales of all New Licensed Products (including Opt-In Products) that, in each case, are IDCs Directed To HER2 and that are sold in the Seagen Territory in the applicable Calendar Year. Such payments, and associated reports, shall be made in accordance with Section 8.4(b).

Calendar Year, Net Sales of all New Licensed Products (including Opt- In Products) that are IDCs Directed To HER2 in the Seagen Territory	Royalty Rate
[ * ]	[ *	]
[ * ]	[ *	]
[ * ]	[ *	]

(v)    RemeGen Net Sales of New Licensed Products that are Opt-In Products (including IDCs) (RemeGen Opt-In; RemeGen Territory). If RemeGen exercises its Opt-In Right for one or more New Licensed Products that are Opt-In Products, then, subject to the remainder of this Section 8.5, RemeGen shall make non-refundable, non-creditable royalty payments to Seagen on the cumulative Net Sales of all Opt-In Products sold in the RemeGen Territory by or on behalf of RemeGen, its Affiliates or sublicensees (with respect to each Opt-In

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Product (including IDCs), sold during the Opt-In Product Royalty Term for such Opt-In Product), calculated by multiplying the applicable royalty rate set forth below by the aggregate amount of Net Sales of all Opt-In Products sold in the RemeGen Territory in the applicable Calendar Year. Such payments, and associated reports, shall be made in accordance with Section 8.4(b).

Calendar Year, Net Sales of all Opt-In Products in the RemeGen Territory	Royalty Rate
[ * ]	[ *	]
[ * ]	[ *	]
[ * ]	[ *	]

(b)    Royalty Terms. The royalty payments payable under this Section 8.5 shall be payable as follows:

(i)    with respect to the RC48 Licensed Product, on a country-by-country basis from the First Commercial Sale of the RC48 Licensed Product in such country in the Seagen Territory or RemeGen Territory, as applicable, until the later to occur of: (x) the expiration of the last Valid Claim (including any patent term adjustments or extensions) within the: (I) RemeGen RC48-Specific Patents; (II) [ * ] that exist as of the Effective Date; or (III) Joint Patent Rights, in each case (I)-(III) that Cover the RC48 Licensed Product as it is sold in such country; or (y) the tenth (10th) anniversary of the date of the First Commercial Sale of the RC48 Licensed Product in such country (the “RC48 Licensed Product Royalty Term”);

(ii)    with respect to each New Licensed Product for which RemeGen has exercised its Opt-In Right (i.e., each Opt-In Product), on a country-by-country basis from the First Commercial Sale of such Opt-In Product in such country in the Seagen Territory or RemeGen Territory, as applicable, until the later to occur of: (x) the expiration of the last Valid Claim (including any patent term adjustments or extensions) within the RemeGen New Product-Specific Patents, Seagen New Product-Specific Patents or Joint Patent Rights that Cover such Opt-In Product as it is sold in such country; or (y) the tenth (10th) anniversary of the date of the First Commercial Sale of such Opt-In Product in such country (the “Opt-In Product Royalty Term”); and

(iii)    with respect to each New Licensed Product for which RemeGen has not exercised its Opt-In Right, on a country-by-country basis from the First Commercial Sale of such New Licensed Product in such country in the Seagen Territory until the later to occur of: (x) the expiration of the last Valid Claim (including any patent term adjustments or extensions) within the [ * ] that Cover such New Licensed Product as it is sold in such country; or (y) the tenth (10th) anniversary of the date of the First Commercial Sale of such New Licensed Product in such country (the “New Licensed Product Royalty Term”).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(c)    Royalty Reductions.

(i)    No Valid Claim. Subject to Section 8.5(c)(v), with respect to the RC48 Licensed Product, any Opt-In Product or any New Licensed Product for which RemeGen has not exercised its Opt-In Right (in the case of Seagen), on a country by country basis during the applicable royalty term for such product, if there is no Valid Claim that Covers such product in such country, then, commencing in the first Calendar Quarter after the date on which this Section 8.5(c)(i) applies and continuing for each Calendar Quarter thereafter during the applicable royalty term, for so long as there is no such Valid Claim that Covers such product in such country, the applicable royalty rates that would otherwise be owed by a Party on Net Sales of such product in such country under Section 8.5(a) will be reduced by [ * ] of the rates set forth in Section 8.5(a).

(ii)    Third Party Payments. If, pursuant to Section 2.10, Seagen, its Affiliates or sublicensees obtains a license to [ * ] of a Third Party that cover [ * ] in order for Seagen, its Affiliate or sublicensee to Develop, manufacture or Commercialize a Royalty Product as permitted herein (“Third Party License(s)”), then Seagen shall have the right to credit [ * ] actually paid by Seagen, its Affiliates or sublicensees with respect to the applicable Royalty Product and country under any such Third Party License(s) against the applicable royalties under Section 8.5(a) payable hereunder to RemeGen with respect to units of such Royalty Product in such country. Subject to Section 8.5(c)(v), such credit against royalties payable to RemeGen hereunder shall be allocated as follows: [ * ]. Notwithstanding the foregoing, [ * ].

(iii)    Biosimilar Product. With respect to [ * ], if in a particular Calendar Quarter during the applicable royalty term [ * ], one or more Third Parties is or are selling a Biosimilar Product for [ * ] (the “Biosimilar Reduction Trigger”), then in such case the royalty rates attributable to the Net Sales [ * ], shall be reduced by [ * ] of the amount otherwise payable under Section 8.5(a), subject to Section 8.5(c)(v).

(iv)    [ * ] RC48 Licensed Product. With respect to [ * ], if in a particular [ * ] any [ * ] is or are selling [ * ] (“[ * ] RC48 Licensed Product”) [ * ], then in such case the royalty rates [ * ], be reduced by [ * ]. The foregoing reduction shall [ * ]. In addition, the foregoing reduction shall only [ * ].

(v)    Royalty Floor. In no event will the royalty rate applicable to Net Sales in any given Calendar Quarter during the applicable royalty term for a Royalty Product (in the case of Seagen) or in the case of RemeGen, the RC48 Licensed Product or Opt-In Products, in each case in a country in such Party’s Territory, be reduced, as a result of the reductions set forth in Sections 8.5(c)(i)-(iii) (collectively), by more than [ * ] of the rate that otherwise would have been payable in accordance with Section 8.5(a) in such Calendar Quarter for such Royalty Product in such country; provided that in the case of royalties owed to RemeGen by Seagen for a particular Royalty Product, such rate shall not go below [ * ] for any Calendar Quarter during the applicable royalty term during which [ * ] (the “Royalty Floor”).

(d)    Blended Royalties. Each Party acknowledges that: (i) the Know-How licensed to such Party for Royalty Products (in the case of Seagen) or the RC48 Licensed Product and Opt-In Products (in the case of RemeGen) is proprietary and valuable and that without such Know-How, such would not be able to obtain and maintain Regulatory Approvals with respect to

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the applicable products as quickly; (ii) access to the licensed Know-How gives each Party a competitive advantage in the marketplace beyond the exclusivity afforded by the licensed Patent Right; and (iii) the royalties set forth in Section 8.5 are, in part, intended to compensate each licensing Party for such competitive advantage. The Parties agree that the royalty rates set forth in Section 8.5 reflect an efficient and reasonable blended allocation of the value provided by each licensing Party to each licensee Party.

8.6    Payments to Third Parties. Subject to Section 2.11(b) with respect to Opt-In Products, each Party [ * ]. Without limiting the foregoing, RemeGen shall be solely responsible for [ * ]. Except as expressly set forth herein (including as set forth in Section 2.10 and Section 2.11(b)), each Party [ * ].

8.7    Payment Currency; Exchange Rate. All payments to be made under this Agreement shall be made in USD. Payments to any Payee Party shall be made by automated clearing house (ACH) or electronic wire transfer of immediately available funds to the account of such Payee Party, as designated in writing to the Paying Party. If any currency conversion is required in connection with the calculation of amounts payable hereunder, such conversion shall be made in a manner consistent with the Paying Party’s normal practices used to prepare its audited financial statements for external reporting purposes; provided that such practices use a widely accepted source of published exchange rates.

8.8    Late Payments. Any undisputed payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to [ * ].

8.9    Records and Audit Rights.

(a)    Records. Each Paying Party will keep (and will cause its Affiliates and sublicensees to keep) complete, true and accurate books and records in sufficient detail for the Payee Party to determine payments due to such Payee Party under this Agreement, including Royalty Product royalty payments, in a manner consistent with the Paying Party’s normal practices used to prepare its audited financial statements for external reporting purposes. Each Paying Party will keep such books and records for [ * ].

(b)    Audit Rights.

(i)    Each Payee Party or its designee shall have the right to appoint at its expense an independent certified public accountant of nationally recognized standing (the “Accounting Firm”) reasonably acceptable to the Paying Party to inspect or audit the relevant records of the Paying Party and its Affiliates to verify the accuracy of any statement or report given by the Paying Party and that the amount of any payments by the Paying Party were correctly determined for any Calendar Year. In connection with the foregoing, each Paying Party and its Affiliates shall each make its records available for inspection or audit by the Accounting Firm during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from the Payee Party (with not less than [ * ] advance written notice). Absent cause, (i) such inspection or audit right shall not be exercised by the Payee Party or its designee more than [ * ], and (ii) the Payee Party’s right to perform an audit pertaining to any

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Calendar Year shall expire [ * ]. The Payee Party may not audit the same Calendar Year more than [ * ]. If such Accounting Firm correctly identifies that the amount of any payment hereunder was underreported, the Paying Party shall promptly (but in any event no later than [ * ] after its receipt of the Accounting Firm’s report so concluding) make payment to the Payee Party of the underreported amount. If such Accounting Firm correctly identifies that the amount of any payment hereunder was overreported, the Paying Party may credit such amount against future amounts owed to the Payee Party hereunder. The Payee Party or its designee shall bear the full cost of an audit that it conducts pursuant to this Section 8.9(b) unless such audit discloses an underreporting by the Paying Party of more than [ * ] of the aggregate amount of the payments hereunder reportable in any Calendar Year, in which case the Paying Party shall reimburse the Payee Party for all costs incurred in connection with such inspection or audit, in addition to paying the underreported amount.

(ii)    The Accounting Firm will promptly advise the Parties simultaneously, upon its completion of an audit, whether or not the Paying Party’s payments due hereunder have been accurately recorded, calculated, and reported, and, if not, the amount of such discrepancy. The Paying Party is entitled to require the Accounting Firm to execute a reasonable confidentiality agreement with the Paying Party prior to commencing any such audit, which confidentiality agreement must be consistent with the terms of this Agreement. The Accounting Firm shall provide a copy of its report and findings to the Paying Party. Upon the expiration of [ * ], royalty calculations with respect to [ * ] shall be binding and conclusive upon both Parties. Unless an audit is [ * ], the Parties shall [ * ].

8.10    Taxes. Each Payee Party shall be responsible for its own tax liabilities arising under this Agreement. Each Payee Party shall be liable for all of its income and other taxes (“Taxes”) imposed upon any payments made by the Paying Party to such Payee Party under this Agreement (“Agreement Payments”). The amounts set forth herein are exclusive of all applicable sales or use, goods and services, value added, consumption or other similar fees or taxes (“Transfer Taxes”) arising on the Agreement Payments, and the Payee Party shall be responsible for and pay any such Transfer Taxes imposed on it with respect to the Agreement Payments due to it hereunder. If any Paying Party determines that Applicable Laws require withholding or deduction of Taxes from any payment hereunder, such Paying Party shall make any such required withholding payments in a timely manner and shall subtract the amount thereof from the Agreement Payments. Such Paying Party shall promptly (as available) submit to the Payee Party appropriate proof of payment of the withheld Taxes in the form customarily provided within a reasonable period of time. Paying Party shall provide Payee Party with reasonable assistance in order to allow Payee Party to obtain the benefit of any present or future treaty against double taxation or refund or reduction in Taxes, which may apply to the Agreement Payments. If the Paying Party failed to deduct or withhold tax from Agreement Payments as required by Applicable Law, the Payee Party shall indemnify and hold harmless the Paying Party from any such taxes and further, shall assist the Paying Party with regard to all procedures required in order to obtain relief and, if appropriate, reimbursement by tax authorities (including providing proof, if applicable, that the appropriate tax has, in fact, been paid by the Payee Party) or, in case tax authorities will not reimburse withholding tax to the Paying Party, the Payee Party will immediately pay to the Paying Party (for remittance to the appropriate taxing authority to the extent not previously paid to such authorities by the Paying Party) the amount of such tax not previously paid by the Payee Party to the appropriate taxing authority.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

8.11    Blocked Currency. If Applicable Law in a country materially restricts conversion into USD, or if transfer of funds of a convertible currency to the United States becomes materially restricted, forbidden or substantially delayed, then each Paying Party so impacted shall promptly notify the Payee Party and, thereafter, amounts accrued in such country or jurisdiction under this Article 8 shall be paid to such Payee Party (or its designee) in such country or jurisdiction in local currency by deposit in a local bank designated by such Payee Party and to the credit of such Payee Party, unless the Parties otherwise agree.

ARTICLE 9

CONFIDENTIALITY

9.1    Duty of Confidence. During the Term and for [ * ], the Receiving Party shall maintain in confidence and not disclose to any Person or use for any purpose, except as set forth herein, without the prior written consent of the Disclosing Party any Confidential Information of the Disclosing Party. The Receiving Party shall implement reasonable procedures to prohibit the unauthorized disclosure or misuse of the Disclosing Party’s Confidential Information. Without limiting the foregoing, each Party shall use at least the same procedures and degree of care to prevent the unauthorized disclosure of the other Party’s Confidential Information as it uses to prevent the unauthorized disclosure of its own confidential information of like importance, and shall in any event use no less than reasonable procedures and a reasonable degree of care with respect thereto.

9.2    Exceptions. The obligations under this Article 9 shall not apply to any information to the extent the Receiving Party can demonstrate by competent evidence that such information:

(a)    is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the Receiving Party;

(b)    was lawfully known to, or was otherwise in the lawful possession of, the Receiving Party prior to the time of disclosure by the Disclosing Party;

(c)    is disclosed to the Receiving Party on a non-confidential basis by a Third Party that is entitled to disclose it without breaching any confidentiality obligation; or

(d)    is independently developed by or on behalf of the Receiving Party, as evidenced by its written records, without use of or reference to any of the Disclosing Party’s Confidential Information.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

9.3    Authorized Disclosures. Notwithstanding Section 9.1, the Receiving Party may disclose the Disclosing Party’s Confidential Information solely to the extent such disclosure is reasonably necessary in the following instances:

(a)    to its attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the Receiving Party, and to its and its Affiliates’ employees, agents, contractors, consultants and advisers in order to exercise its rights or to fulfill its obligations under this Agreement; provided, in each case, that such Person is bound by written or professional confidentiality and non-use obligations with respect to such Confidential Information at least as protective of the Disclosing Party and such Confidential Information as the terms of this Article 9; provided further, that the Receiving Party will be liable for any breaches of obligations of confidentiality and non-use by any such Persons;

(b)    to Governmental Authorities or other regulatory agencies in order to obtain and maintain Patent Rights consistent with Article 13;

(c)    with respect to disclosure by Seagen or a Seagen Affiliate or sublicensee, to Regulatory Authorities to gain or maintain approval to conduct Clinical Trials for any Royalty Product, to obtain and maintain Regulatory Approval of or to otherwise Develop, manufacture and Commercialize Royalty Products, in each case, in the Field, in accordance with this Agreement;

(d)    with respect to disclosure by RemeGen or a RemeGen Affiliate or sublicensee, to Regulatory Authorities to gain or maintain approval to conduct Clinical Trials for the RC48 Licensed Product or any Opt-In Product or to obtain and maintain Regulatory Approval of or to otherwise Develop, manufacture and Commercialize the RC48 Licensed Product or any Opt-In Product, in each case, in the Field and in accordance with this Agreement;

(e)    prosecuting or defending litigation as contemplated by Sections 12.1, 12.2, or 15.5;

(f)    to the extent required in connection with any judicial or administrative process relating to or arising from this Agreement (including any enforcement hereof) or to comply with Applicable Laws, applicable court orders or governmental regulations (or the rules of any recognized stock exchange or quotation system); or

(g)    to bona fide potential or actual investors, acquirers or (sub)licensees in connection with due diligence or similar investigations by such Third Parties; in each case, on a need-to-know basis and provided, in each case, that any such potential or actual investor, acquirer or (sub)licensee agrees to be bound by written or professional confidentiality and non-use obligations with respect to such Confidential Information at least as protective of the Disclosing Party and such Confidential Information as the terms of this Article 9; provided further, that the Receiving Party will be liable for any breaches of obligations of confidentiality and non-use by any such Persons.

If the Receiving Party is required by judicial or administrative process to disclose any of the Disclosing Party’s Confidential Information, the Receiving Party shall promptly inform the Disclosing Party of the disclosure that is being sought in order to provide the Disclosing Party an opportunity to challenge or limit the disclosure obligations, and, if requested by the Disclosing Party, cooperate in all reasonable respects with the Disclosing Party’s efforts to obtain confidential treatment or a protective order with respect to any such disclosure, at the Disclosing Party’s

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

expense. Confidential Information that is disclosed, as permitted by this Section 9.3, shall remain otherwise subject to the confidentiality and non-use provisions of this Article 9, and the Receiving Party shall take all steps reasonably necessary to ensure the continued confidential treatment of such Confidential Information.

9.4    Prior Agreements. This Agreement supersedes all prior non-disclosure or confidentiality agreements between the Parties, including [ * ]. All [ * ] shall be deemed [ * ].

ARTICLE 10

PUBLICATIONS & PUBLICITY

10.1    Publications.

(a)    Each Party may publicly present or publish any clinical data, non-clinical data or any associated results or conclusions (i) generated by or on behalf of such Party pursuant to this Agreement in such Party’s Territory, including in the case of Seagen, generated from a Seagen Territory-specific Trial, and in the case of RemeGen, generated from a RemeGen Territory-specific Trial, or (2) in the case of Seagen, generated from a Global Trial or Collaborative Global Trial (each such proposed presentation or publication, a “Publication”); provided that such Party may only make such a Publication in accordance with this Article 10. If a Party desires to publicly present or publish a Publication, the publishing Party shall provide the reviewing Party with a copy of such proposed Publication at least [ * ] prior to the earlier of its presentation or intended submission for publication; provided that in the case of abstracts, this period shall be at least [ * ]

(b)     (such applicable period, the “Review Period”). The publishing Party agrees that it will not submit or present any Publication: (i) until the reviewing Party has provided written comments during such Review Period on the material in such Publication; or (ii) until the applicable Review Period has elapsed without written comments from the reviewing Party, in which case the publishing Party may proceed, and the Publication will be considered approved in its entirety. If the publishing Party receives written comments from the reviewing Party during the applicable Review Period, the publishing Party shall consider and incorporate the comments of the reviewing Party in good faith, but will retain the sole authority to submit the manuscript for such Publication; provided that the publishing Party agrees to: (A) delete any Confidential Information of the reviewing Party that the reviewing Party identifies for deletion in the reviewing Party’s written comments; (B) delete any clinical data, non-clinical data results, conclusions or other related information that is not specific to the Field or the publishing Party’s Territory (if not generated from a Global Trial), or the publication of which the reviewing Party reasonably determines would adversely impact any Royalty Product (in the case of Seagen) or RC48 Licensed Product or Opt-In Product (in the case of RemeGen); and (C) if requested by the reviewing Party, delay such Publication for a period of up to [ * ] after the end of the applicable Review Period to enable the reviewing Party to draft and file Patent Rights with respect to any subject matter to be made public in such Publication and to which the reviewing Party has the applicable intellectual property rights to file such Patent Rights. The publishing Party shall provide the reviewing Party with a copy of the Publication at the time of the submission or presentation. The publishing Party agrees to acknowledge the contributions of the reviewing Party, and the employees of the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

reviewing Party, in all Publications as scientifically appropriate. The publishing Party shall require its Affiliates, sublicensees and contractors to comply with the obligations of this Section 10.1. Notwithstanding the foregoing, [ * ].

(c)    Notwithstanding anything to the contrary in this Section 10.1, the contents of any press release or other publication that has been reviewed and approved by a reviewing Party in accordance with this Article 10 may be re-released by such reviewing Party or publishing Party without a requirement for re-approval.

10.2    Publication and Listing of Clinical Trials. Each Party agrees to comply, with respect to the listing of Clinical Trials or the publication of Clinical Trial results with respect to Royalty Products and to the extent applicable to its activities conducted under this Agreement, with: (a) the Pharmaceutical Research and Manufacturers of America (PhRMA) Guidelines on the listing of Clinical Trials and the Publication of Clinical Trial results; and (b) any Applicable Law or applicable court order, stipulations, consent agreements and settlements entered into by such Party.

10.3    Publicity.

(a)    The Parties have mutually approved a joint press release attached hereto as Exhibit 10.3 with respect to this Agreement, and either Party may make subsequent public disclosure of the contents of such press release. Subject to the foregoing, each Party agrees not to issue any press release or other public statement (“Press Release”), whether oral or written, disclosing the terms hereof or any of the activities conducted hereunder without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), except that neither Party will be prevented from complying with any duty of disclosure it may have pursuant to Applicable Laws (including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) or pursuant to the rules of any recognized stock exchange or quotation system, subject to that Party notifying the other Party of such duty and limiting such disclosure as reasonably requested by the other Party (and giving the other Party sufficient time to review and comment on any proposed disclosure).

(b)    Notwithstanding Section 10.3(a), either Party has the right to publicly disclose with the other Party’s prior written consent (not to be unreasonably withheld, delayed or conditioned) the achievement of any Development Milestone Event or Commercialization Milestone Event under this Agreement, except that such prior written consent shall not be required if such public disclosure is required under Applicable Laws or the rules or regulations of any securities exchange on which the disclosing Party’s shares are traded; provided that the disclosing Party shall give [ * ] prior notice thereof. After a Press Release has been made available to the public, each Party may post such Publication or a link to it on its corporate web site without the prior written consent of the other Party.

(c)    The Parties hereby acknowledge and agree that either Party may be required by Applicable Laws to submit a copy of this Agreement to any national or sub-national securities regulatory body in any jurisdiction (collectively, the “Securities Regulators”). If a Party is required by Applicable Laws to submit a description of the terms of this Agreement to or file a copy of this Agreement with any Securities Regulator, such Party agrees to consult and coordinate

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

with the other Party with respect to such disclosure and, if applicable, the preparation and submission of a confidential treatment request for this Agreement. Notwithstanding the foregoing, if a Party is required by Applicable Laws to submit a description of the terms of this Agreement to or file a copy of this Agreement with any Securities Regulator and such Party has: (i) promptly notified the other Party in writing of such requirement and any respective timing constraints; (ii) provided copies of the proposed disclosure or filing to the other Party reasonably in advance of such filing or other disclosure; and (iii) given the other Party a reasonable time (not less than [ * ]) under the circumstances to comment upon and request confidential treatment for such disclosure, then such Party will have the right to make such disclosure or filing at the time and in the manner reasonably determined by its counsel to be required by Applicable Laws or the applicable Securities Regulator. If a Party seeks to make a disclosure or filing as set forth in this Section 10.3(c) and the other Party provides comments within the respective time periods or constraints specified herein, then the Party seeking to make such disclosure or filing will in good faith consider incorporating such comments.

ARTICLE 11

REPRESENTATIONS, WARRANTIES, AND COVENANTS

11.1    Representations, Warranties of Each Party. Each Party represents and warrants to the other Party as of the Execution Date and as of the Effective Date that:

(a)    it is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of formation;

(b)    it has full corporate power and authority to execute, deliver and perform this Agreement, and has taken all corporate action required by Applicable Laws and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

(c)    this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity); and

(d)    the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and shall not (a) conflict with or result in a breach of any provision of its organizational documents, (b) result in a breach of any agreement to which it is a party; or (c) violate any Applicable Laws.

11.2    Representations and Warranties of RemeGen. RemeGen represents and warrants to Seagen as of the Execution Date and as of the Effective Date that:

(a)    RemeGen has the right under the RemeGen RC48 Technology and RemeGen New Product Technology to grant the licenses in Section 2.1 to Seagen, and (i) RemeGen has not granted any license, covenant not to sue, covenant to use, waiver, or other right

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under the RemeGen RC48 Technology or RemeGen New Product Technology, or otherwise with respect to Disitamab, that is inconsistent with such licenses; (ii) all RemeGen RC48 Technology and RemeGen New Product Technology is free and clear of liens, charges and encumbrances; and (iii) there are no restrictions or other requirements (including any restrictions or requirements of any Governmental Authority or any Person that provided funding to RemeGen or its Affiliates) that (x) prevent, preclude or restrict RemeGen from granting the licenses under Section 2.1 to Seagen or transferring to Seagen any of the RemeGen RC48-Specific Know-How or RemeGen New Product-Specific Know-How pursuant to Section 2.12(a) or (y) otherwise encumber Seagen’s practice of the licenses granted to Seagen under Section 2.1;

(b)    all RemeGen RC48-Specific Patents and RemeGen New Product-Specific Patents are enforceable and (to RemeGen’s knowledge) valid Patent Rights, and have been filed and maintained properly and correctly and all applicable fees have been paid on or before any final due date for payment, and RemeGen has complied in all material respects with all Applicable Laws, including any duties of candor to applicable patent offices, in connection with the filing, prosecution and maintenance of the RemeGen RC48-Specific Patents and RemeGen New Product-Specific Patents;

(c)    RemeGen is the sole and exclusive owner of, or otherwise Controls, the RemeGen RC48 Technology (including the RemeGen RC48-Specific Patents listed on Exhibit 1.105, which Exhibit identifies whether such Patent Rights are owned by RemeGen or in-licensed by RemeGen pursuant to a RemeGen Existing In-License), RemeGen New Product Technology and Disitamab, and no Governmental Authority, academic institution or research center has any rights to the RemeGen RC48 Technology, RemeGen New Product Technology, or Disitamab, and RemeGen has no obligations to such entities with respect thereto;

(d)    to RemeGen’s knowledge, [ * ], RemeGen has complied with and satisfied all requirements under U.S. patent law and the laws of other countries [ * ];

(e)    there is no pending litigation, nor has RemeGen received any written notice from any Third Party, asserting or alleging that the Development, manufacture or Commercialization of the RC48 Licensed Product or Disitamab prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party;

(f)    there are no pending or threatened (in writing) adverse actions, suits or proceedings against RemeGen involving the RemeGen RC48 Technology, RemeGen New Product Technology, Disitamab or the RC48 Licensed Product;

(g)    RemeGen has not entered into any settlement, co-existence or any other agreement in connection with resolution of a dispute concerning the RemeGen RC48 Technology, RemeGen New Product Technology, Disitamab or the RC48 Licensed Product;

(h)    RemeGen has not entered into any non-competition agreement, restrictive covenant, or any other agreement restricting the ownership, use or exploitation of the RemeGen RC48 Technology, RemeGen New Product Technology, Disitamab or the RC48 Licensed Product;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(i)    to RemeGen’s knowledge, no Third Party is infringing or misappropriating or has infringed or misappropriated or is threatening to infringe or misappropriate the RemeGen RC48 Technology or RemeGen New Product Technology, and neither RemeGen nor its Affiliates have issued a claim against a Third Party alleging that a Third Party is infringing or misappropriating or has infringed or misappropriated any RemeGen RC48-Specific Patents or RemeGen New Product-Specific Patents;

(j)    the RemeGen RC48 Technology includes all Patent Rights and Know-How that are owned or licensed by RemeGen or any of its Affiliates and that are necessary or reasonably useful to Develop, manufacture and Commercialize the RC48 Licensed Product in the Field in the Seagen Territory as such Development, manufacture and Commercialization is currently being conducted by RemeGen;

(k)    to RemeGen’s knowledge, the use or other exploitation of the RemeGen RC48 Technology, RemeGen New Product Technology, Disitamab or the RC48 Licensed Product as contemplated under this Agreement (i) does not and will not infringe any valid, enforceable and unexpired issued Patent Right of any Third Party or misappropriate any Know-How or other intellectual property of any Third Party, and (ii) does not and will not infringe the claims of any published Third Party patent application if such claims were to validly issue in their current form;

(l)    RemeGen has properly identified the inventors and has obtained from each such inventor of the RemeGen RC48-Specific Patents or RemeGen New Product-Specific Patents indicated as being owned by RemeGen or any of its Affiliate agreements that have assigned to RemeGen or its Affiliate each such inventor’s entire right, title and interest in and to the applicable RemeGen RC48-Specific Patents or RemeGen New Product-Specific Patents, and each such agreement is valid and enforceable;

(m)    there are no (i) inter partes reviews, post-grant reviews, interferences, re-examinations or oppositions involving the RemeGen RC48-Specific Patents or RemeGen New Product-Specific Patents that are pending, alleged, threatened or being conducted in or before any patent office (or other Governmental Authority performing similar functions) or (ii) inventorship or ownership challenges involving the RemeGen RC48-Specific Patents, or RemeGen New Product-Specific Patents that are pending, alleged, threatened or being conducted in or before any patent office or other Governmental Authority;

(n)    (i) Exhibit 11.2(n) sets forth a complete and accurate list of all agreements between RemeGen (or its Affiliate) and a Third Party entered into prior to the Execution Date pursuant to which RemeGen (or its Affiliate) Controls any Patent Rights or Know-How included within the RemeGen RC48 Technology or RemeGen New Product Technology (other than agreements with RemeGen’s (or its Affiliate’s) employees and agreements with independent contractors and service providers entered into in the ordinary course of RemeGen’s (or its Affiliate’s) business, in each case, pursuant to which such employee, independent contractor or service provider, as applicable, assigns its right, title and interest to such Patent Rights and Know-How to RemeGen (or its Affiliate)) (the “RemeGen Existing In-Licenses”); (ii) RemeGen has provided Seagen with true, correct and complete copies of all RemeGen Existing In-Licenses; (iii) neither RemeGen nor its Affiliates are in breach or default under any RemeGen Existing In-

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

License, nor is any counterparty thereto in breach of any RemeGen Existing In-License, and neither RemeGen nor its Affiliates have received any written notice of breach or default with respect to any RemeGen Existing In-License; and (iv) the RemeGen Existing In-Licenses are in full force and effect;

(o)    (i) Exhibit 11.2(o) sets forth a complete and accurate list of all agreements between RemeGen (or its Affiliates) and a Third Party entered into prior to the Execution Date and in force as of the Execution Date pursuant to which RemeGen (or its Affiliate) has engaged a Third Party to manufacture the RC48 Licensed Product (or any component thereof) (the “RemeGen Existing CMO Agreements”); (ii) RemeGen has provided Seagen with true, correct and complete copies of all RemeGen Existing CMO Agreements; (iii) neither RemeGen nor its Affiliates are in breach or default under any RemeGen Existing CMO Agreement, nor, to RemeGen’s knowledge, is any counterparty thereto in breach of any RemeGen Existing CMO Agreement, and neither RemeGen nor its Affiliates have received any written notice of breach or default with respect to any RemeGen Existing CMO Agreement; and (iv) the RemeGen Existing CMO Agreements are in full force and effect;

(p)    neither [ * ] nor any Affiliate thereof has any ownership interest in or to Disitamab or the RemeGen RC48 Technology, and there are no pending actions, nor has RemeGen received any written notice from [ * ], its Affiliate or any Third Party, asserting or alleging that Abnex or its Affiliate has an ownership interest in or to Disitamab or any of the RemeGen RC48 Technology;

(q)    RemeGen has provided to Seagen, prior to the Execution Date, true, correct and complete copies of all material data and information in RemeGen’s or any of its Affiliates’ control regarding the quality, efficacy or safety of the RC48 Licensed Product, and all quality, efficacy and safety data and information provided or otherwise made available to Seagen (or any of its Affiliates) is true, correct and complete in all material respects;

(r)    all information, documents and materials provided or otherwise made available in writing by or on behalf of RemeGen to Seagen (or any of its Affiliates) on or prior to the Execution Date in contemplation of this Agreement was and is true, correct and complete in all material respects, and such information, documents and materials do not (i) contain any untrue statement of a material fact, or (ii) omit any fact that would cause the statements or facts or information contained therein, in light of the circumstances under which they were made, to be misleading in any material respect;

(s)    RemeGen has complied with all Applicable Laws applicable to (i) the prosecution and maintenance of the RemeGen RC48-Specific Patent Rights and RemeGen New Product-Specific Patents; and (ii) its Development, manufacture and Commercialization of the RC48 Licensed Product or Disitamab in the Field;

(t)    there are no legal claims, judgments or settlements against or owed by RemeGen or any of its Affiliates, or pending or, to RemeGen’s actual knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, anti-bribery or corruption violations;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(u)    RemeGen is not, and has not been, debarred or disqualified by any Regulatory Authority; and none of RemeGen’s employees or contractors who were or will be involved in the Development, manufacture or Commercialization of the RC48 Licensed Product, or Disitamab are, or have been, debarred or disqualified by any Regulatory Authority;

(v)    Exhibit 11.2(v) sets forth all of the INDs, BLAs and Regulatory Approvals for the RC48 Licensed Product in the name of, or otherwise held by or on behalf of, RemeGen or any of its Affiliates, and neither RemeGen nor any of its Affiliates has received any notice in writing, or otherwise has knowledge of any facts, which have, or would reasonably be expected to have, led RemeGen (or its Affiliate) to believe that any of such INDs, BLAs or Regulatory Approvals are not currently in, or may not with the passage of time remain in, good standing with the applicable Regulatory Authority; and

(w)    no RC48 Licensed Product has been recalled, withdrawn, suspended or discontinued (whether voluntarily or otherwise), and no warning letters or similar written notices have been issued with respect to the RC48 Licensed Product by any Regulatory Authority, and to RemeGen’s knowledge no recall, withdrawal, suspension, discontinuance, warning letters or similar written notices with respect to the RC48 Licensed Product is pending or threatened.

11.3    Representations and Warranties of Seagen. Seagen represents and warrants to RemeGen as of the Execution Date and as of the Effective Date, and, except as otherwise disclosed in writing in the Data Package for such Opt-In Product, solely with respect to each Opt-In Product as of the Opt-In Date for such Opt-In Product, that:

(a)    Seagen has the right under the Seagen Enabling Technology and Seagen New Product Technology to grant the licenses in Section 2.4 to RemeGen, and (i) Seagen has not granted any license, covenant not to sue, covenant to use, waiver or other right under the Seagen Enabling Technology or Seagen New Product Technology that is inconsistent with such licenses; (ii) all Seagen Enabling Technology and Seagen New Product Technology is free and clear of liens, charges and encumbrances; and (iii) there are no restrictions or other requirements of any Governmental Authority that prevent, preclude or restrict Seagen from granting the licenses under Section 2.4 to RemeGen or transferring to RemeGen any of the Seagen Enabling Know-How or Seagen New Product-Specific Know-How pursuant to Section 2.4;

(b)    there is no pending litigation, nor has Seagen received any written notice from any Third Party, asserting or alleging that the Development, manufacture or Commercialization of any Seagen Enabling Technology prior to the Execution Date, or any Seagen New Product Technology prior to the Opt-In Date for the Opt-In Product Covered by such Seagen New Product Technology, infringed or misappropriated the intellectual property rights of such Third Party;

(c)    there are no pending or, to its knowledge, no threatened (in writing), adverse actions, suits or proceedings against Seagen involving the Seagen Enabling Patents or Seagen New Product-Specific Patents;

(d)    the Seagen New Product Technology includes all Patent Rights and Know-How owned or licensed by Seagen or any of its Affiliates and that is necessary or reasonably useful to Develop, manufacture and Commercialize the Opt-In Product in the Field in the RemeGen Territory as such Development, manufacture and Commercialization is currently being conducted by Seagen;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(e)    with respect to each Opt-In Product, (i) Exhibit 11.3(e) sets forth a complete and accurate list of all agreements between Seagen (or its Affiliate) and a Third Party entered into prior to the Opt-In Date pursuant to which Seagen (or its Affiliate) Controls any Patent Rights or Know-How included within the Seagen New Product Technology (other than agreements with Seagen’s (or its Affiliate’s) employees and agreements with independent contractors and service providers entered into in the ordinary course of Seagen’s (or its Affiliate’s) business, in each case, pursuant to which such employee, independent contractor or service provider, as applicable, assigns its right, title and interest to such Patent Rights and Know-How to Seagen (or its Affiliate)) (the “Seagen Existing In-Licenses”); (ii) Seagen has provided RemeGen with true, correct and complete copies of all Seagen Existing In-Licenses; (iii) neither Seagen nor its Affiliates are in breach or default under any Seagen Existing In-License, nor is any counterparty thereto in breach of any Seagen Existing In-License, and neither Seagen nor its Affiliates have received any written notice of breach or default with respect to any Seagen Existing In-License; and (iv) the Seagen Existing In-Licenses are in full force and effect;

(f)    with respect to each Opt-In Product, (i) Exhibit 11.3(f) sets forth a complete and accurate list of all agreements between Seagen (or its Affiliates) and a Third Party entered into prior to the Opt-In Date and in force as of the Opt-in Date pursuant to which Seagen (or its Affiliates) has engaged a Third Party to manufacture the Opt-In Product (or any component thereof) (the “Seagen Existing CMO Agreements”); (ii) Seagen has provided RemeGen with true, correct and complete copies of all Seagen Existing CMO Agreements; (iii) neither Seagen nor its Affiliates are in breach or default under any Seagen Existing CMO Agreement, nor, to Seagen’s knowledge, is any counterparty thereto in breach of any Seagen Existing CMO Agreement, and neither Seagen nor its Affiliates have received any written notice of breach or default with respect to any Seagen Existing CMO Agreement; and (iv) the Seagen Existing CMO Agreements are in full force and effect;

(g)    Seagen has provided to RemeGen, prior to the Opt-In Date, true, correct and complete copies of all material data and information in Seagen’s or any of its Affiliates’ control regarding the quality, efficacy or safety of the Opt-In Product, and all quality, efficacy and safety data and information provided or otherwise made available to RemeGen (or any of its Affiliates) is true, correct and complete in all material respects;

(h)    all information, documents and materials provided or otherwise made available in writing by or on behalf of Seagen to RemeGen (or any of its Affiliates) on or prior to the Opt-In Date in contemplation of this Agreement was and is true, correct and complete in all material respects, and such information, documents and materials do not (i) contain any untrue statement of a material fact, or (ii) omit any fact that would cause the statements or facts or information contained therein, in light of the circumstances under which they were made, to be misleading in any material respect;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(i)    to its actual knowledge, Seagen has complied with all Applicable Laws applicable to the prosecution and maintenance of the Seagen Enabling Patents or Seagen New Product-Specific Patents;

(j)    there are no legal claims, judgments or settlements against or owed by Seagen or any of its Affiliates, or pending or, to Seagen’s actual knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, anti-bribery or corruption violations;

(k)    Seagen and its Affiliates are not, and have not been, debarred or disqualified by any Regulatory Authority; and none of Seagen or its Affiliates’ employees or contractors who will be involved in the Development, manufacture or Commercialization of the RC48 Licensed Product are, or have been, debarred or disqualified by any Regulatory Authority;

(l)    Seagen has, or can readily obtain, sufficient financial resources to (i) perform all of its obligations pursuant to this Agreement, and (ii) meet all of its obligations that come due in the ordinary course of business; and

(m)    Seagen has, or can readily obtain, sufficient technical, clinical, and regulatory expertise to perform all of its obligations pursuant to this Agreement, including its obligations relating to Development, manufacturing, Commercialization, and obtaining Regulatory Approval as set forth herein.

11.4    Mutual Covenants. Each Party covenants to the other Party that:

(a)    in the course of performing its obligations or exercising its rights under this Agreement, the covenanting Party shall comply with all Applicable Laws, including, as applicable, GMP, GCP, and GLP standards and the Antitrust Laws, and shall not employ or engage any Person who has been debarred by any Regulatory Authority or is the subject of debarment proceedings by a Regulatory Authority;

(b)    the covenanting Party and its Affiliates will only engage Clinical Trial sites that conduct all Clinical Trials in compliance with Applicable Laws, including GCP and the ICH Guidelines, and are approved by the applicable Regulatory Authority;

(c)    the covenanting Party shall (i) comply with all Applicable Laws in relation to data protection, privacy, or restrictions on, or requirements in respect of, the processing of Personal Data of any kind, including the Health Insurance Portability and Accountability Act, General Data Protection Regulation (Regulation (EU) 2016/679) (GDPR), and any equivalent Applicable Law in any other jurisdiction (as any of the foregoing may be amended from time to time, collectively, “Data Protection Laws”), with respect to the collection, use, transfer, storage, destruction, aggregation or other use of subject health information or other Personal Data (as defined in the applicable Data Protection Laws, collectively, “Personal Data”) in connection with this Agreement; (ii) implement appropriate and reasonable security processes and controls in connection with its activities under or in connection with this Agreement so as to protect the security and privacy of Personal Data in accordance with Data Protection Laws; and (iii) take such steps as necessary to comply with Data Protection Laws to permit such Party to disclose Personal Data to the other Party and to permit the other Party to use and disclose such Personal Data for its own purposes in accordance with this Agreement; and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(d)    the covenanting Party and its Affiliates’ will not use any employees or contractors in the Development, manufacture or Commercialization of any Royalty Product who are debarred, disqualified, or subject to any similar sanction by any Regulatory Authority or become the subject of any investigation or proceeding, which may result in debarment, disqualification or any similar sanction by any Regulatory Authority.

11.5    Covenants of RemeGen. RemeGen hereby covenants to Seagen that, during the Term:

(a)    it shall promptly provide to Seagen any notice received from the licensor of any RemeGen Existing In-License that relates to Seagen’s rights or obligations hereunder, including any notice of breach;

(b)    it shall not, without Seagen’s prior written consent, (i) terminate any RemeGen Existing In-License Agreement, or (ii) modify or amend any RemeGen Existing In-License, or waive any of its rights under any RemeGen Existing In-License, in a manner that could reasonably be expected to adversely affect any of Seagen’s rights or obligations under this Agreement;

(c)    it will not grant any liens or security interests on any of the RemeGen RC48 Technology or RemeGen New Product Technology in a manner that would conflict any of the rights or licenses granted to Seagen hereunder; and

(d)    it will not grant to any Third Party any right under the RemeGen RC48 Technology or RemeGen New Product Technology that would conflict with the rights or licenses granted to Seagen hereunder.

11.6    NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 11, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF EITHER PARTY; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

11.7    Compliance with Anti-Corruption Laws.

(a)    Notwithstanding anything to the contrary in this Agreement, each Party agrees that:

(i)    it shall not, in the performance of this Agreement, perform any actions that are prohibited by local and other anti-corruption laws, including the provisions of the United States Foreign Corrupt Practices Act of 1977, and the OECD Anti-Bribery Convention on combatting bribery of foreign public officials in international business transactions, in each case as may be amended from time to time, that may be applicable to one or both Parties (collectively, “Anti-Corruption Laws”);

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(ii)    it shall adhere to its own internal anti-corruption policies and shall not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party with the purpose of influencing decisions related to either Party or its business in a manner that would violate Anti-Corruption Laws;

(iii)    it will (A) promptly provide written notice to the other Party of any violations of Anti-Corruption Laws by such Party, its Affiliates or sublicensees, or persons employed by or subcontractors used by such Party or its Affiliates or sublicensees in the performance of this Agreement of which it becomes aware; and (B), no later than [ * ] following the end of each Calendar Year, verify in writing that to the best of its knowledge, there have been no violations of Anti-Corruption Laws by such Party, its Affiliates or sublicensees, or persons employed by or subcontractors used by such Party or its Affiliates or sublicensees in the performance of this Agreement, or shall provide details of any exception to the foregoing; and

(iv)    it shall maintain records (financial and otherwise) and supporting documentation related to the subject matter of this Agreement in order to document or verify compliance with the provisions of this Section 11.7, and upon request of the other Party, up to one time per Calendar Year and upon reasonable advance notice, shall provide the other Party or its representative with access to such records for purposes of verifying compliance with the provisions of this Section 11.7.

(b)    Each Party represents and warrants that, to its knowledge, neither it nor any of its Affiliates, or its or their directors, officers, employees, distributors, agents, representatives, sales intermediaries or other Third Parties acting on behalf of such Party or any of its Affiliates:

(i)    has taken any action in violation of any applicable Anti-Corruption Laws; or

(ii)    has corruptly offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Public Official, for the purposes of:

(1)    influencing any act or decision of any Public Official in his or her official capacity;

(2)    inducing such Public Official to do or omit to do any act in violation of his or her lawful duty;

(3)    securing any improper advantage; or

(4)    inducing such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary, laboratory or medical facilities) in obtaining or retaining any business whatsoever.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(c)    Each Party further represents and warrants that, as of the Effective Date, none of the officers, directors or employees of such Party or of any of its Affiliates or agents acting on behalf of such Party or any of its Affiliates, is a Public Official.

(d)    For purposes of this Section 11.7, “Public Official” means (i) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division; (ii) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary, laboratory or medical facility; (iii) any officer, employee or representative of any public, international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; and (iv) any person acting in an official capacity for any government or governmental entity, enterprise or organization identified above.

ARTICLE 12

INDEMNIFICATION

12.1    Indemnification by Seagen. Seagen shall indemnify, defend and hold harmless RemeGen, its Affiliates, and their respective directors, managers, officers, employees, contractors, agents and assigns (individually and collectively, the “RemeGen Indemnitee(s)”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) (individually and collectively, “Losses”) incurred in connection with any claim, demand, action or other proceeding by any Third Party (each, a “Claim”) to the extent arising from: (a) the Development or Commercialization of the Royalty Products by or on behalf of Seagen or any of its Affiliates or sublicensees; (b) the [ * ]; (c) breach of [ * ]; or (d) the [ * ], in each case ((a) through (d)), except to the extent such Losses arise out of [ * ].

12.2    Indemnification by RemeGen. RemeGen shall indemnify, defend and hold harmless Seagen, its Affiliates, and their respective directors, managers, officers, employees, contractors, agents and assigns (individually and collectively, the “Seagen Indemnitee(s)”) from and against all Losses incurred in connection with any Claim against such Seagen Indemnitee to the extent arising from: (a) the Development or Commercialization of the RC48 Licensed Product, any Opt-In Product, or Disitamab by or on behalf of RemeGen or any of its Affiliates or (sub)licensees (not including Seagen or its Affiliates or sublicensees), (b) the [ * ], (c) breach of [ * ], (d) [ * ], or (e) the [ * ], in each case ((a)-(e)), except to the extent such Losses arise out of [ * ].

12.3    Indemnification Procedure. If either Party is seeking indemnification under Sections 12.1 or 12.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the Claim giving rise to the obligation to indemnify pursuant to such Section within [ * ] after receiving written notice of the Claim (it being understood and agreed, however, that the failure or delay by an Indemnified Party to give such notice of a Claim shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure or delay to give notice).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

The Indemnifying Party shall have the right to assume the defense of any such Claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any Claim that has been assumed by the Indemnifying Party. The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, conditioned or delayed, if the settlement would: (i) result in or impose any payment obligations on the Indemnified Party, or (ii) result in any admission of wrong-doing or fault by the Indemnified Party. So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle any Claim without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (a) the Indemnified Party may defend against and consent to the entry of any judgment, or enter into any settlement with respect to, the Claim in any manner the Indemnified Party may deem reasonably appropriate; provided that the Indemnified Party shall not agree to any settlement or consent to any judgement without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed, and (b) the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided in this Article 12. If the Parties cannot agree as to the application of Section 12.1 or 12.2 as to any Claim, pending resolution of the dispute pursuant to Section 15.5, the Parties may conduct separate defenses of such Claims, with each Party retaining the right to Claim indemnification from the other Party in accordance with Section 12.1 or 12.2 upon resolution of the underlying Claim.

12.4    Limitation of Liability. NEITHER PARTY OR ITS AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES OR FOR ANY LOSS OF PROFITS OR REVENUE (AND, FOR CLARITY, NEITHER PARTY NOR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE ENTITLED TO RECOVER FOR ANY LOST PROFIT OR LOST REVENUE DAMAGES WHETHER SUCH DAMAGES ARE CLAIMED AS DIRECT OR INDIRECT DAMAGES) ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF WHETHER SUCH CLAIM IS IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, AND REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTIONS 12.1 OR 12.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF SECTION 2.7 OR ITS OBLIGATIONS UNDER ARTICLE 9.

12.5    Insurance. Each Party shall procure and maintain insurance, including clinical trial and product liability insurance, or self-insure, with respect to its activities hereunder and which is consistent with normal business practices of prudent companies similarly situated at all times during which any Royalty Product is being clinically tested in human subjects or commercially distributed or sold in such Party’s Territory. Each Party shall provide the other Party with evidence of such insurance upon request and shall provide such other Party with written notice at least [ * ] prior to the cancellation, non-renewal or material changes in such insurance. Such insurance shall not be construed to create a limit of a Party’s liability under this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ARTICLE 13

INTELLECTUAL PROPERTY

13.1    Inventions.

(a)    Ownership. The ownership of any Invention shall be determined by inventorship. Inventorship will be determined in accordance with the laws of the United States relating to Patent Rights and other intellectual property rights. Accordingly, except as otherwise provided herein, Inventions [ * ] that are Made solely by or on behalf of RemeGen or any of its Affiliates (and all intellectual property rights therein, including any Patent Rights) shall be owned solely by RemeGen; Inventions that are Made solely by or on behalf of Seagen or any of its Affiliates (and all intellectual property rights therein, including any Patent Rights) shall be owned solely by Seagen; and Inventions [ * ] that are Made jointly by or on behalf of the Parties (and all intellectual property rights therein, including any Patent Rights) shall be owned jointly by the Parties. [ * ]. Subject to [ * ], any Patent Right: (i) Covering any Invention that is Made solely by employees, agents, or independent contractors of a Party, its Affiliates or sublicensees (or a Third Party acting on their behalf) in the course of performing activities under this Agreement; (ii) [ * ], will be jointly owned by the Parties and will be a Joint Patent Right hereunder. Each Party hereby assigns to the other Party sufficient right, title and interest to effectuate such sole or joint ownership, as the case may be. In addition, each Party will pay all required inventor reward and remuneration to its employees or other Persons in connection with any such Inventions.

(b)    Disclosure. Each Party shall promptly disclose to the other Party all Inventions, including all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating thereto, and shall also promptly respond to reasonable requests from the other Party for additional information relating thereto. Notwithstanding the foregoing, Seagen shall not be required to disclose to RemeGen any Seagen Inventions to the extent relating solely to any Seagen Linker Technology.

(c)    Joint Inventions. Subject to the rights granted under and the restrictions set forth in this Agreement, it is understood that neither Party shall have any obligation to account to the other Party for profits, or to obtain any approval of the other Party to license, assign or otherwise exploit any Joint Invention (or any Patent Rights claiming the same, “Joint Patent Rights”), by reason of joint ownership thereof, and each Party hereby waives any right it may have under the Applicable Law of any jurisdiction to require any such approval or accounting.

(d)    [ * ] Analysis. If [ * ] wishes to [ * ] in accordance with [ * ]. Thereafter, the Parties will [ * ]. [ * ] will provide [ * ] with [ * ]. In addition, [ * ]. The [ * ] and the reasons for [ * ]; provided that [ * ]. If the [ * ], then such [ * ]; however, such [ * ]. The Parties will cooperate in good faith [ * ]. Each Party shall [ * ]. In addition, the Parties acknowledge that [ * ]. Further, [ * ] will not [ * ].

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13.2    Patent Prosecution

(a)    Generally. As between the Parties, Patent Prosecution of the RemeGen RC48-Specific Patents, RemeGen New Product-Specific Patents, Joint Patent Rights, Seagen Enabling Patents and Seagen New Product Specific Patents shall be as set forth in this Section 13.2. For clarity, the handling of Patent Term Extensions is as set forth in Section 13.5.

(b)    RemeGen RC48-Specific Patents and RemeGen New Product-Specific Patents.

(i)    [ * ] shall have the primary right to control the Patent Prosecution of all RemeGen RC48-Specific Patents and RemeGen New Product-Specific Patents worldwide, in consultation and collaboration with [ * ] as set forth in this Section 13.2(b) using one or more outside counsel mutually agreed to by the Parties. Such Patent Prosecution will be at [ * ].

(ii)    [ * ] with respect to the Patent Prosecution strategy of the RemeGen RC48-Specific Patents and RemeGen New Product-Specific Patents worldwide. [ * ] with copies of [ * ]. [ * ] shall provide [ * ] drafts of [ * ] so as to allow for a reasonable opportunity for [ * ] to review and comment thereon, and [ * ] shall [ * ] any reasonable comments made by [ * ]. Further, [ * ] shall notify and [ * ] with [ * ] of any decision to cease Patent Prosecution of any RemeGen RC48-Specific Patent or RemeGen New Product-Specific Patent at least [ * ] prior to the date upon which the subject matter of such Patent Right will become unpatentable or lapse or become abandoned (or such other reasonable time under the circumstances if [ * ] became aware of such matters with less than [ * ] remaining prior to such deadline), and, if [ * ] shall thereafter have the right to direct the Patent Prosecution of such RemeGen RC48-Specific Patent or RemeGen New Product-Specific Patent, [ * ]. In the event of any dispute between the Parties with respect to the Patent Prosecution of the RemeGen RC48-Specific Patents and RemeGen New Product-Specific Patents anywhere in the world, [ * ].

(c)    Seagen Enabling Patents and Seagen New Product-Specific Patents.

(i)    [ * ] the Patent Prosecution of all Seagen Enabling Patents and Seagen New Product-Specific Patents (but in each case excluding any such Patent Rights that are Seagen Linker Patents, which are subject to Section 13.2(d)) [ * ]. Such Patent Prosecution will be at [ * ].

(ii)    [ * ] with respect to the Patent Prosecution strategy of the Seagen Enabling Patents and Seagen New Product-Specific Patents (excluding any such Patent Rights that are Seagen Linker Patents) worldwide. [ * ] with copies of [ * ]. [ * ] shall provide [ * ] drafts of [ * ] so as to allow for a reasonable opportunity for [ * ] to review and comment thereon, and [ * ] shall [ * ] any reasonable comments made by [ * ]. Further, [ * ] shall notify and [ * ] with [ * ] of any decision to cease Patent Prosecution of any such Seagen Enabling Patent or Seagen New Product-Specific Patent (in each case excluding any Seagen Linker Patent) [ * ] prior to any lapse of rights, and, if [ * ] shall thereafter [ * ]. For clarity, the foregoing shall not apply to any Seagen Enabling Patent or Seagen New Product-Specific Patent that is a Seagen Linker Patent, and [ * ]. In the event of any dispute between the Parties with respect to the Patent Prosecution of the Seagen Enabling Patents and Seagen New Product-Specific Patents (excluding any such Patent Rights that are Seagen Linker Patents) anywhere in the world, [ * ].

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(d)    Seagen Linker Patents. Notwithstanding anything herein to the contrary, [ * ] shall have the [ * ], to control the Patent Prosecution of any and all Seagen Linker Patents worldwide, [ * ]. [ * ] will [ * ] with respect to the Patent Prosecution of the Seagen Linker Patents that are Seagen [ * ].

(e)    Joint Patent Rights. [ * ] the Patent Prosecution of any Joint Patent Rights, as set forth in this Section 13.2(e), [ * ]. [ * ] shall [ * ] of the Patent Prosecution of the Joint Patent Rights and shall [ * ]. [ * ] shall [ * ] so as to allow for a reasonable opportunity for [ * ] to review and comment thereon, and [ * ] shall [ * ]. Further, [ * ] shall notify [ * ] of any decision to cease Patent Prosecution of any Joint Patent Rights, in which case [ * ]. [ * ] will [ * ].

(f)    Cooperation. Each Party shall provide the other Party all reasonable assistance and cooperation in the Patent Prosecution efforts under this Section 13.2 and to effect ownership of Inventions under Section 13.1, including providing any necessary powers of attorney, oaths, declarations, assignments, and executing any other required documents or instruments. Without limiting the foregoing, [ * ].

(g)    Abandonment. If [ * ] cease the Patent Prosecution, or to allow to lapse, any [ * ]. [ * ] shall have [ * ]. In such case, [ * ] informed of [ * ] activities with respect to such Patent Prosecution.

13.3    Patent Enforcement.

(a)    Notice. Each Party shall notify the other within [ * ] of becoming aware of any alleged or threatened infringement by a Third Party of any Licensed Product Patent, which infringement adversely affects or is expected to adversely affect the Development, manufacture or Commercialization of any Royalty Product in the Field anywhere in the world, and any related declaratory judgment or equivalent action alleging the invalidity, unenforceability or non-infringement of any Licensed Product Patent (collectively “Product Infringement”).

(b)    Enforcement Rights.

(i)    Promptly following any such notice provided pursuant to Section 13.3(a), the Parties shall meet and discuss in good faith such Product Infringement and strategies to abate such Product Infringement, including bringing any legal action to enforce the applicable Licensed Product Patents (each an “Enforcement Action”).

(ii)    Notwithstanding Section 13.3(b)(i), (A) [ * ], and (B) [ * ]. The enforcing Party (“Enforcing Party”) shall consider in good faith the interests of the other Party [ * ] in any such Enforcement Action, including that the Enforcing Party shall keep the non-Enforcing Party reasonably informed of the status of such abatement or Enforcement Action and shall reasonably consult the other Party with respect thereto. If the Party with the first right to enforce a Licensed Product Patent under this Section 13.3(b)(ii) or its designee fails to take steps to abate any Product Infringement in the Field [ * ] or to file an Enforcement Action to abate such Product Infringement in the Field [ * ] within [ * ] after the Parties consult with respect to such Product Infringement pursuant to Section 13.3(b)(i), or if the enforcing Party discontinues the prosecution of any such Enforcement Action at any time, then the other Party shall have the right

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to take steps to abate, bring an Enforcement Action or take over such Enforcement Action, as applicable, at its sole expense as it reasonably determines appropriate and shall keep such Party reasonably informed with respect thereto; provided that [ * ], the Parties shall [ * ], provided that [ * ].

(iii)    Cooperation and Settlement. At the request of the Enforcing Party, the non-Enforcing Party shall provide reasonable assistance to the Enforcing Party, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to an Enforcement Action if required by Applicable Laws to pursue such action. [ * ]. In addition, without limiting any of the Enforcing Party’s other obligations in this Section 13.3(b)(iii), the Enforcing Party shall: [ * ]. A settlement, consent judgment or other voluntary final disposition of an Enforcement Action may be entered into [ * ]; provided, however, that [ * ].

(iv)    Recoveries. Any recoveries resulting from an Enforcement Action brought pursuant to Section 13.3(b)(ii) will [ * ]. Any such recoveries[ * ].

(c)    Enforcement Rights for New Licensed Products. Notwithstanding anything to the contrary in Section 13.3(b), with respect to any Product Infringement that relates to a New Licensed Product for which [ * ] to abate or otherwise bring an Enforcement Action with respect to any Licensed Product Patent worldwide, [ * ], and the provisions of Sections 13.3(b)(ii)-13.3(b)(iv) shall apply mutatis mutandis with respect thereto.

(d)    Enforcement Seagen Linker Patents. Notwithstanding anything herein to the contrary, as [ * ] shall have the [ * ] to enforce any Seagen Linker Patent or take steps to abate any alleged or actual Third Party infringement of any Seagen Linker Patent [ * ]. To the extent [ * ], then [ * ] shall [ * ]. For clarity, [ * ].

(e)    Enforcement of Joint Patent Rights (Ex-Product Infringement). Each Party shall notify the other within [ * ] of becoming aware of any alleged or threatened infringement by a Third Party of any Joint Patent Right that is not a Product Infringement (“Ex-Product Infringement”). Sections 13.3(b)(ii)-13.3(b)(iv) shall apply mutatis mutandis to a Party’s right to bring and control any legal action to enforce or defend the Joint Patent Rights with respect to any Ex-Product Infringement.

13.4    Infringement of Third Party Rights.

(a)    Notice. If any Royalty Product (in the case of Seagen) or RC48 Licensed Product or Opt-In Product (in the case of RemeGen) that is Developed, manufactured, used or sold by any Party, its Affiliates or sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of any Patent Rights or other intellectual property rights in any country that are owned or controlled by such Third Party, such Party shall promptly notify the other Party in writing within [ * ] after receipt of such claim or assertion and such notice shall include a copy of any summons or complaint (or the equivalent thereof), including, if applicable, a certified translation into English, received regarding the foregoing. Thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action and may, if appropriate, [ * ]. The Parties shall assert and not waive the joint defense privilege, attorney work-product doctrine, attorney client privileges or any other privileges or protections that may apply with respect to any communications between the Parties in connection with the defense of such claim or assertion.

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(b)    Defense. Subject to Sections 12.1, 12.2 and 13.3, and unless otherwise agreed in the joint defense agreement, [ * ]. [ * ] shall [ * ], provided that in the event any settlement of a Third Party claim involves obtaining a license with respect to such Third Party’s Patent Rights, then [ * ].

(c)    Third Party Technologies. Each Party’s rights under this Article 13 with respect to the prosecution and enforcement of any Licensed Product Patents, in each case that is licensed by such Party from a Third Party shall be subject to the rights of such Third Party to prosecute and enforce such Patent Rights.

13.5    Patent Term Extensions. Each Party shall cooperate in good faith with the other to avoid any loss of any rights that may otherwise be available under the US Drug Price Competition and Patent Term Restoration Act of 1984, the Supplementary Certificate of Protection of the member states of the European Union and other similar measures in any other country or jurisdiction with respect to patent term extensions, adjustments or restorations (any such right, a “Patent Term Extension”) with respect to Royalty Products and the Licensed Product Patents. [ * ] shall [ * ], provided that: [ * ]. The Parties shall cooperate with each other to the extent necessary to effectuate the intent of this Section 13.5 including, promptly upon the other Party’s request, providing such Party with [ * ] all necessary documents. For clarity, [ * ].

13.6    Purple Book Listings. [ * ] shall be responsible for listing Licensed Product Patents in the FDA’s “Purple Book” or any equivalent thereto in any other country in the world with respect to the applicable Royalty Product [ * ] or RC48 Licensed Product or Opt-In Product [ * ] in any country or jurisdiction in such [ * ], provided that: (a) Seagen [ * ]. For clarity, [ * ].

13.7    Common Interest Disclosures. With regard to [ * ], the Parties agree that they have a common legal interest in [ * ], and have a further common legal interest in [ * ]. Accordingly, the Parties agree that [ * ]. All [ * ] will be [ * ]. By [ * ], neither Party [ * ]. Neither Party shall [ * ].

13.8    Product Trademarks. [ * ] have the right to brand Royalty Products in the Field [ * ] using trademarks, logos, and trade names it determines appropriate for such Royalty Products, which may vary by country or jurisdiction or within a country or jurisdiction (the “Product Marks”); provided, however, that each such Party [ * ] shall not use any trademarks or house marks of such other Party (including such Party’s corporate name) or any trademark confusingly similar thereto without such other Party’s prior written consent. [ * ] shall own all rights in the Product Marks [ * ] and shall register and maintain the Product Marks in the Field [ * ] that it determines reasonably necessary, [ * ].

13.9    Patent Marking. Each Party shall mark all Royalty Products in accordance with Applicable Laws, including the applicable patent marking laws, and shall require all of its Affiliates and sublicensees to do the same. To the extent required by Applicable Laws, Seagen shall indicate on the product packaging, advertisement and promotional materials that such Royalty Product is in-licensed from RemeGen.

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13.10    Notice Under Biologics Price Competition and Innovation Act.

(a)    Each Party shall [ * ] give written notice to the other Party of any BLA for a Biosimilar Product of which they become aware filed pursuant to 21 U.S. CFR § 351(k) (or any amendment or successor statute thereto) or corresponding Applicable Laws in other countries anywhere in the world (each a “Biosimilar Application”) referencing the RC48 Licensed Product or Opt-In Product or claiming that any Licensed Product Patent Covering any RC48 Licensed Product or Opt-In Product, or the manufacture or use of each of the foregoing, are invalid or unenforceable, or that infringement will not arise from the manufacture, use or sale of a product by a Third Party, in which case the remainder of this Section 13.10 shall apply. Regardless of the Party that is the “reference product sponsor”, as defined in 42 U.S.C. § 262(l)(1)(A), for purposes of such Biosimilar Application:

(i)    For Biosimilar Actions [ * ] (the “Controlling Party”) [ * ] (the “Non-Controlling Party”), [ * ]. The Controlling Party and the Non-Controlling Party shall discuss and agree in good faith upon an appropriate strategy with respect to such Biosimilar Application and any actions taken with respect to such Biosimilar Action shall be consistent with such strategy (as may be revised from time to time by prior written agreement of the Parties hereunder).

(ii)    The Controlling Party shall [ * ]. Notwithstanding the foregoing, if the Controlling Party is not permitted, pursuant to Applicable Law[ * ] then [ * ] at the reasonable direction of the Controlling Party.

(iii)    Subject to the then-current strategy [ * ] under clause (i) above, the Controlling Party shall have the right to [ * ]. If the Non-Controlling Party is required pursuant to Applicable Law to execute any of these tasks it shall do so in accordance with the then-current strategy agreed upon between the Parties under clause (i) above and in coordination with the Controlling Party, subject to Section 13.3(d). The Controlling Party shall have the right to [ * ].

(iv)    The Controlling Party shall have the right, subject to the then-current strategy agreed upon between the Parties under clause (i) above, to [ * ]. If the Non-Controlling Party is required by Applicable Law to execute any of these tasks, it shall do so in accordance with the Controlling Party’s reasonable instructions, subject to the then-current strategy agreed upon between the Parties under clause (i) above subject to Section 13.3(d).

(v)    The Non-Controlling Party shall cooperate with the Controlling Party’s reasonable requests in connection with the foregoing activities to the extent required or permitted by Applicable Law. The Controlling Party shall notify the Non-Controlling Party of any such lists or communications promptly after they are made.

(vi)    Each Party shall within [ * ] after receiving any notice of commercial marketing provided by the filer of a Biosimilar Application pursuant to 42 U.S.C. § 262(l)(8)(A), notify the other Party thereof. To the extent permitted by Applicable Law, and subject to clause (i) above, the Controlling Party shall have the first right, but not the obligation, to [ * ].

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(vii)    The Parties recognize that procedures other than those set forth above in this Section 13.10 may apply with respect to Biosimilar Applications. In the event that the Parties determine that certain provisions of Applicable Laws in the United States or in any other country in the Territory apply to actions taken by the Parties with respect to Biosimilar Applications under this Section 13.10 in such country, the Parties shall comply with any such Applicable Laws in such country (and any relevant and reasonable procedures established by the Parties) in exercising their rights and obligations with respect to Biosimilar Applications under this Section 13.10 in a manner to effectuate the intent of this Section 13.10.

ARTICLE 14

TERM AND TERMINATION

14.1    Anti-Trust Filings; Term.

(a)    Each of the Parties will promptly make any required filing or application under the Antitrust Laws (the “Antitrust Filings”) with respect to the transactions contemplated under this Agreement, and no later than [ * ] after the Execution Date (or such later time as may be agreed in writing by the Parties), each Party shall file with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission a Notification and Report Form as required by the HSR Act. The Parties will use reasonable commercial efforts to (i) cooperate with each other [ * ], (ii) timely [ * ]; (iii) permit [ * ] to [ * ], and consult with [ * ]; and (iv) cooperate [ * ]. Each Party will use all reasonable commercial efforts to cause any required waiting period to expire or be terminated and any required clearances or approvals to be obtained as promptly as practicable, provided neither Party shall be obligated to [ * ]. [ * ] will be responsible for [ * ] costs associated with any Antitrust Filings; provided, however, that [ * ] shall be solely responsible for any and all filing fees required to be paid to any Governmental Authority in connection with submitting any such Antitrust Filings.

(b)    This Agreement will cease to exist: (i) at the election of either Party, immediately upon notice to the other Party, in the event that any Governmental Authority obtains a temporary restraining order, preliminary or permanent injunction or other legal restraint under any Antitrust Laws against either of the Parties to enjoin the transactions contemplated by this Agreement; or (ii) at the election of either Party, immediately upon notice to the other Party, in the event that the Antitrust Clearance Date will not have occurred on or prior to [ * ] after the effective date of any applicable Antitrust Filings.

(c)    Conduct Between Execution Date and the Effective Date. Except (i) to the extent required by Applicable Law, or (ii) as consented to in writing by Seagen, [ * ], RemeGen shall, and shall cause its Affiliates to, [ * ].

14.2    Term. Upon the Execution Date, this Agreement shall become effective only with respect to Section 14.1, Section 14.2, Article 9, Article 10, Article 11 and Article 15. This Agreement in its entirety shall be effective only as of the Effective Date, and, unless earlier terminated as set forth below, shall expire, on a country-by-country and Royalty Product-by-Royalty Product basis, on the expiration of the applicable royalty term (such period, the “Term”). Upon the expiration of the Term as contemplated in this Section 14.2 for a given Royalty Product in a given country, the license for such Royalty Product shall become fully paid-up, royalty-free, perpetual, irrevocable and non-exclusive in such country.

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14.3    Termination

(a)    Termination by Seagen for Convenience. Seagen may terminate this Agreement in its entirety, or on a Royalty Product-by-Royalty Product or country-by-country basis, at any time upon [ * ] prior written notice to RemeGen.

(b)    Termination for Material Breach. If either Party materially breaches this Agreement at any time, the non-breaching Party may give written notice to the breaching Party specifying the claimed particulars of such breach, and in such event, unless such material breach is cured within [ * ] (or, with respect to any breach of any payment obligation, [ * ] after written notice is given by the non-breaching Party to the breaching Party specifying the breach (provided that if such cure cannot be fully achieved within such [ * ] cure period, then such cure period will be extended for an additional period of up to [ * ] (for a total cure period of [ * ])), the non-breaching Party shall have the right to terminate this Agreement in its entirety with immediate effect by giving written notice of such termination to the breaching Party. Notwithstanding the foregoing:

(i)    If the allegedly breaching Party disputes in good faith the existence, materiality or cure of the applicable material breach and provides written notice of such dispute to the other Party within [ * ] after receipt of notice of the applicable material breach or notice of termination, as applicable, then the matter will be addressed under the dispute resolution provisions in Section 15.5 and the termination will not become effective unless and until it has been finally determined under Section 15.5 that the allegedly breaching Party is in material breach of any of its obligations under this Agreement and has failed to cure the same (which cure period shall commence following such final determination). During the pendency of such a dispute, all of the terms of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder; and

(ii)    If the material breach is by a Party and is limited to one or more Royalty Products (in the case of Seagen) or the RC48 Licensed Product or one or more Opt-In Products (in the case of RemeGen) or countries within such Party’s Territory, and the non-breaching Party would otherwise have the right to terminate this Agreement in its entirety pursuant to the foregoing provisions of this Section 14.3(b), then such Party shall only have the right to terminate with respect to the product(s) and/or country(ies) to which the breach is limited.

(c)    Termination for Patent Challenge.

(i)    If Seagen or any of its Affiliates [ * ], then RemeGen, at its discretion, may [ * ]. If Seagen or its Affiliate (as the case may be) [ * ], RemeGen may [ * ]. In the event that RemeGen notifies Seagen in writing that any of Seagen’s sublicensees [ * ], then Seagen shall [ * ]. For clarity, this Section 14.3(c)(i) does not apply [ * ].

(ii)    If RemeGen or any of its Affiliates [ * ], then Seagen, at its discretion, [ * ]. If RemeGen or its Affiliate (as the case may be) does not [ * ], Seagen may [ * ]. In the event that Seagen notifies RemeGen in writing that any of RemeGen’s sublicensees [ * ], then RemeGen shall [ * ]. For clarity, this Section 14.3(c)(ii) does not apply [ * ].

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(d)    Termination for Insolvency.

(i)    If either Party experiences an Insolvency Event, then such Party will so notify the other Party in writing within [ * ] of such Insolvency Event, and the Party receiving such notice has the sole right to terminate this Agreement with immediate effect by so notifying in writing the Party experiencing such Insolvency Event.

(ii)    Rights in Bankruptcy.

(1)    Generally. All rights and licenses granted under or pursuant to this Agreement by one Party to the other Party are, and otherwise will be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code (“U.S. Bankruptcy Code”) or comparable provision of applicable bankruptcy or insolvency laws, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, and, in the event that a case under U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws is commenced by or against either Party (“Bankrupt Party”), the other Party shall have all of the rights set forth in Section 365(n) or comparable provision of applicable bankruptcy or insolvency laws to the maximum extent permitted thereby. During the Term, each Party shall create and maintain current copies to the extent practicable of all such intellectual property subject to a license to the other Party under this Agreement. Without limiting the Parties rights under Section 365(n) or comparable provision of applicable bankruptcy or insolvency laws, if a case under U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws is commenced by or against the Bankrupt Party, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, will be promptly delivered to it (a) before this Agreement is rejected by or on behalf of the Bankrupt Party, within [ * ] upon the other Party’s written request therefor, unless the Bankrupt Party, or its trustee or receiver, elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the Bankrupt Party upon written request therefor by the other Party. All rights of the Parties under this Section 14.3 and U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws are in addition to and not in substitution of any and all other rights, powers and remedies that each party may have under this Agreement, U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws and any other Applicable Law.

(2)    Contracts with Third Parties. The Parties agree that they intend the foregoing non-Bankrupt Party rights to extend to the maximum extent permitted by law and any provisions of applicable contracts with Third Parties, including for purposes of U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, (i) the right of access to any intellectual property (including all embodiments thereof to the extent protected by non-bankruptcy law) of the Bankrupt Party or any Third Party with whom the Bankrupt Party contracts to perform an obligation of the Bankrupt Party under this Agreement,

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and, in the case of the Third Party, which is necessary for the Development and Commercialization of Royalty Products (in the case of Seagen) or the RC48 Licensed Product or Opt-In Products (in the case of RemeGen and (ii) the right to contract directly with any Third Party described in (i) in this sentence to complete the contracted work.

(3)    Direct Licenses. Any intellectual property provided pursuant to the provisions of this Section 14.3(d)(ii) shall be subject to the licenses set forth elsewhere in this Agreement and the payment obligations of this Agreement, which shall be deemed to be royalties for purposes of U.S. Bankruptcy Code.

(4)    Prosecution. In the event that RemeGen is the Bankrupt Party and this Agreement is rejected by or on behalf of RemeGen as the Bankrupt Party, Seagen may [ * ], provided that such actions are otherwise consistent with this Agreement.

(e)    Alternative to Termination. Without limiting any other remedy that may be available to any Party hereunder, if any Party has the right under Section 14.3(b) to terminate this Agreement but elects by written notice to the other Party to not exercise such right and continue this Agreement, this Agreement shall continue in full force and effect, except that all payment obligations under Article 8 of this Agreement from the Party with the right to terminate under Section 14.3(b) to the other Party shall be [ * ].

(f)    Termination by RemeGen. If, at any time prior to the first Regulatory Approval of a [ * ] in the Seagen Territory, Seagen fails to engage in material activities in support of clinical Development of [ * ] for a period of [ * ], and such lack of engagement is not caused by Force Majeure, requirement or action (or inaction) of Regulatory Authorities the effect of which is to suspend the Development of such Royalty Product, or manufacturing issues, then RemeGen may terminate this Agreement upon [ * ] written notice to Seagen.

14.4    Effect of Termination by RemeGen under Section 14.3(b), Section 14.3(c), Section 14.3(d), Section 14.3(f), or by Seagen under Section 14.3(a). If this Agreement is terminated by RemeGen under Section 14.3(b), Section 14.3(c)(i), Section 14.3(d), Section 14.3(f), or by Seagen under Section 14.3(a), the following shall apply:

(a)    License Grants to Seagen. All the licenses granted by RemeGen to Seagen under this Agreement, and all sublicenses granted by Seagen under such licenses to its Affiliates, shall terminate automatically and immediately. All the licenses granted by Seagen to RemeGen under Section 2.4 of this Agreement shall terminate automatically and immediately, and all sublicenses granted by RemeGen under such licenses shall terminate automatically and immediately. With respect to each Third Party sublicensee of Seagen or its Affiliate, at each Third Party sublicensee’s written request and provided that such sublicensee is not then in default of its sublicense agreement, RemeGen will grant such sublicensee a direct license of a scope equivalent to such sublicensed rights; [ * ].

(b)    RC48 Licensed Product.

(i)    Effective upon the termination of this Agreement, RemeGen shall have, and Seagen hereby grants to RemeGen, a worldwide, non-exclusive, sublicensable (through

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multiple tiers) license under the Seagen Enabling Technology to manufacture and have manufactured, use, import, export, offer for sale, sell and otherwise Develop and Commercialize (but excluding any and all preclinical or non-clinical research) the RC48 Licensed Product as it exists as of the effective date of termination in the Field (the “RC48 Terminated Product”); provided that: [ * ].

(ii)    Regulatory Submissions and Approvals. Upon RemeGen’s written request, Seagen shall provide RemeGen with copies of all material Regulatory Submissions made with respect to the RC48 Terminated Product, in each case by Controlled by Seagen, and assign to RemeGen (or if such assignment cannot be achieved, shall provide RemeGen with a right of reference with respect to) all such material Regulatory Submissions and resulting Regulatory Approvals relating solely to the RC48 Terminated Product, [ * ]. In addition, upon RemeGen’s written request, Seagen shall, [ * ], provide to RemeGen copies of all clinical data with respect to the RC48 Terminated Product that is held by or reasonably available to Seagen, its Affiliates or sublicensees, to the extent not already in RemeGen’s possession. The Parties shall discuss and establish appropriate arrangements with respect to safety data exchange for the RC48 Terminated Product; provided that RemeGen will assume all safety and safety database activities for the RC48 Terminated Product, in each case no later than [ * ].

(iii)    Trademarks. Seagen shall transfer and assign to RemeGen, [ * ], all Product Marks solely relating to the RC48 Terminated Product and Controlled by Seagen, and any applications therefor and goodwill relating thereto (excluding any such marks that include, in whole or part, any corporate name or logos of Seagen or its Affiliates or sublicensees). RemeGen and its Affiliates and licensees shall have the right to use other identifiers specific to any RC48 Terminated Product (e.g., Seagen compound identifiers). Seagen shall also transfer to RemeGen any in-process applications for generic names for the RC48 Terminated Product.

(iv)    Wind Down and Transition. Seagen shall be responsible, [ * ], for the wind-down of Seagen’s and its Affiliates’ Development, manufacture and Commercialization activities for the RC48 Terminated Product. Seagen shall, and shall cause its Affiliates to, reasonably cooperate with RemeGen to facilitate orderly transition of the clinical Development, manufacture and Commercialization of the RC48 Terminated Product to RemeGen or its designee. Without limiting the foregoing, such assistance will include, to the extent reasonably requested by RemeGen: (x) assigning or amending as appropriate any agreements or arrangements with Third Party vendors (including distributors) to clinically Develop, manufacture, promote, distribute, sell or otherwise Commercialize the RC48 Terminated Product or, to the extent any such Third Party agreement or arrangement is not assignable to RemeGen, reasonably cooperating with RemeGen to arrange to continue to provide such services for a reasonable time after termination and otherwise make available to RemeGen the benefit of such agreement or arrangement; and (y) to the extent that Seagen or its Affiliate is performing any activities described above in (x), reasonably cooperating with RemeGen to transfer such activities to RemeGen or its designee and continuing to perform such activities on RemeGen’s behalf and at [ * ] for a reasonable time after termination until such transfer is completed. Without limiting the foregoing, at RemeGen’s election and request, if Seagen is performing any clinical or commercial manufacturing of the RC48 Terminated Product at the time of termination, Seagen shall provide to RemeGen or its designee transitional clinical or commercial supplies (as applicable) of the RC48 Terminated Product at a

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price [ * ], under the terms of any existing clinical or commercial supply agreement between the Parties or otherwise pursuant to a commercially reasonable supply agreement to be negotiated in good faith by the Parties.

(v)    Inventory. At RemeGen’s election and request, Seagen shall transfer to RemeGen or its designee ([ * ]) any or all inventory of the RC48 Terminated Product (i.e., any final product, drug product clinical reserve samples or packaged retention samples) then in the possession or control of Seagen or its Affiliates; provided that, RemeGen will pay Seagen a price [ * ].

(vi)    Ongoing Clinical Trial. If, at the time of such termination, Seagen or its Affiliates are conducting any Clinical Trial of the RC48 Terminated Product, then, at RemeGen’s election on a Clinical Trial-by-Clinical Trial basis: (x) to the extent permissible under Applicable Law and commercially feasible, Seagen shall, and shall cause its Affiliates to, cooperate with RemeGen to transfer the conduct of such Clinical Trial to RemeGen or its designee and complete such transfer promptly and, in any case, within [ * ] after the termination effective date, provided that RemeGen shall assume any and all liability for the conduct of such transferred Clinical Trial after the effective date of such transfer, and [ * ].

(c)    Opt-In Products.

(i)    Effective upon the termination of this Agreement, with respect to any Opt-In Products existing as of the effective date of termination, RemeGen shall have, and Seagen hereby grants to RemeGen, an exclusive (even as to Seagen), royalty-bearing and sublicensable (through multiple tiers) license under the Seagen New Product Technology to manufacture and have manufactured, use, import, export, offer for sale, sell and otherwise clinically Develop and Commercialize (but excluding any and all preclinical or non-clinical research) each such Opt-In Product as it exists as of the effective date of termination (each an “Opt-In Terminated Product”) in the Field; provided that with respect to each Opt-In Terminated Product: (w) the territory for such exclusive license shall be the RemeGen Territory, unless, upon: (A) RemeGen’s written request within [ * ] of the effective date of termination to expand the territory to be worldwide; and (B) RemeGen’s payment to Seagen of: [ * ], in which case the territory for such exclusive license shall be worldwide (such territory, whether the RemeGen Territory or worldwide, as applicable, the “Opt-In Product Termination Territory”); [ * ].

Calendar Year, Net Sales of the Opt-In Terminated Product in the Rest of the World outside the RemeGen Territory	Royalty Rate
[ * ]	[ *	]
[ * ]	[ *	]
[ * ]	[ *	]

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(ii)    Wind Down and Transition. Seagen shall be responsible, [ * ], for the wind-down of Seagen’s and its Affiliates’ Development, manufacture and Commercialization activities for each Opt-In Terminated Product. Seagen shall, and shall cause its Affiliates to, reasonably cooperate with RemeGen to facilitate orderly transition of the clinical Development, manufacture and Commercialization of each Opt-In Terminated Product to RemeGen or its designee, but solely to the extent necessary for RemeGen to practice the license grant in subsection (i) above in the applicable Opt-In Product Termination Territory. Without limiting the foregoing, such assistance will include, to the extent reasonably requested by RemeGen and to the extent necessary for RemeGen to practice the license grant in subsection (i) above in the appliable Opt-In Product Termination Territory for an Opt-In Terminated Product: (x) assigning or amending as appropriate any agreements or arrangements with Third Party vendors (including distributors) to clinically Develop, manufacture, promote, distribute, sell or otherwise Commercialize the Opt-In Terminated Product, or, to the extent any such Third Party agreement or arrangement is not assignable to RemeGen, reasonably cooperating with RemeGen to arrange to continue to provide such services for a reasonable time after termination and otherwise make available to RemeGen the benefit of such agreement or arrangement; and (y) to the extent that Seagen or its Affiliate is performing any activities described above in (x), reasonably cooperating with RemeGen to transfer such activities to RemeGen or its designee and continuing to perform such activities on RemeGen’s behalf and at [ * ] for a reasonable time after termination until such transfer is completed. Without limiting the foregoing, at RemeGen’s election and request, if Seagen is performing any clinical or commercial manufacturing of an Opt-In Terminated Product at the time of termination on behalf of RemeGen, Seagen shall provide to RemeGen or its designee transitional clinical or commercial supplies (as applicable) of the Opt-In Terminated Product at a price [ * ], under the terms of any existing clinical or commercial supply agreement between the Parties or otherwise pursuant to a commercially reasonable supply agreement to be negotiated in good faith by the Parties.

(iii)    Ongoing Clinical Trial. If, at the time of such termination, Seagen or its Affiliates are conducting any Collaborative Global Trial for any Opt-In Terminated Product, then, at RemeGen’s election on a Clinical Trial-by-Clinical Trial basis: (x) to the extent permissible under Applicable Law and commercially feasible, Seagen shall, and shall cause its Affiliates to, cooperate with RemeGen to transfer the conduct of such Collaborative Global Trial to RemeGen or its designee and complete such transfer promptly and, in any case, within [ * ] after the termination effective date, provided that RemeGen shall assume any and all liability for the conduct of such transferred Clinical Trial after the effective date of such transfer, and [ * ]; and (y) Seagen shall, [ * ], orderly wind-down the conduct of any such Collaborative Global Trial that is not assumed by RemeGen pursuant to clause (x) above.

(iv)    Regulatory Submissions and Approvals. Upon RemeGen’s written request, Seagen shall provide RemeGen with copies of all material Regulatory Submissions made with respect to an Opt-In Terminated Product, in each case Controlled by Seagen and not already provided to RemeGen, and assign to RemeGen (or if such assignment cannot be achieved, shall provide RemeGen with a right of reference with respect to) all such material Regulatory Submissions and resulting Regulatory Approvals relating solely to such Opt-In Terminated Product in the applicable Opt-In Product Termination Territory, [ * ]. In addition, upon RemeGen’s written request, Seagen shall, [ * ], provide to RemeGen copies of all clinical data with respect to

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an Opt-In Terminated Product that is held by or reasonably available to Seagen, its Affiliates or sublicensees, to the extent not already in RemeGen’s possession. The Parties shall discuss and establish appropriate arrangements with respect to safety data exchange for an Opt-In Terminated Product as applicable; provided that RemeGen will assume all safety and safety database activities for each Opt-In Terminated Product in the applicable Opt-In Product Termination Territory, in each case no later than [ * ] after termination.

(v)    Trademarks. To the extent applicable, Seagen shall transfer and assign to RemeGen, [ * ], all Product Marks in the applicable Opt-In Product Termination Territory solely relating to an Opt-In Terminated Product and Controlled by Seagen, and any applications therefor and goodwill relating thereto (excluding any such marks that include, in whole or part, any corporate name or logos of Seagen or its Affiliates or sublicensees). RemeGen and its Affiliates and licensees shall have the right to use other identifiers specific to any Opt-In Terminated Product (e.g., Seagen compound identifiers) in the applicable Opt-In Product Termination Territory. Seagen shall also transfer to RemeGen any in-process applications in the applicable Opt-In Product Termination Territory for generic names for an Opt-In Terminated Product.

(vi)    Inventory. At RemeGen’s election and request, Seagen shall transfer to RemeGen or its designee ([ * ]) any or all inventory of each Opt-In Terminated Product (i.e., any final product, drug product clinical reserve samples or packaged retention samples) then in the possession or control of Seagen or its Affiliates; provided that, RemeGen will pay Seagen a price [ * ].

(d)    Return of Confidential Information. Seagen shall return ([ * ]) or destroy all materials (including tangible and electronic materials) comprising, bearing or containing any Confidential Information of RemeGen that are in Seagen’s or its Affiliates’ or sublicensees’ possession or control and provide written certification of such destruction; provided that Seagen may retain one (1) copy of such Confidential Information for its legal archives solely to monitor compliance with its obligations herein, and provided further that Seagen shall not be required to destroy electronic files containing such Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.

14.5    Effect of Termination by Seagen under Section 14.3(b), Section 14.3(c) or Section 14.3(d). If this Agreement is terminated by Seagen under Section 14.3(b), Section 14.3(c)(ii) or Section 14.3(d) the following shall apply:

(a)    License Grants.

(i)    License Grants to RemeGen. All the licenses granted by Seagen to RemeGen under this Agreement, and all sublicenses granted by RemeGen under such licenses to its Affiliates, shall terminate automatically and immediately. With respect to each Third Party sublicensee of RemeGen or its Affiliate, at each Third Party sublicensee’s written request and provided that such sublicensee is not then in default of its sublicense agreement, Seagen will grant such sublicensee a direct license of a scope equivalent to such sublicensed rights provided that: [ * ].

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(ii)    License Grants to Seagen. All the licenses granted by RemeGen to Seagen under this Agreement, and all sublicenses granted by Seagen under such licenses to its Affiliates, shall terminate automatically and immediately. With respect to each Third Party sublicensee of Seagen or its Affiliate, at each Third Party sublicensee’s written request and provided that such sublicensee is not then in default of its sublicense agreement, RemeGen will grant such sublicensee a direct license of a scope equivalent to such sublicensed rights [ * ].

(b)    Wind Down and Transition. RemeGen shall be responsible, [ * ], for the wind-down of RemeGen’s and its Affiliates’ Development, manufacture and Commercialization activities for the RC48 Licensed Product and all Opt-In Products.

(c)    Sell-Off Period. Notwithstanding anything to the contrary in Section 14.5(a), RemeGen and its Affiliates shall have the right to sell-off their current inventory of the RC48 Licensed Product and Opt-In Products for a period of [ * ] after the effective date of termination, subject to the terms and conditions of this Agreement including RemeGen’s payment obligations under Article 8.

(d)    Return of Confidential Information. RemeGen shall return ([ * ]) or destroy all materials (including tangible and electronic materials) comprising, bearing or containing any Confidential Information of Seagen that are in RemeGen’s or its Affiliates’ or sublicensees’ possession or control and provide written certification of such destruction; provided that RemeGen may retain one (1) copy of such Confidential Information for its legal archives solely to monitor compliance with its obligations herein, and provided further that RemeGen shall not be required to destroy electronic files containing such Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.

14.6    Consequences of Termination (or Election of Alternative to Termination) in Part. Upon any termination of this Agreement by Seagen pursuant to 14.3(a), or termination (or right to terminate) by either Party pursuant to Section 14.3(b), Section 14.3(e) or Section 14.3(f), then Section 14.3(f) or 14.5 shall apply accordingly, but solely with view to the terminated product(s) and/or country(ies) (or, in the case of Section 14.3(e), product(s) or country(ies) for which a Party had the right to terminate but instead elected such alternative to termination).

14.7    Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the provisions of Articles 1, 8 (with respect to any payment obligation accruing prior to expiration or termination), 9, 12, and 15 and Sections 8.9, 8.10, 11.6, 13.1(a), 13.1(d), 13.2(e), 13.2(f) (as to the last sentence), 13.2(g) and 14.4 – 14.8 shall survive the expiration or termination of this Agreement.

14.8    Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies in law or equity shall remain available except as agreed to otherwise herein.

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ARTICLE 15

MISCELLANEOUS

15.1    Assignment. Except as provided in this Section 15.1, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party; provided, however, that (and notwithstanding anything elsewhere in this Agreement to the contrary) either Party may, without the written consent of the other Party, assign this Agreement and its rights and obligations hereunder in whole or in part: (a) to [ * ]; or (b) [ * ]. Any attempted assignment not in accordance with this Section 15.1 shall be void. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.

15.2    Extension to Affiliates. Except as otherwise expressly set forth in this Agreement, each Party shall have the right to extend the rights and obligations granted in this Agreement to one or more of its Affiliates by providing written notice to the other Party. All applicable terms and provisions of this Agreement, except this right to extend, shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to the Party extending such rights and obligations. The Party extending the rights and obligations granted hereunder shall remain primarily liable for any acts or omissions of its Affiliates.

15.3    Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of Applicable Laws, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision that conforms as nearly as possible with the original intent of the Parties.

15.4    Governing Law; English Language. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws. The Parties expressly agree that the application of the United Nations Convention on Contracts for the International Sale of Goods (1980) is specifically excluded and shall not apply to this Agreement. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement.

15.5    Dispute Resolution.

(a)    If any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including any action or claim based on equity, tort, contract or statute, or concerning the interpretation, effect, termination, validity, performance or breach of this Agreement (each, a “Dispute”), arises between the Parties and the Parties cannot resolve such Dispute through good faith discussions, within [ * ] of a written request by either Party to the other Party (“Notice of Dispute”), either Party may refer the Dispute to [ * ]. Each Party, within [ * ] after a Party has received such written request from the other Party to so refer such Dispute, shall notify the other Party in writing of [ * ] to whom such dispute is referred. If, after an additional [ * ] after the Notice of Dispute, such [ * ] have not succeeded in negotiating a resolution of the Dispute and a Party wishes to pursue the matter, each such Dispute that is not an “Excluded Claim”

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(defined below) shall be finally resolved by binding arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) (or any successor entity thereto) pursuant to its arbitration rules and procedures then in effect (the “Rules”), as modified in this Section 15.5.

(b)    The arbitration shall be conducted by a tribunal of arbitrators, each with at least 10 years of business or legal experience in the business of pharmaceuticals (including biologicals). The tribunal shall be compromised of [ * ] arbitrators, [ * ]. If the [ * ], then [ * ]. If the issues in dispute involve scientific, technical or commercial matters, the arbitrators chosen hereunder shall engage one or more experts that have educational training or industry experience sufficient to demonstrate a reasonable level of relevant scientific, medical and industry knowledge, as necessary to resolve the dispute. Within [ * ] after initiation of arbitration, the Parties shall select the arbitrators. The seat and location of arbitration shall be Hong Kong, and all proceedings and communications shall be in English.

(c)    Prior to the arbitrators being selected, either Party, without waiving any remedy under this Agreement, may seek from any court having jurisdiction any temporary injunctive or provisional relief necessary to protect the rights or property of that Party until final resolution of the issue by the arbitrator or other resolution of the controversy between the Parties. Once the arbitrators have been selected, either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved, and either Party may apply to a court of competent jurisdiction to enforce interim injunctive relief granted by the arbitrators. The award of the arbitrator shall be final and binding on the Parties and the Parties undertake to carry out the award without delay. Any final award by the arbitrators may be entered by either Party in any court having appropriate jurisdiction for a judicial recognition of the decision and applicable orders of enforcement and, without limiting the foregoing, [ * ] hereby consents to the entry of any such final award into any court of appropriate jurisdiction [ * ] and to the enforcement of such award [ * ], and [ * ] hereby consents to the entry of any such final award into any court of appropriate jurisdiction [ * ] and to the enforcement of such award [ * ]. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration, unless the arbitrators agree otherwise.

(d)    Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor the arbitrators may disclose the existence, content or results of an arbitration without the prior written consent of both Parties.

(e)    As used in this Section 15.5, the term “Excluded Claim” means any dispute, controversy or claim that concerns: (i) the validity, enforceability or infringement of any patent, trademark or copyright, or (ii) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory. Any Excluded Claim may be submitted by either Party to any court of competent jurisdiction over such Excluded Claim.

(f)    If the Parties do not agree on commercially reasonable financial terms for an RC48 Fixed Dose Combination Product within the [ * ] set forth in Section 2.7(d), the Parties will select and agree upon a mutually acceptable single arbitrator with at least ten (10) years’

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experience in the commercialization of biologics within [ * ] following the end of such period. Within [ * ] after the selection of the arbitrator, each Party will submit to the arbitrator and the other Party such Party’s proposal on the financial terms for such RC48 Fixed Dose Combination Product. Within [ * ] after receiving each Parties’ proposal, the arbitrator will select one of the Party’s proposals as the arbitrator’s final decision, and the arbitrator will not have the authority to modify either Party’s proposal. The decision of the arbitrator will be final and binding on the Parties regarding the financial terms for the applicable RC48 Fixed Dose Combination Product. The Parties agree that the arbitrator’s decision may be enforced in any court of competent jurisdiction.

15.6    Force Majeure. Except for payment obligations hereunder, neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder, if such delay or nonperformance is caused by strike, fire, flood, earthquake, accident, war, act of terrorism, epidemic or pandemic, act of God or of the government of any country or of any local government (including emergency shut-down, lock-down or stay-at-home orders) or by any other cause unavoidable or beyond the control of any Party hereto (“Force Majeure”). In such event, the Party affected will provide prompt notice thereof to the other Party and use all reasonable efforts to resume performance of its obligations and will keep the other Party informed of actions related thereto, and the performance of any obligations of the Party not so affected, which obligations are directly dependent upon such performance by the affected Party, shall be tolled during such period. If any such failure or delay in a Party’s performance hereunder continues for more than [ * ], the Parties may negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

15.7    Waivers and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

15.8    Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture or legal entity of any type between RemeGen and Seagen or to constitute one as the agent of the other. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other.

15.9    Notices. All notices, consents or waivers under this Agreement shall be in writing and will be deemed to have been duly given when (a) scanned and converted into a portable document format file (i.e., pdf file) and sent as an attachment to an e-mail message, where, when such message is received, a read receipt e-mail is received by the sender (and such read receipt e-mail is preserved by the Party sending the notice); provided further that a copy is promptly sent by an internationally recognized overnight delivery service (receipt requested) (although the sending of the e-mail message shall be when the notice is deemed to have been given), or (b) the earlier of when received by the addressee or [ * ] after it was sent, if sent by registered letter or

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overnight courier by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and e-mail addresses set forth below (or to such other addresses and e-mail addresses as a Party may designate by notice):

If to RemeGen:     [ * ]

If to Seagen: [ * ]

15.10    No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except as otherwise expressly provided for in this Agreement.

15.11    Further Assurances. RemeGen and Seagen hereby agree without the necessity of any further consideration to execute, acknowledge and deliver any and all documents and take any ministerial action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

15.12    Entire Agreement. This Agreement, including all Exhibits hereto, the DPA, the Pharmacovigilance Agreement, the RC48 Clinical Supply Agreement, the RC48 Commercial Supply Agreement, each Opt-In Product Clinical Supply Agreement and each Opt-In Product Commercial Supply Agreement (and any other agreement entered into pursuant to Article 6) set forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter, including the Non-Disclosure Agreement.

15.13    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterpart signature pages delivered by facsimile or similar electronic transmission (including via e-mail in PDF format or via DocuSign) shall be deemed binding as originals.

15.14    Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

15.15    Export. Each Party acknowledges that laws and regulations restricting the export or re-export of products or technical data from the United States, or other countries, may be imposed on or related to the Parties from time to time, in each case, under Applicable Law. Each Party agrees that it will not export or re-export, directly or indirectly, any restricted products or technical data of the other Party in any form in contravention of any Applicable Law or without first obtaining all appropriate licenses from any applicable Governmental Authority.

15.16    Notification and Approval. If this Agreement or the transaction(s) set forth herein are subject to notification or regulatory approval in one or more countries or jurisdictions in a Party’s Territory, then Development and Commercialization in such country(ies) or jurisdictions

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in such Territory will be subject to such notification or regulatory approval. The Parties will reasonably cooperate with each other with respect to such notification and the process required thereunder, including in the preparation of any filing. Each Party will be responsible for any and all of its own costs, expenses and filing fees associated with any such filing in any country in its Territory.

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

RemeGen Co., Ltd.		Seagen Inc.

By:	/s/ Jianmin Fang, Ph.D	By:	/s/ Clay B. Siegall, Ph.D.
Name:	Jianmin Fang, Ph.D.	Name:	Clay B. Siegall, Ph.D.
Title:	CEO and CSO	Title:	President and CEO

List of Exhibits:

Exhibit 1.38	Disitamab Sequence
Exhibit 1.78	Ongoing RT Trials
Exhibit 1.105	RemeGen RC48-Specific Patents
Exhibit 1.107	RemeGen Territory
Exhibit 1.112	Seagen Enabling Patents
Exhibit 6.1(a)	RC48 Clinical Supply Agreement Terms
Exhibit 6.1(b)(i)	RC48 Commercial Supply Agreement Terms
Exhibit 6.2(a)	Opt-In Product Clinical Supply Agreement Terms
Exhibit 6.2(d)	Opt-In Product Commercial Supply Agreement Terms
Exhibit 8.2(a)	Development Milestones for the RC48 Licensed Product
Exhibit 8.2(b)	Development Milestones for Opt-In Products
Exhibit 8.2(c)	Development Milestones for Opt-In Products
Exhibit 8.2(d)	Development Milestones for New Licensed Products
Exhibit 10.3	Joint Press Release
Exbibit 11.2(n)	RemeGen Existing In-Licenses
Exhibit 11.2(o)	RemeGen Existing CMO Agreements
Exhibit 11.2(v)	RC48 Licensed Product INDs, BLAs and Regulatory Approvals
Exhibit 11.3(e)	Seagen Existing In-Licenses
Exhibit 11.3(f)	Seagen Existing CMO Agreement

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 1.38

Disitamab Sequence

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Exhibit 1.105

RemeGen RC48-Specific Patents (as of the Effective Date)

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{5 pages omitted}

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Exhibit 1.78

Ongoing RT Trials

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{2 pages omitted}

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 1.107

RemeGen Territory

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Exhibit 1.112

Seagen Enabling Patents (as of the Effective Date)

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 6.1(a)

RC48 Clinical Supply Agreement

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{4 pages omitted}

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Exhibit 6.1(b)(i)

RC48 Commercial Supply Agreement

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{7 pages omitted}

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Exhibit 6.2(a)

Opt-In Product Clinical Supply Agreement

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{5 pages omitted}

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Exhibit 6.2(d)

Opt-In Product Commercial Supply Agreement

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{7 pages omitted}

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Exhibit 8.2(a)

Development Milestones for the RC48 Licensed Product

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{9 pages omitted}

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Exhibit 8.2(b)

Development Milestones for Opt-In Products

(RemeGen Opt-In; Seagen Territory)

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{2 pages omitted}

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Exhibit 8.2(c)

Development Milestones for Opt-In Products

(RemeGen Opt-In; RemeGen Territory)

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 8.2(d)

Development Milestones for New Licensed Products

(No RemeGen Opt-In; Seagen Territory)

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{2 pages omitted}

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.3

Joint Press Release

Seagen and RemeGen Announce Exclusive Worldwide License

and Co-Development Agreement for Disitamab Vedotin

- Seagen Licenses Disitamab Vedotin, a Novel HER2-targeted Antibody-Drug Conjugate (ADC) from RemeGen –

- Disitamab Vedotin has Shown Potential as a Differentiated ADC Across a Range of HER2 Expressing Tumors and is Being Developed as Monotherapy and in Combination with PD-1 Inhibitors, Further Expanding and Complementing Seagen’s Deep and Diverse Pipeline –

- Agreement Leverages Seagen and RemeGen’s Leadership and Expertise in Developing ADCs as well as Seagen’s Global Development and Commercialization Capabilities –

BOTHELL, Wash. and YANTAI, China —(date)—Seagen Inc. (Nasdaq: SGEN), a world leader and pioneer in antibody-drug conjugate (ADC) therapies and RemeGen Co., Ltd. (9995.HK), a leading innovative biopharmaceutical company in China, today announced that the two companies have entered into an exclusive worldwide licensing agreement to develop and commercialize disitamab vedotin, a novel HER2-targeted ADC.

Disitamab vedotin combines the drug-linker technology originally developed by Seagen with RemeGen’s novel HER2 antibody exhibiting higher affinity and internalization rate as compared to trastuzumab in preclinical models.1, 2 As monotherapy, disitamab vedotin has demonstrated antitumor activity in clinical trials in several solid tumor types, including urothelial, gastric and breast cancer, as well as across a spectrum of HER2 expression levels. In addition, promising combination activity was demonstrated with a PD-1 inhibitor in urothelial cancer.3 It is believed that vedotin-based immunogenic cell death (ICD) may differentiate this class of ADC’s when in combination with checkpoint inhibitors.

“This collaboration leverages Seagen’s world-class expertise and knowledge of ADC development, manufacturing and commercialization to maximize the potential of disitamab vedotin. It also complements our existing franchises and our deep and diverse portfolio of innovative anti-cancer therapies for patients in need,” said Clay Siegall, Ph.D., President and CEO, Seagen. “The addition of disitamab vedotin as a late-stage asset with multiple development opportunities aligns strategically with plans to continue expanding our global footprint and deliver meaningful therapies to patients around the world.”

Disitamab vedotin received U.S. Food and Drug Administration (FDA) Breakthrough Therapy designation in 2020 for use in second-line treatment of patients with HER2-expressing, locally advanced or metastatic urothelial cancer (mUC) who have previously received platinum-containing chemotherapy. In the same year, RemeGen announcedFDA’s clearance of an Investigational New Drug (IND) application for a Phase II clinical trial in mUC. Disitamab vedotin is conditionally approved for treating locally advanced metastatic gastric cancer in China, and in July 2021 the National Medical Products Administration (NMPA) of China also accepted a New Drug Application for disitamab vedotin in locally advanced or metastatic urothelial carcinoma.

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“Disitamab vedotin has demonstrated robust anti-tumor activity in multiple advanced cancers where no effective therapy is available,” said Jianmin Fang, Ph.D., Co-founder, CEO and CSO, RemeGen. “Seagen is a well-known global biotechnology company recognized for its capabilities in the field of oncology and ADC therapies. We are delighted to partner with Seagen to maximize the potential of disitamab vedotin and to make it available to patients worldwide. We believe this licensing agreement is a validation of the technological and commercialization potential of disitamab vedotin within the global ADC area. This agreement marks a major milestone for us as we begin the journey to transform from a domestic to a global biopharmaceutical company.”

Under the terms of the agreement, Seagen will make a $200 million upfront payment to exclusively license rights to disitamab vedotin for global development and commercialization, outside of RemeGen’s territory. RemeGen will retain development and commercialization rights for Asia, excluding Japan and Singapore. Seagen will lead global development and RemeGen will fund and operationalize the portion of global clinical trials attributable to its territory. RemeGen will also be responsible for all clinical development and regulatory submissions specific to its territory.

Seagen will pay RemeGen up to $2.4 billion in potential total milestone payments based upon the achievement of specified development, regulatory and commercialization goals across multiple indications and products. RemeGen will be entitled to a tiered, high single to mid-teen percentage royalty based on net sales of disitamab vedotin in Seagen’s territory.

About Disitamab Vedotin (RC48)

Disitamab vedotin is a novel ADC that selectively delivers the anti-cancer agent monomethyl auristatin E (MMAE) into HER2-expressing tumor cells. The novel antibody component of the ADC exhibits a higher affinity and internalization rate as compared to trastuzumab in preclinical models, and in animal models, demonstrates promising antitumor activity. It is the first domestically developed ADC in China to receive marketing approval. In June 2021, Disitamab vedotin received conditional approval by the NMPA of China to treat locally advanced or metastatic gastric cancer (GEJ carcinoma). In July 2021, the NMPA accepted the New Drug Application for disitamab vedotin in locally advanced or metastatic urothelial carcinoma. In addition, disitamab vedotin has shown significant antitumor activity in clinical trials of a number of HER2-expressing cancers, including those with low HER2 expression. It is currently being studied in multiple late-stage clinical trials across several solid tumor types.

About RemeGen

RemeGen Co., Ltd. (RemeGen) is a leading fully integrated biopharmaceutical company in China committed to the discovery, development and commercialization of innovative and differentiated biologics for the treatment of autoimmune, oncology and ophthalmic diseases with unmet medical needs in China and globally. RemeGen’s main focus is research and development, manufacturing and commercialization of novel biologics, most notably monoclonal antibodies (mAb) and antibody-drug conjugates (ADCs). Headquartered in Yantai, Shandong Province, China, RemeGen has labs/offices in Beijing, Shanghai, California and Maryland. Since its inception in 2008, RemeGen has created more than 10 novel drug molecules that are in various stages of development. Currently, there are two products that have been approved and marketed in China to treat autoimmune and oncology indications. For more information about RemeGen, please visit: www.remegen.com

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About Seagen

Seagen is a global biotechnology company that discovers, develops and commercializes transformative cancer medicines to make a meaningful difference in people’s lives. Seagen is headquartered in the Seattle, Washington area, and has locations in California, Canada, Switzerland and the European Union. For more information on the company’s marketed products and robust pipeline, visit www.seagen.com and follow @SeagenGlobal on Twitter.

Seagen Forward-Looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, relating to the therapeutic potential of disitamab vedotin and the potential development and commercialization of disitamab vedotin in regions outside Greater China; and other statements that are not historical facts. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, but are not limited to, risks associated with licensing transactions, such as the risks that disitamab vedotin will not be integrated into Seagen’s pipeline successfully or will not perform as anticipated, in which case, Seagen may not recover its investment in disitamab vedotin; and risks related to the development and commercialization of disitamab vedotin, including the risk that Seagen or RemeGen may be delayed or unsuccessful in planned clinical trial initiations, enrollment in and conduct of clinical trials, obtaining data from clinical trials, regulatory submissions, and regulatory approvals in the U.S. and in other countries in each case for a variety of reasons including the difficulty and uncertainty of pharmaceutical product development, negative or disappointing clinical trial results, unexpected adverse events or regulatory actions and the inherent uncertainty associated with the regulatory approval process; and risks related to the duration and severity of the COVID-19 pandemic and resulting global economic, financial and healthcare system disruptions More information about the risks and uncertainties faced by Seagen is contained in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2021, filed with the Securities and Exchange Commission. Seagen disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Seagen Contacts:

For Media

David Caouette

Vice President, Corporate Communications

(310) 430-3476

dcaouette@seagen.com

For Investors

Peggy Pinkston

Senior Vice President, Investor Relations

(425) 527-4160

ppinkston@seagen.com

RemeGen Contacts:

For Media

Jenn Gordon

Vice President, Media

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Spectrum Science Communications, Inc.

(202) 957 7795

jgordon@spectrumscience.com

For Investors

Jason Li

Chief Financial Officer

+852 98684108

jason.li@remegen.cn

REFERENCES:

1. Yao et al., Breast Cancer Res Treat (2015) 153:123-133, company data.

2. Data on file at Seagen.

3. PD1 combo solid tumor basket study is ongoing in HER2 1+expressing patients in China (breast, gastric, urothelial). A separate urothelial trial is also ongoing in China, HER2 allcomers.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 11.2(n)

RC48 Existing In-Licenses

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 11.2(o)

RemeGen Existing CMO Agreements

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 11.2(v)

RC48 Licensed Product Regulatory Filings (INDs, BLAs and Regulatory Approvals)

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Exhibit 11.3(e)

Seagen Existing In-Licenses

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 11.3(f)

Seagen Existing CMO Agreements

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.